   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1998

                                                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           CITIZENS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OHIO                               6022                            34-1372535
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NO.)                     NO.)

                  10 East Main Street, Salineville, Ohio 43945
                                 (330) 679-2328
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           MARTY E. ADAMS, President
                              10 East Main Street
                            Salineville, Ohio 43945
                                 (330) 679-2328
             (NAME, ADDRESS, INCLUDING ZIP CODE & TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             M. PATRICIA OLIVER, ESQ.                             WILLIAM APPLETON, ESQ.
         Squire, Sanders & Dempsey L.L.P.                         Baker & Hostetler, LLP
                  4900 Key Tower                                     312 Walnut Street
                 127 Public Square                                      Suite 2650
            Cleveland, Ohio 44114-1304                            Cincinnati, Ohio 45202

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
       OF SECURITIES     AMOUNT TO BE     OFFERING PRICE        AGGREGATE          AMOUNT OF
     TO BE REGISTERED    REGISTERED(1)       PER UNIT       OFFERING PRICE(2)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------
    Common Stock           5,249,750           N.A.            $53,050,280          $15,650
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) The number of shares of common stock, without par value ("Bancshares Common Shares"), of Citizens Bancshares, Inc., an Ohio corporation ("Bancshares") to be registered pursuant to this Registration Statement is based upon the number of shares of common stock, consisting of Class A common shares, par value $50 per share, and Class B common shares, par value $50 per share (collectively, "Bank Common Shares"), of The Ohio Bank, an Ohio banking association ("Bank"), presently outstanding, multiplied by the exchange ratio of 63.25 shares of Bancshares Common Shares for each share of Bank Common Shares.

(2) Amount arrived at pursuant to Rule 457(f)(2) based on the book value of the acquired company of $639.16 on August 31, 1998.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               THE OHIO BANK LOGO

                             236 SOUTH MAIN STREET
                              FINDLAY, OHIO 45840

                                           , 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of shareholders of
The Ohio Bank to be held on             , 1998, at                  .m., local
time, at                . The accompanying Notice of the Special Meeting of
Shareholders, Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of July 22, 1998, by and between Ohio Bank and Citizens Bancshares, Inc., a holding company organized and existing under the laws of Ohio, providing for the merger of an interim bank subsidiary of Bancshares with and into Ohio Bank. Following the merger, the combined organization of which Ohio Bank will be an integral part will have approximately $4.7 billion in assets, 163 branches and over 2,550 employees and be the seventh largest banking organization in Ohio.

     Holders of Class A Common Shares of Ohio Bank will have one vote per share, and holders of Class B Common Shares of Ohio Bank will have twenty votes per share, on the merger proposal. Holders of Class A Common Shares and Class B Common Shares will vote together as one class on the merger proposal.

     Upon consummation of the merger, you will receive 63.25 common shares of Bancshares for each Ohio Bank Common Share that you hold. Cash will be paid in lieu of fractional shares. The exchange of Ohio Bank Common Shares for common shares of Bancshares is intended to qualify generally as tax-free to Ohio Bank, Bancshares, and holders of Ohio Bank Common Shares for federal income tax purposes.

     Consummation of the merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of Ohio Bank and the approval of the merger by various regulatory agencies.

     Ohio Bank's financial advisor, Danielson Associates, Inc., has rendered an opinion dated July 21, 1998, and updated to the date hereof, to the Ohio Bank Board of Directors to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the exchange ratio of 63.25 Bancshares Common Shares for each Ohio Bank Common Share is fair to the shareholders of Ohio Bank from a financial point of view.

     If the accompanying Proxy Card is executed properly and returned to Ohio Bank in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the merger proposal. The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Gary L. Cole, Corporate Secretary, The Ohio Bank, 236 South Main Street, Findlay, Ohio 45840, or by attending the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

     Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Ohio Bank Common Shares. Certain directors and executive officers of Ohio Bank who collectively own Class A Common Shares and Class B Common Shares representing a majority of the voting power have agreed to vote such shares in favor of the merger proposal.

     The Ohio Bank Board of Directors has unanimously concluded that the merger is fair to, and in the best interests of, Ohio Bank and its shareholders and unanimously recommends that you vote for the merger proposal.

     I urge you to vote FOR the merger proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                          Very truly yours,

                                          Richard R. Hollington, Jr.
                                          Chairman

               WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE
         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

                               THE OHIO BANK LOGO

                             236 SOUTH MAIN STREET
                              FINDLAY, OHIO 45840

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                           , 1998

To the Shareholders of The Ohio Bank:

     A special meeting of shareholders of The Ohio Bank will be held on
            , 1998, at                               .m. at
                              . A Proxy Card and Proxy Statement/Prospectus for
the Special Meeting are enclosed.

     The Special Meeting is for the purpose of considering and voting upon a proposal to:

          Adopt the Agreement and Plan of Merger, dated as of July 22, 1998 by and between Ohio Bank and Citizens Bancshares, Inc. providing for the merger of an interim bank subsidiary of Bancshares with and into Ohio Bank, and approve the transactions contemplated thereby. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

     The Board of Directors of Ohio Bank has fixed the close of business on
            , 1998, as the record date for the determination of the shareholders of Ohio Bank entitled to notice of and to vote at the Special Meeting.

     Holders of Class A Common Shares of Ohio Bank will have one vote per share, and holders of Class B Common Shares of Ohio Bank will have twenty votes per share, on the merger proposal. Approval of the proposal requires the affirmative vote of the holders of outstanding Class A Common Shares and Class B Common Shares representing a majority of the voting power of such classes voting as one class. Certain directors and executive officers of the Bank who collectively own Class A Common Shares and Class B Common Shares representing a majority of the voting power of such classes have agreed to vote such shares in favor of the merger proposal.

     The Bank Board of Directors has unanimously concluded that the merger is in the best interests of the Bank and its shareholders and unanimously recommends that you vote for the merger proposal.

     It is important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Ohio Bank, and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                          Richard R. Hollington, Jr.
                                          Chairman

                         CITIZENS BANCSHARES, INC. LOGO
                                   PROSPECTUS
                   SHARES OF COMMON STOCK, WITHOUT PAR VALUE

                               THE OHIO BANK LOGO
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                           , 1998

     This Proxy Statement/Prospectus is being furnished to shareholders of
record on             , 1998 of The Ohio Bank, a bank organized and existing
under the laws of the State of Ohio ("Bank"), in connection with the solicitation of proxies by Bank for use at the special meeting of shareholders (the "Special Meeting"). The Special Meeting of Bank (the "Bank Special
Meeting") is to be held at                on             , 1998 at
                              .m., local time.

     At the Bank Special Meeting, Bank's shareholders will be asked to approve the following:

          An Agreement and Plan of Merger, dated as of July 22, 1998 (the "Merger Agreement"), by and between Bank and Citizens Bancshares, Inc. ("Bancshares"), and the transactions contemplated thereby, including the merger of an interim bank subsidiary of Bancshares with and into Bank (the "Merger"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

     The shares of Bank represented by proxy will be voted at the Bank Special Meeting as specified by the shareholders of Bank. Executed but unmarked proxies will be voted FOR the Merger. Upon consummation of the Merger, each outstanding share of common stock of Bank, consisting of Class A Common shares, par value $50 per share, and Class B Common shares, par value $50 per share (collectively, the "Bank Common Shares"), other than shares held by shareholders who exercise their right to be dissenting shareholders, will be converted into 63.25 common shares of Bancshares, without par value ("Bancshares Common Shares"), upon the terms set forth in the Merger Agreement (the "Exchange Ratio"). Dissenters' rights are described in the section entitled "PROPOSED MERGER -- Rights of Dissenting Shareholders." For a more detailed description of the Merger Agreement, the terms of the Merger and the Exchange Ratio, see "PROPOSED MERGER."

     Holders of Class A Common Shares will have one vote per share, and holders of Class B Common Shares will have twenty votes per share, on the Merger Proposal. Holders of Class A Common Shares and Class B Common Shares shall vote together as one class on the Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of the holders of outstanding Class A Common Shares and Class B Common Shares of Bank representing a majority of the voting power of such classes voting as one class. Certain directors and executive officers of Bank who collectively own Class A Common Shares and Class B Common Shares representing a majority of the voting power of such classes have agreed to vote such shares in favor of the Merger Proposal. A copy of the voting agreement is attached to this Proxy Statement/Prospectus as Appendix E and is incorporated herein by reference.

     This Proxy Statement/Prospectus constitutes the Proxy Statement of Bank and the Prospectus of Bancshares covering the Bancshares Common Shares to be issued pursuant to the Merger.

     This Proxy Statement/Prospectus and the accompanying Proxy Card are first
being mailed to Bank shareholders on or about             , 1998.

   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
  FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS
          ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

    THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY
   PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is             , 1998.

                                 THE OHIO BANK

                           CITIZENS BANCSHARES, INC.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................  iii
INCORPORATION BY REFERENCE..................................  iii
SUMMARY.....................................................    1
COMPARATIVE MARKET VALUE DATA...............................    7
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA..............    7
SELECTED FINANCIAL DATA OF BANCSHARES (HISTORICAL)..........    9
SELECTED FINANCIAL DATA OF MID AM (HISTORICAL)..............   11
SELECTED FINANCIAL DATA OF BANK (HISTORICAL)................   12
BANK, BANCSHARES AND MID AM UNAUDITED PRO FORMA COMBINED
  SELECTED FINANCIAL DATA...................................   14
BANCSHARES AND MID AM UNAUDITED PRO FORMA COMBINED SELECTED
  FINANCIAL DATA............................................   15
INFORMATION WITH RESPECT TO BANCSHARES......................   16
  Year 2000.................................................   17
  Recent Developments.......................................   17
INFORMATION WITH RESPECT TO BANK............................   18
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................   27
  Year 2000.................................................   34
INFORMATION CONCERNING THE BANK SPECIAL MEETING.............   37
  General...................................................   37
  Solicitation, Voting and Revocability of Proxies..........   37
PROPOSED MERGER.............................................   38
  Bank Background and Reasons for the Merger................   38
  Recommendation of the Bank Board of Directors.............   39
  Opinion of Bank's Financial Advisor.......................   39
  Pro Forma Merger Analysis.................................   40
  Comparable Companies......................................   40
  Comparable Transaction Analysis...........................   41
  Other Analysis............................................   41
  Bancshares Background and Reasons for the Merger..........   41
  Description of the Merger.................................   42
  Consideration for Bank Common Shares......................   42
  Payment of Cash in Lieu of Fractional Shares..............   42
  Other Provisions of the Merger Agreement..................   43
     Representations and Warranties.........................   43
     Conditions to the Merger...............................   43
     Amendments; Termination................................   44
  Federal Income Tax Consequences of the Merger.............   44
  Accounting Treatment......................................   44

                                                              PAGE
                                                              ----
  Interest of Bank Management in the Merger.................   45
  Expenses of the Merger....................................   45
  Regulatory Approvals......................................   45
  Effective Time of the Merger..............................   46
  Operations of Bank After the Merger.......................   46
  Business Pending the Merger...............................   46
  Stock Option Agreement....................................   46
  Surrender of Certificates.................................   47
  Resale of Bancshares Common Shares........................   47
  Rights of Dissenting Shareholders.........................   48
DESCRIPTION OF BANCSHARES CAPITAL SHARES....................   49
  General...................................................   49
  Description of Control Share Acquisition Provisions.......   49
  Procedures................................................   50
  Requirements for Approval.................................   50
  Violation of Restriction..................................   50
COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF COMMON SHARES BY
  SKY FINANCIAL, BANK AND BANCSHARES........................   51
  Introduction..............................................   51
  Authorized Shares.........................................   51
  Amendments to Articles of Incorporation or Code of
     Regulations............................................   51
  Special Meeting of Shareholders...........................   52
  Number of Directors; Classified Board of Directors........   52
  Removal of Directors......................................   53
  Advance Notice of Director Nominations....................   53
  Cumulative Voting.........................................   54
  Control Share Acquisitions................................   54
  Business Combination Provisions...........................   54
  Vote Required to Approve Merger, Consolidation, Sale of
     Substantially All Assets...............................   55
  Indemnification...........................................   55
  Shareholder Rights Plan...................................   56
  Preemptive Rights.........................................   56
PRO FORMA FINANCIAL INFORMATION.............................   57
EXPERTS.....................................................   64
LEGAL OPINIONS..............................................   64
INDEMNIFICATION.............................................   64
PROPOSALS FOR 1999 ANNUAL MEETING...........................   65
THE OHIO BANK FINANCIAL STATEMENTS..........................  F-1
APPENDICES:
  A. Agreement and Plan of Merger dated as of July 22,
     1998...................................................  A-1
  B. Dissenters' Rights Under Section 1701.85 of the Ohio
     Revised Code...........................................  B-1
  C. Fairness Opinion of Danielson Associates, Inc. dated as of July 21, 1998, and updated as of the date hereof....  C-1
  D. Stock Option Agreement dated as of July 23, 1998.......  D-1
  E.  Voting Agreement dated as of July 22, 1998............  E-1

                             AVAILABLE INFORMATION

     Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Bancshares can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public can obtain information on the operation of the Public Reference Section of the Commission by calling the Commission at (800) SEC-0330. The Commission also maintains a Web site that contains reports, proxy statements and other information filed electronically by Bancshares. The Commission's Internet address is http://www.sec.gov. Bancshares Common Shares are quoted on the Nasdaq National Market and reports, proxy statements and other information concerning Bancshares are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     Bancshares has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the Bancshares Common Shares to be issued in connection with the Merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of Bancshares; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's public reference room, Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's Regional Office listed above.

     No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by Bancshares made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

     All information concerning Bancshares contained in this Proxy Statement/Prospectus has been furnished by Bancshares and all information concerning Bank has been furnished by Bank.

                           INCORPORATION BY REFERENCE

     The following documents filed with the Commission under the 1934 Act by Citizens Bancshares, Inc. are incorporated by reference into this Proxy Statement/Prospectus: (a) Bancshares' Annual Report on Form 10-K for the year ended December 31, 1997; (b) the portions of Bancshares' Proxy Statement for the annual meeting of Shareholders held on May 11, 1998 that have been incorporated by reference into the 1997 Bancshares 10-K; (c) Bancshares' Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and for the three months ended June 30, 1998; (d) Bancshares' Current Reports on Form 8-K, dated January 2, 1998, February 12, 1998, May 21, 1998, June 2, 1998, June 25, 1998, July 24,
1998, July 29, 1998 and September   , 1998, on Form 8-K/A, dated June 25, 1998
and on Form 8-A, dated September   , 1998.

     The following documents filed with the Commission under the 1934 Act by Mid Am Inc. are incorporated by reference into this Proxy Statement/Prospectus: (a) Mid Am's Annual Report on Form 10-K for the year ended December 31, 1997; (b) the portions of Mid Am's Proxy Statement for the annual meeting of Shareholders held on April 24, 1998 that have been incorporated by reference into the 1997 Mid Am 10-K; (c) Mid Am's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and for the three months ended June 30, 1998; (d) Mid Am's Current Reports on Form 8-K, dated January 28, 1998, May 7, 1998, May 21, 1998 and August 3, 1998.

     All documents filed by Bancshares pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing such documents.

     In addition to the foregoing, the Bancshares Schedule 13D, dated May 29, 1998, and the Bancshares Schedule 13D, dated July 10, 1998, are incorporated herein by reference.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     The information relating to Bancshares and Bank contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

     THIS PROXY STATEMENT INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM TRACEY L. REEDER, ASSISTANT CORPORATE SECRETARY, CITIZENS BANCSHARES, INC., 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945, (330) 679-2328. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST TO
BANCSHARES SHOULD BE MADE BY             , 1998.

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF BANCSHARES FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF BANCSHARES AND BANK ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT THAT MAY REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF BANCSHARES AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                                    SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist the shareholders of Bank in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices hereto, which the shareholders of Bank are urged to read carefully.

                             PARTIES TO THE MERGER

Citizens Bancshares,
Inc........................  Bancshares is a bank holding company organized and existing under the laws of the State of Ohio and registered with the "Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bancshares is a holding company for (i) The Citizens Banking Company, a wholly owned commercial bank subsidiary organized and existing under the banking laws of the State of Ohio ("Citizens"); (ii) Century National Bank and Trust Company, a wholly owned commercial bank subsidiary organized under the laws of the United States ("CNB"); (iii) Freedom Express, Inc., a wholly owned courier company; and
                             (iv) Freedom Financial Life Insurance Company, a wholly owned reinsurance company.

                             At June 30, 1998, Bancshares had total consolidated assets of approximately $1.8 billion and total shareholders' equity of approximately $159 million. For the year ended December 31, 1997, Bancshares' return on average total assets and return on average common shareholders' equity was 1.34% and 15.23%, respectively (all amounts are restated to reflect the March 1998 merger of Unibank with and into Citizens and the May 1998 merger of Century Financial Corporation ("CFC") with and into Bancshares). Bancshares Common Stock is currently traded on the Nasdaq National Market System under the symbol "CICS."

                             The mailing address of Bancshares' principal executive offices is 10 East Main Street, Salineville, Ohio 43945, and its telephone number is (330) 679-2328.

The Ohio Bank..............  Bank is a state banking association organized and existing under the laws of the State of Ohio and whose deposits are insured by the FDIC.

                             Bank engages in commercial and consumer banking and trust services through eighteen (18) branch offices. During the five-year period beginning in 1993 and ending in 1997, Bank's combined total assets have grown from approximately $363 million in 1993 to approximately $579.4 million in 1997. As of December 31, 1997, Bank had total consolidated deposits of $522.3 million, consolidated total assets of approximately $579.4 million and total shareholders' equity of approximately $49.9 million, and had a total of 268 full-time and 189 part time employees.

                             Bank's principal executive offices are located at 236 South Main Street, Findlay, Ohio 45840. The telephone number of Bank's executive offices is
                             (419) 424-4000.

                              RECENT DEVELOPMENTS

                             On May 20, 1998, Bancshares and Mid Am, Inc. ("Mid Am"), a bank holding company organized and existing under the laws of the State of Ohio and headquartered in Bowling Green, Ohio, entered into a definitive

                             Agreement and Plan of Merger as amended and restated as of August 5, 1998 (the "Mid Am Agreement"), which provides for the affiliation of Mid Am with Bancshares in a transaction expected to be accounted for as a pooling of interests. As of June 30, 1998, Mid Am had total consolidated assets of $2.3 billion and shareholders' equity of $163 million. Mid Am had net income of $8.4 million for the six months ended June 30, 1998 and net income of $30.8 million for the year ended December 31, 1997. Mid Am is a holding company for five bank subsidiaries with a total of 83 banking offices located in western Ohio along the Interstate 75 corridor and in southern Michigan. Mid Am also owns seven financial services subsidiaries which engage in lines of business which are closely related to banking. Through its bank subsidiaries, Mid Am offers a wide range of lending, depository, trust, and related financial services to individual and business customers. Through its financial services subsidiaries, Mid Am offers specialty lending, investment, trust, collection and related financial services to individual and business customers. Mid Am's market area is economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and is not dependent upon any single industry or employer.

                             The Mid Am Agreement provides that the affiliation will be effected by means of a merger (the "Mid Am Merger") of Mid Am with and into Bancshares. In the Mid Am Merger, each outstanding share of Mid Am common stock, no par value (other than those common shares, if any, with respect to which dissenters' rights are exercised), will be converted into 0.77 shares of Bancshares Common Shares in a tax-free exchange. Bancshares expects to issue 19,170,700 shares (including shares issuable upon the exercise of outstanding stock options) in the Mid Am Merger. In connection with the transactions contemplated by the Mid Am Agreement, Bancshares and Mid Am entered into Stock Option Agreements whereby each of them may purchase up to 19.9% of the other's common shares under certain circumstances.

                             The merger of Mid Am with and into Bancshares has been structured as a merger-of-equals transaction with Mid Am shareholders and Bancshares shareholders owning 50.9% and 49.1%, respectively, of the combined company immediately after the effective time of the merger. The combined company will have over $4 billion in assets, 145 branches and over 2,300 employees. Assuming the receipt of the requisite approval by the Bancshares and Mid Am shareholders, the Mid Am Merger is expected to be consummated on October 2, 1998. Upon consummation of the Mid Am Merger, Bancshares' name will be changed to Sky Financial Group, Inc. ("Sky Financial"). Following the Mid Am Merger and the subsequent merger involving Bank, the combined organization will have approximately $4.7 billion in assets, 163 branches and over 2,550 employees.

                             Pursuant to the terms of the Mid Am Agreement, the Board of Directors of the combined entity will consist of twenty-two (22) members. Eleven (11) directors will be nominated by Bancshares, and eleven (11) directors will be nominated by Mid Am. Mr. Edward J. Reiter, Chairman of the Board and Chief Executive Officer of Mid Am, will become the Senior Chairman of the Board of Directors of the combined entity. Mr. David R. Francisco, President and Chief Operating Officer of Mid Am, will become

                             Chairman of the Board of Directors and Chief
                             Executive Officer of the combined entity, and Mr. Marty E. Adams, President and Chief Executive Officer of Bancshares, will become the President and Chief Operating Officer of the combined entity. In addition, certain officers of the combined entity will sit on a management executive committee consisting of at least eight (8) persons, one-half of whom will be selected by the Chairman of the Board and Chief Executive Officer of Mid Am and one-half of whom will be selected by the President and Chief Executive Officer of Bancshares. Mr. Reiter will serve as a chairman of the management executive committee. If an Executive Committee of the Board of Directors of the combined entity is formed within three years after the Effective Time it will contain equal numbers of members selected by directors of Bancshares, and selected by directors of Mid Am. For a description of the make-up of the Board of Directors after consummation of the Merger, see "Interest of Bank Management in the Merger."

                INFORMATION CONCERNING THE BANK SPECIAL MEETING

General....................  The Bank Special Meeting will be held at
                                                 , on             , 1998
                             at               .m., local time. The purpose of
                             the Bank Special Meeting is to consider and vote upon the Merger Agreement and the transactions contemplated thereby, as hereinafter described, including the conversion of Bank Common Shares into Bancshares Common Shares and the merger of an interim bank subsidiary of Bancshares with and into Bank on the terms described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/ Prospectus as Appendix A and is incorporated in this Proxy Statement/Prospectus by reference.

Solicitation and Voting of
Proxies....................  All shareholders of record of Bank on             ,
                             1998 (the "Record Date") will be entitled to vote at the Bank Special Meeting. The affirmative vote, in person or by proxy, of the holders of not less than a majority of the voting power of the issued and outstanding Bank Common Shares is required for approval of Merger Agreement. Certain directors and executive officers of the Bank who collectively own
                             Class A Common Shares and Class B Common Shares representing a majority of the voting power have agreed to vote such shares in favor of the Merger
                             Proposal.

                                PROPOSED MERGER

The Merger Agreement.......  Bancshares and Bank have entered into a Merger
                             Agreement, pursuant to which an interim bank subsidiary formed by Bancshares will merge with and into Bank. Consummation of the Merger, however, is subject to the approval of the Bank shareholders of the Merger Agreement and the transactions contemplated thereby. The Merger is expected to qualify as a pooling-of-interests for accounting and financial reporting purposes. For a description of the Merger Agreement, which is incorporated by reference herein in its entirety, see "PROPOSED MERGER."

                             Bancshares and Bank have also entered into a Stock Option Agreement dated as of July 23, 1998 that grants Bancshares a binding option to purchase up to 5.42% of Bank's Common Shares in certain circumstances. The Stock Option Agreement is attached as Appendix D to this Proxy

                             Statement Prospectus. For a description of the Stock Option Agreement, see "PROPOSED MERGER."

Consideration for Bank
Common Shares..............  Upon consummation of the Merger, each Bank Common
                             Share outstanding (other than dissenting shares) will be converted into 63.25 Bancshares Common Shares, plus cash in lieu of fractional shares (the "Exchange Ratio"). For a complete description of the consideration to be received by Bank shareholders, see "PROPOSED MERGER -- Consideration for Bank Common Shares."

Bank Background and Reasons
for the Merger.............  Bank's Board of Directors has unanimously concluded that the Merger would be in the best interests of Bank's shareholders, depositors, other customers and employees. The Board of Directors believes that the Merger offers Bank and its shareholders an attractive opportunity to participate in a company with enhanced financial strength that should be able to compete more effectively in Ohio. The Board of Directors also believes that this enhanced financial strength will increase opportunities for growth as a combined company, and will offer greater flexibility in meeting the challenges affecting the banking and financial services industries.

Bancshares Background and
  Reasons for the Merger...  Bancshares' Board of Directors has concluded that the Merger would be in the best interests of Bancshares' shareholders, depositors, other customers and employees, as well as those of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Bancshares' facilities and services in Ohio. Bancshares' philosophy of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community it and its subsidiary banks serve are consistent with Bank's management philosophies and its long-standing reputation of service to Ohio. In addition, the current products and services offered by Bank are similar to, and in many respects complement, the products and services provided by Bancshares and its subsidiary banks. Bancshares anticipates that the additional products and services that will become available to Bank customers as a result of the Merger will provide opportunities for expanded and new customer relationships. Bancshares also believes that the Merger can be accomplished with little or no resulting dilution in the per share earnings of Bancshares Common Shares. See "PROPOSED MERGER -- Bancshares' Background and Reasons for the Merger."

Bank Fairness Opinion......  Danielson Associates, Inc. has rendered an original opinion to Bank's Board of Directors, dated July 21, 1998, [and updated to the date hereof,] that the Merger is fair from a financial point of view to the Bank shareholders. For additional information, see "PROPOSED MERGER -- Fairness Opinion of Danielson Associates, Inc." The opinion of Danielson Associates, Inc. is attached as Appendix C to this Proxy Statement/ Prospectus. Bank shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.

Interest of Bank Management
in the Merger..............  Upon consummation of the Mid Am Merger and the
                             Merger involving Bank, the size of the Bancshares Board of Directors will expand to twenty-five (25) members and it is anticipated that the current directors and executive officers of Bancshares will remain directors and executive officers thereof subject to the changes outlined above under PARTIES TO THE MERGER -- Citizens Bancshares, Inc. "Recent Developments." Three members of Bank's Board of Directors, including Richard R. Hollington, Jr., Chairman of Bank, will be elected to serve on the Bancshares Board of Directors, with one of such persons to be designated for membership on the Executive Committee of the Board of Directors if such committee is formed. In addition, a member of Bank's management will be selected by Bancshares to serve on the Management Executive Committee of Bancshares. Mr. Richard R. Hollington, Jr., the Chairman of the Board of Bank, will become a Vice Chairman of Bancshares and thereafter Mr. James McBane, the current Chairman of the Bancshares Board of Directors (who will become Vice Chairman upon completion of the Mid Am Merger) will become the First Vice Chairman of the Sky Financial Board of Directors. Mr. Richard Hollington III, the Chief Operating Officer of Bank, will become Senior Vice President -- Integration Manager of Sky Financial. In connection with the Merger, Mr. Jack Donaldson will enter into an employment agreement with Bank and severance agreements will go into effect with several other Bank officers. See "PROPOSED
                             MERGER -- Operations of Bank After the Merger."

Recommendation of the Board
of Directors...............  The Boards of Directors of Bancshares and Bank have unanimously approved the Merger Agreement and believe that the Merger is fair to and in the best interests of their respective shareholders. The Bank Board of Directors unanimously recommends that its shareholders adopt the Merger Agreement. See "PROPOSED MERGER -- Recommendation of the Bank Board of Directors."

Dissenters' Rights of Bank
  Shareholders.............  Holders of Bank Common Shares may exercise their right to become dissenting shareholders to the extent, and in strict compliance with the procedure, specified in Section 1701.85 of the Ohio Revised Code. HOLDERS OF BANK COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND MUST SEND WRITTEN DEMANDS FOR PAYMENT FOR THEIR BANK COMMON SHARES WITHIN TEN DAYS AFTER THE SPECIAL MEETING. See "PROPOSED MERGER -- Rights of Dissenting Shareholders" and the text of Section 1701.85 of the Ohio Revised Code attached to this Proxy Statement/Prospectus as Appendix B.

Federal Income Tax
Consequences of the
  Merger...................  It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that, accordingly, for federal income tax purposes no gain or loss will be recognized by Bank or Bancshares as a result of the Merger. The obligation of Bank to consummate the Merger is conditioned upon the receipt by it of an opinion of its counsel, reasonably satisfactory in form and substance to it, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(i)(A) of the IRC, (ii) no gain or loss will be recognized by Bank as a consequence of the Merger, and (iii) no gain or loss will be recognized by the shareholders of Bank pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights or paid in lieu of the issuance of fractional shares). Shareholders who exercise dissenters' rights and receive cash for their Bank Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders receiving income for federal income tax purposes.

                             All Bank shareholders should read carefully the description under "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.

Conditions; Amendments;
  Termination..............  Completion of the Merger is conditioned upon approval of the Merger Agreement by the
                             shareholders of Bank and certain regulatory authorities and upon certain other conditions described in this Proxy Statement/Prospectus. The Merger Agreement may not be amended except by a written agreement executed by the parties.

                             The Merger Agreement may be terminated as follows:
                             (i) by mutual consent of the parties; (ii) by Bank if the Average NMS Closing Price (as defined below) is less than $26.00; (iii) by either party if the transactions contemplated by the Merger Agreement are not consummated by March 31, 1999, or (iv) by either party in the event of a material breach by the other party.

                             Prior to exercise by Bank of its right of termination in the event that the Average NMS Closing Price is less than $26.00, Bancshares may offer to distribute to Bank shareholders under the Merger Agreement an additional number of Bancshares Common Shares at least sufficient to offset the amount by which the average NMS Closing Price is below $26.00 plus some additional number of Bancshares Common Shares. For purposes of the Merger Agreement, the term "Average NMS Closing Price" is defined as the arithmetic mean of the NMS Closing Price (i.e., the reported price at the close of the trading day) for the ten trading days immediately preceding the fifth (5th) trading day prior to consummation of the Merger. Bank shall have the opportunity to accept or reject any such offer. If Bank rejects such offer, Bank may then terminate the Merger Agreement.

                             See "PROPOSED MERGER -- Other Provisions of the Merger Agreement."

Comparative Rights of Bank
and Bancshares
  Shareholders.............  The rights of shareholders of Bancshares and shareholders of Bank, respectively, while similar in many respects, also differ in some respects. For a description of the relative rights of the holders of Bancshares Common Shares and Bank Common Shares under the respective charter documents, as well as a description of the charter documents of Sky Financial Group, Inc. upon completion of the Mid Am Merger, see "COMPARATIVE RIGHTS OF BANK SHAREHOLDERS."

                         COMPARATIVE MARKET VALUE DATA

     Bancshares Common Shares began trading on the Nasdaq National Market under the symbol "CICS" as of June 1, 1993. Neither class of Bank Common Shares is listed for trading on a securities exchange or an automated dealer quotation system, and no comparative market price data is available. The information presented in the following table reflects the last reported sale price for Bancshares on (i) July 21, 1998, the last trading day preceding the public
announcement of the Merger Proposal and (ii)             , 1998, a date shortly
prior to the date of this Proxy Statement/Prospectus. No assurance can be given as to what the market price of Bancshares Common Shares will be if and when the Merger is consummated. The equivalent per share basis has been calculated by multiplying the last reported sale price of Bancshares Common Shares on the dates indicated by the Exchange Ratio of 63.25.

                                                                              EQUIVALENT VALUE OF
                                                 CLOSING SALE PRICE PER     BANCSHARES COMMON SHARES
                     DATE                       BANCSHARES COMMON SHARE      PER BANK COMMON SHARE
                     ----                       ------------------------    ------------------------
July 21, 1998.................................           $35.25                    $2,229.56
       , 1998.................................

                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following summary presents selected comparative unaudited per share data for Bancshares, Mid Am and Bank on an historical basis, on a pro forma combined basis, and with respect to Bank, on an equivalent pro forma combined basis, assuming the Mid Am Merger and the Merger involving Bank had been effective during the periods presented and accounted for under the pooling-of-interests accounting method. Pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial data and statements of Bancshares and Mid Am incorporated by reference herein, including the respective notes thereto. See "Available Information," "Incorporation of Certain Information by Reference," " -- Selected Financial Data of Bancshares (Historical)," "-- Selected Financial Data of Bank (Historical)," -- Selected Financial Data of Mid Am (Historical)" and "The Merger -- Accounting Treatment."

     The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of the future operations or the actual results or combined financial position of Bancshares that would have been achieved had the Mid Am Merger and the Merger involving Bank been consummated as of the dates or for the periods indicated. While no assurance can be given, Bancshares expects that it will achieve substantial benefits from the Mid Am Merger and the Merger involving Bank, including operating cost savings and revenue enhancements. However, the pro forma comparative unaudited per share data do not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of Bank and Bancshares (including Mid Am) and, therefore, do not purport to be indicative of results which may be expected for any other interim or annual period.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                           AS OF AND FOR THE SIX     AS OF AND FOR THE YEAR ENDED
                                           MONTHS ENDED JUNE 30,             DECEMBER 31,
                                           ----------------------    -----------------------------
                                             1998         1997        1997       1996       1995
                                           ---------    ---------    -------    -------    -------
NET INCOME PER COMMON SHARE:
HISTORICAL
  Bancshares
     Basic...............................   $  0.52      $  0.69     $  1.27    $  1.23    $  1.06
     Diluted.............................      0.52         0.68        1.26       1.22       1.06
  Mid Am
     Basic...............................      0.67         0.69        1.27       1.04       0.96
     Diluted.............................      0.66         0.65        1.22       0.98       0.92
  Bank
     Class A.............................     44.63        35.33       75.62      68.20      66.67
     Class B.............................     40.57        32.12       68.74      62.00      60.61
PRO FORMA COMBINED
  Basic..................................      0.70         0.76        1.42       1.25       1.14
  Diluted................................      0.69         0.74        1.40       1.22       1.11
EQUIVALENT AMOUNT OF BANK (a)
  Basic..................................     44.28        48.07       89.82      79.06      72.11
  Diluted................................     43.64        46.81       88.55      77.17      70.21
DIVIDENDS PER COMMON SHARE:
HISTORICAL
  Bancshares.............................   $  0.31      $  0.27     $  0.56    $  0.42    $  0.25
  Mid Am.................................      0.32         0.29        0.60       0.55       0.52
  Bank
     Class A.............................     10.34         7.04       15.18      12.98      10.78
     Class B.............................      9.40         6.40       13.80      11.80       9.80
     Pro forma equivalent amount of Bank
       (a)...............................     19.61        17.08       35.42      26.25      15.81
BOOK VALUE PER COMMON SHARE:
HISTORICAL
  Bancshares.............................   $  8.96         8.30     $  8.84    $  7.89    $  7.16
  Mid Am.................................      6.94         7.15        7.45       7.12       6.95
  Bank...................................    633.14       561.70      600.61     536.51     490.25
PRO FORMA COMBINED.......................      8.71         8.82        9.30       8.55       8.04
EQUIVALENT AMOUNT OF BANK (a)............    550.91       557.87      588.23     540.70     508.53

---------------

(a) The equivalent pro forma per share data for Bank are computed by multiplying pro forma combined information by 63.25, the Exchange Ratio.

               SELECTED FINANCIAL DATA OF BANCSHARES (HISTORICAL)

     The following table sets forth selected historical financial data of Bancshares and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Bancshares' audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of Bancshares, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference".

                                        FOR THE SIX MONTHS
                                          ENDED JUNE 30,                       FOR THE YEAR ENDED DECEMBER 31,
                                      -----------------------   --------------------------------------------------------------
                                         1998         1997         1997         1996         1995         1994         1993
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
Interest income.....................  $   69,527   $   63,381   $  131,667   $  117,982   $  110,791   $   98,948   $   94,893
Interest expense....................      33,569       29,684       63,209       51,417       48,623       39,985       40,163
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income.................      35,958       33,697       68,458       66,565       62,168       58,963       54,730
Provision for loan losses...........       3,409        1,215        4,335        2,279        2,504        2,895        5,418
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision
  for loan losses...................      32,549       32,482       64,123       64,286       59,664       56,068       49,312
Other income........................       6,028        4,951       10,991        8,735        7,531        7,184        7,956
Other expenses......................      25,628       19,961       43,228       41,737       40,172       40,560       40,284
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes..........      12,949       17,472       31,886       31,284       27,023       22,692       16,984
Income taxes........................       3,770        5,340        9,466        9,554        8,229        6,746        4,442
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net Income..........................  $    9,179   $   12,132   $   22,420   $   21,730   $   18,794   $   15,946   $   12,542
                                      ==========   ==========   ==========   ==========   ==========   ==========   ==========
Cash dividends declared.............  $    5,524   $    4,476   $    9,462   $    7,503   $    5,472   $    3,570   $    2,891
                                      ==========   ==========   ==========   ==========   ==========   ==========   ==========
Per share data(1):
  Basic net income..................  $      .52   $      .69   $     1.27   $     1.23   $     1.06   $     0.90   $     0.71
  Diluted net income................  $      .52   $      .68   $     1.26   $     1.22   $     1.06   $     0.90   $     0.71
  Cash dividends declared...........  $      .31   $      .25   $     0.56   $     0.42   $     0.25   $     0.15   $     0.09
  Book value at period-end..........  $     8.96   $     8.30   $     8.84   $     7.89   $     7.16   $     6.01   $     5.69
  Weighted average shares
    outstanding (basic).............      17,701       17,654       17,671       17,708       17,783       17,783       17,783
  Weighted average shares
    outstanding diluted.............      17,812       17,747       17,778       17,768       17,806       17,788       17,783
  Shares outstanding at
    period-end......................      17,739       17,721       17,721       17,684       17,796       17,785       17,779
Balance Sheet Data:
  Total assets......................  $1,804,478   $1,696,230   $1,791,023   $1,543,029   $1,441,695   $1,360,022   $1,317,368
  Securities available for sale.....     523,108      401,819      432,306      334,024      331,505      160,424      142,045
  Securities held to maturity.......           0       93,629       87,207       88,371       74,851      256,373      291,251
  Loans, net of unearned income.....   1,142,430    1,064,678    1,127,846    1,002,454      927,014      855,685      784,610
  Allowance for loan losses.........      20,454       16,069       18,276       15,629       14,856       15,693       14,715
  Deposits..........................   1,400,225    1,288,428    1,380,313    1,232,344    1,179,399    1,113,959    1,112,830
  Federal Home Loan Bank advances...     151,805       86,206      160,765       60,923       96,380       87,932       60,198
  Total shareholders' equity at
    period-end......................     159,016      146,846      156,667      139,461      127,425      106,891      101,123
Average Balances:
  Total assets......................  $1,800,706   $1,613,130   $1,674,298   $1,469,112   $1,398,458   $1,337,933   $1,262,090
  Total earning assets..............   1,687,033    1,530,649    1,582,715    1,399,017    1,332,638    1,271,933    1,195,927
  Deposits..........................   1,397,635    1,257,801    1,294,597    1,205,123    1,156,198    1,120,987    1,098,863
  Net loans.........................   1,125,464    1,019,726    1,054,380      941,848      866,871      802,484      743,248
  Shareholders' equity..............     157,127      142,534      147,166      132,138      118,074      104,601       95,505

                                        FOR THE SIX MONTHS
                                          ENDED JUNE 30,                       FOR THE YEAR ENDED DECEMBER 31,
                                      -----------------------   --------------------------------------------------------------
                                         1998         1997         1997         1996         1995         1994         1993
                                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
Significant Ratios:
  Return on average assets..........        1.03         1.52         1.34%        1.48%        1.34%        1.19%        0.99%
  Return on average shareholders'
    equity..........................       11.78        17.16        15.23        16.44        15.92        15.24        13.13
  Average shareholders' equity to
    average assets..................        8.73         8.84         8.79         8.99         8.44         7.82         7.57
  Average loans as a percent of
    average deposits................       81.89        82.34        82.74        80.21        77.12        73.60        68.72
  Shareholders' equity as a percent
    of period-end assets............        8.81         8.66         8.75         9.04         8.84         7.86         7.68
  Allowance for loan losses as a
    percent of loans................        1.79         1.51         1.62         1.56         1.60         1.83         1.88
  Net charge-offs a percent of
    average loans...................         .22          .15         0.16         0.16         0.38         0.23         0.25
  Dividends declared as a percent of
    net income......................       60.18        36.89        42.20        34.53        29.12        22.39        23.05
  Net interest margin, fully taxable
    equivalent......................        4.46         4.60         4.47         4.91         4.80         4.76         4.71
  Nonperforming loans to total
    loans...........................         .51          .73         0.59         0.32         0.49         1.23         0.92
  Nonperforming assets to total
    assets..........................         .33          .47         0.38         0.31         0.45         0.92         0.87
  Allowance for loan losses to
    nonperforming loans.............      351.20       206.86       274.87       483.72       326.08       149.13       202.94
  Noninterest expenses as a percent
    of average assets...............        2.32         2.50         2.58         2.84         2.87         3.03         3.19
  Operating efficiency ratio........       48.33        50.14        52.86        53.87        56.11        60.06        63.60

---------------

(1) Per share data has been restated to reflect the 1998 two-for-one stock split, the 1995 three-for-two stock split and all acquisitions accounted for as poolings of interests.

                 SELECTED FINANCIAL DATA OF MID AM (HISTORICAL)

     The following table sets forth selected historical financial data of Mid Am and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Mid Am's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of Mid Am, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."

                                   FOR THE SIX MONTHS
                                     ENDED JUNE 30,                       FOR THE YEAR ENDED DECEMBER 31,
                                 -----------------------   --------------------------------------------------------------
                                    1998         1997         1997         1996         1995         1994         1993
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
CONSOLIDATED STATEMENT OF
  EARNINGS DATA
Interest income................  $   87,538   $   83,942   $  171,202   $  164,983   $  162,543   $  140,571   $  139,387
Interest expense...............      42,508       39,661       81,676       80,069       80,316       59,564       61,057
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income............      45,030       44,281       89,526       84,914       82,227       81,007       78,330
Provision for credit losses....       2,450        2,759        5,527        4,537        3,002        1,224        3,991
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after
  provision for credit
  losses.......................      42,580       41,522       83,999       80,377       79,225       79,783       74,339
Non-interest and other
  income.......................      39,316       33,884       66,569       49,501       35,955       32,554       34,002
Non-interest and other
  expense......................      58,694       50,039      104,052       91,419       78,416       78,579       72,962
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes.....      23,202       25,367       46,516       38,459       36,764       33,758       35,379
Applicable income taxes........       7,313        8,637       15,635       12,467       11,797       10,505       10,698
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income.....................  $   15,889   $   16,730   $   30,881   $   25,992   $   24,967   $   23,253   $   24,681
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income available to common
  shareholders.................  $   15,889   $   16,125   $   30,276   $   23,585   $   22,216   $   20,336   $   21,763
                                 ==========   ==========   ==========   ==========   ==========   ==========   ==========
CONSOLIDATED STATEMENT OF
  CONDITION DATA (PERIOD END)
Total assets...................  $2,281,982   $2,192,441   $2,191,875   $2,180,974   $2,204,751   $2,078,789   $2,067,371
Securities available for
  sale.........................     421,020      389,239      385,961      432,791      461,997      212,437      238,125
Investment and mortgage-backed
  securities held to
  maturity.....................           0            0            0            0            0      252,009      270,623
Loans held for sale............       4,046        6,590       11,376        7,927       12,642       12,963       88,131
Loans, net of unearned
  income.......................   1,649,323    1,615,579    1,619,895    1,574,880    1,475,651    1,433,289    1,265,945
Allowance for credit losses....      18,824       16,754       17,625       15,672       14,859       14,722       15,157
Total deposits.................   1,811,696    1,767,936    1,760,312    1,832,909    1,860,142    1,736,492    1,769,083
Debt and FHLB Advances.........     179,463       84,597      122,604       42,247       48,405       65,434       28,070
Shareholders' equity...........     163,205      174,527      180,760      193,204      194,838      185,252      183,425
Weighted average common shares
  outstanding - basic..........      23,567       23,309       23,836       22,734       23,070       23,009       22,610
Weighted average common shares
  outstanding -diluted.........      24,128       25,728       25,227       26,554       27,241       27,356       26,965
PER COMMON SHARE DATA
Cash dividends declared........  $     0.32   $     0.29   $     0.60   $     0.55   $     0.52   $     0.49   $     0.45
Shareholders' equity...........        6.99         7.15         7.45         7.12         6.95         6.29         6.41
Basic net income...............        0.67         0.69   $     1.27   $     1.04   $     0.96   $     0.88   $     0.96
Diluted net income.............        0.66         0.65         1.22         0.98         0.92         0.85         0.92
SELECTED FINANCIAL RATIOS
Return on average total
  assets.......................        1.43%        1.56%        1.42%        1.20%        1.17%        1.14%        1.23%
Return on average common
  shareholders' equity.........       19.37        19.51        17.58        15.01        14.51        13.88        16.39
Net interest margin............        4.44         4.52         4.50         4.32         4.23         4.38         4.30
Average loans to average
  deposits.....................       91.56        90.84        91.99        82.75        81.11        76.94        71.54
Leverage ratio.................        7.96         9.00         9.06         8.44         8.37         8.66         8.19
Average total shareholders'
  equity to average total
  assets.......................        7.39         8.66         8.38         8.82         8.93         9.16         8.65
Allowance for credit losses to
  period end loans.............        1.14         1.04         1.09         1.00         1.01         1.03         1.20
Allowance for credit losses to
  total non-performing loans...      291.84       249.54       387.70       236.63       173.22       231.99       170.67
Non-performing loans to period
  end loans....................        0.39         0.42         0.28         0.42         0.58         0.44         0.70
Net charge-offs to average
  loans........................        0.15         0.21         0.22         0.25         0.20         0.12         0.41

                  SELECTED FINANCIAL DATA OF BANK (HISTORICAL)

     The following table sets forth selected historical financial data of Bank and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Bank's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information. The interim financial information has been derived from unaudited financial statements of Bank, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                                FOR THE SIX MONTHS
                                  ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  1998       1997       1997       1996       1995       1994       1993
                                --------   --------   --------   --------   --------   --------   --------
                                             (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
SELECTED FINANCIAL CONDITION
  AND OTHER DATA:
Total amount of:
  Assets......................  $599,548   $569,964   $579,405   $539,031   $442,347   $410,580   $363,287
  Cash and cash equivalents...    15,312     18,049     15,893     20,569     16,155     16,495     10,894
  Securities available for
    sale......................   143,369    130,340    142,932    134,825    112,529     29,691         --
  Securities held to
    maturity..................        --         --         --         --         --     52,408     88,436
  Loans -- net................   420,155    400,552    400,161    367,030    296,300    290,682    252,491
  Deposits....................   530,975    506,019    522,316    486,473    397,449    347,774    328,994
  Other borrowings............    11,317     12,338      2,326      3,927        755     17,385      2,000
  Shareholders' equity........    52,551     46,621     49,851     44,530     40,690     34,496     29,695

                                 SIX MONTHS ENDED
                                     JUNE 30,                       YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  1998       1997       1997       1996       1995       1994       1993
                                --------   --------   --------   --------   --------   --------   --------
SUMMARY OF EARNINGS:
Interest and dividend
  income......................  $ 23,375   $ 21,786   $ 44,662   $ 40,085   $ 34,514   $ 28,382   $ 26,473
Interest expense..............    11,425     10,690     22,032     19,450     15,581     11,141     10,811
                                --------   --------   --------   --------   --------   --------   --------
Net interest income...........    11,950     11,096     22,630     20,635     18,933     17,241     15,662
Provision for loan losses.....       528        528      1,066        897        966        869        762
                                --------   --------   --------   --------   --------   --------   --------
Net interest income after
  provision for loan losses...    11,422     10,568     21,564     19,738     17,967     16,372     14,900
Noninterest income............     2,630      2,112      4,607      4,008      3,126      2,997      3,493
Noninterest expense...........     8,874      8,626     17,503     15,975     13,465     12,539     11,767
                                --------   --------   --------   --------   --------   --------   --------
Income before income tax......     5,178      4,054      8,668      7,771      7,628      6,830      6,626
Income tax expense............     1,625      1,242      2,649      2,343      2,322      2,078      2,069
                                --------   --------   --------   --------   --------   --------   --------
Net income....................  $  3,553   $  2,812   $  6,019   $  5,428   $  5,306   $  4,752   $  4,557
                                ========   ========   ========   ========   ========   ========   ========
PER SHARE DATA:
Earnings per share
  Class A Basic...............  $  44.63   $  35.33   $  75.62   $  68.20   $  66.67   $  61.58   $  59.50
  Class B Diluted.............     40.57      32.12      68.74      62.00      60.61      55.98      54.09
Cash dividends declared
  Class A Basic...............     10.34       7.04      15.18      12.98      10.78      10.34       9.90
  Class B Diluted.............      9.40       6.40      13.80      11.80       9.80       9.40       9.00
Book value....................    633.14     561.70     600.61     536.51     490.25     415.61     371.19

                                 AT OR FOR THE SIX
                                   MONTHS ENDED
                                     JUNE 30,                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  1998       1997       1997       1996       1995       1994       1993
                                --------   --------   --------   --------   --------   --------   --------
SELECTED FINANCIAL RATIOS:
Return on average assets......     1.21%      1.02%      1.07%      1.07%      1.27%      1.25%      1.27%
Return on average
  shareholders' equity........     13.88      12.44      12.87      13.01      14.30      15.04      16.47
Average shareholders' equity
  to average assets...........      8.68       8.19       8.35       8.25       8.85       8.34       7.83
Average loans as a percent of
  average deposits............     77.96      76.16      78.25      75.34      79.65      84.53      75.76
Shareholders' equity as a
  percent of period-end
  assets......................      8.77       8.18       8.60       8.26       9.20       8.59       8.17
Allowance for loan losses as a
  percent of total loans......      1.15       1.12       1.11       1.10       1.20       1.11       1.20
Net charge-offs as a percent
  of average total loans......      0.24       0.19       0.18       0.12       0.21       0.25       0.23
Dividends declared as a
  percent of net income.......     23.19      19.91      20.07      19.03      16.19      16.67      16.63
Net interest margin...........      4.25       4.25       4.26       4.32       4.76       4.79       4.62
Nonperforming loans to total
  loans.......................      0.49       0.43       0.54       0.37       0.64       0.55       0.51
Nonperforming assets to total
  assets......................      0.41       0.34       0.42       0.31       0.51       0.44       0.36
Allowance for loan losses to
  nonperforming loans.........    234.31     257.99     205.65     299.27     188.98     217.61     232.25
Noninterest expense as a
  percent of average assets...      3.01       3.13       3.12       3.16       3.21       3.31       3.29
Operating efficiency ratio....     60.86      65.31      62.81      63.34      59.62      60.76      60.29

                          BANK, BANCSHARES AND MID AM
              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma condensed combined financial data of Bancshares, Mid Am and Bank giving effect to the mergers involving Bancshares, Mid Am and Bank as of the beginning of the earliest period presented, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements contained elsewhere in this Proxy Statement/Prospectus. The mergers involving Bancshares, Mid Am and Bank are expected to be accounted for as poolings of interests. Such selected unaudited pro forma financial data should be read in conjunction with Bancshares, Mid Am and Bank Unaudited Pro Forma Condensed Combined Financial Statements, including the notes thereto. The Bancshares, Mid Am and Bank Unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of the actual financial condition that would have existed had the mergers involving Bancshares, Mid Am and Bank been consummated on the date indicated or that may be achieved in the future. The Bancshares, Mid Am and Bank Unaudited Pro Forma Condensed Combined Income Statements are not necessarily indicative of the results that would have occurred had the mergers involving Bancshares, Mid Am and Bank been consummated as of the beginning of the earliest period presented below, or that may exist in the future. See "Incorporation of Certain Information by Reference" and "Bancshares, Mid Am and Bank Unaudited Pro Forma Combined Financial Statements."

                                 SIX MONTHS ENDED
                                     JUNE 30,                   YEARS ENDED DECEMBER 31,
                             ------------------------    --------------------------------------
                                1998          1997          1997          1996          1995
                             ----------    ----------    ----------    ----------    ----------
                                      (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
Net interest income........  $   92,938    $   89,074    $  180,614    $  172,114    $  163,328
Provision for loan
  losses...................       6,387         4,502        10,928         7,713         6,472
Net income.................      28,621        31,674        59,320        53,150        49,067
Net income available to
  common shareholders......      28,621        31,069        58,715        50,743        46,316
PER COMMON SHARE DATA:
Net income - basic.........  $     0.70    $     0.76    $     1.42    $     1.25    $     1.14
Net income - diluted.......        0.69          0.74          1.40          1.22          1.11
Book value at period end...        8.71          8.82          9.30          8.55          8.04
Weighted average shares
  outstanding - basic......      41,098        40,852        41,275        40,463        40,797
Weighted average shared
  outstanding - diluted....      41,641        42,808        42,453        43,465        44,032
BALANCE SHEET DATA (AT
  PERIOD-END):
Total assets...............  $4,694,408    $4,463,516    $4,562,303    $4,263,034    $4,088,793
Net loans..................   3,176,676     3,047,806     3,123,377     2,920,990     2,681,892
Total deposits.............   3,742,896     3,568,306     3,662,941     3,551,726     3,436,990
Total shareholders'
  equity...................     353,172       367,994       387,278       377,195       362,953
RATIOS:
Return on average assets...        1.25%         1.48%         1.34%         1.28%         1.24%
Return on average common
  equity...................       15.44%        17.68%        16.04%        15.33%        15.02%
Average total equity to
  average assets...........        8.08%         8.67%         8.53%         8.81%         8.75%

                   BANCSHARES AND MID AM UNAUDITED PRO FORMA
                        COMBINED SELECTED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma condensed combined financial data of Bancshares and Mid Am giving effect to the merger of Bancshares and Mid Am as of the beginning of the earliest period presented, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements contained elsewhere in this Proxy Statement/Prospectus. The merger of Bancshares and Mid Am is expected to be accounted for as a pooling of interests. Such selected unaudited pro forma financial data should be read in conjunction with the Bancshares and Mid Am Unaudited Pro Forma Condensed Combined Financial Statements, including the notes thereto. The Bancshares and Mid Am Unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of the actual financial condition that would have existed had the merger of Bancshares and Mid Am been consummated on the date indicated or that may be achieved in the future. The Bancshares and Mid Am Unaudited Pro Forma Condensed Combined Income Statements are not necessarily indicative of the results that would have occurred had the merger of Bancshares and Mid Am been consummated as of the beginning of the earliest period presented below, or that may exist in the future. See "Incorporation of Certain Information by Reference" and "Bancshares and Mid Am Unaudited Pro Forma Combined Financial Statements."

                                 SIX MONTHS ENDED
                                     JUNE 30,                   YEAR ENDED DECEMBER 31,
                             ------------------------    --------------------------------------
                                1998          1997          1997          1996          1995
                             ----------    ----------    ----------    ----------    ----------
                                      (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
Net interest income........  $   80,988    $   77,978    $  157,984    $  151,479    $  144,395
Provision for loan
  losses...................       5,859         3,974         9,862         6,816         5,506
Net income.................      25,068        28,862        53,301        47,722        43,761
Net income available to
  common shareholders......      25,068        28,257        52,696        45,315        41,010
PER COMMON SHARE DATA:
Net income - basic.........  $     0.70    $     0.79    $     1.46    $     1.29    $     1.15
Net income - diluted.......  $     0.69    $     0.77    $     1.43    $     1.25    $     1.13
Book value at period end...  $     8.52    $     8.81    $     9.27    $     8.56    $     8.08
Weighted average shares
  outstanding - basic......      35,848        35,602        36,025        35,213        35,547
Weighted average shared
  outstanding - diluted....      36,391        37,558        37,203        38,215        38,784
BALANCE SHEET DATA (AT
  PERIOD-END):
Total assets...............  $4,093,460    $3,888,671    $3,982,898    $3,724,003    $3,646,446
Net loans..................   2,756,521     2,647,434     2,723,216     2,553,960     2,385,592
Total deposits.............   3,211,921     3,056,363     3,140,625     3,065,253     3,039,541
Total shareholders'
  equity...................     304,221       321,373       337,427       332,665       322,263
RATIOS:
Return on average assets...        1.25%         1.54%         1.38%         1.31%         1.24%
Return on average common
  equity...................       15.67         18.43         16.53         15.67         15.12
Average total equity to
  average assets...........        7.99          8.74          8.54          8.89          8.74

                                  INTRODUCTION

     This Proxy Statement/Prospectus is being furnished to holders of Bank Common Shares in connection with the solicitation of proxies by the Board of Directors of Bank for use at the Bank Special Meeting. This Proxy
Statement/Prospectus also serves as a prospectus for Bancshares Common Shares which will be issued upon the effectiveness of the Merger.

     At the Bank Special Meeting, the shareholders of Bank will be asked to approve and adopt the Merger Proposal.

     All information contained in this Proxy Statement/Prospectus relating to Bancshares has been furnished by Bancshares. All information contained in this Proxy Statement/Prospectus relating to Bank has been furnished by Bank.

                     INFORMATION WITH RESPECT TO BANCSHARES

     Bancshares is a bank holding company organized in 1982 under the laws of the State of Ohio and is registered with the Federal Reserve Board pursuant to the BHC Act and engaged in the business of commercial and retail banking. These activities account for substantially all of Bancshares' revenue, operating income and assets. Bancshares is a holding company for two wholly owned subsidiary banks, a wholly owned reinsurance company and a wholly owned courier company. Citizens, owned by Bancshares since its formation in 1982, was organized and chartered under the banking laws of the State of Ohio in 1902. Citizens is an insured bank under the Federal Deposit Insurance Act ("FDIA"). This subsidiary accounts for approximately 72% of Bancshares' consolidated assets. The primary market area for Citizens is eastern Ohio and consists of all of Columbiana County, all of Carroll County, portions of Stark and Mahoning Counties and the northern 75% of Jefferson County. A secondary market is the southern portion of Jefferson County, the panhandle of West Virginia north of Follansbee, and a smaller portion of Pennsylvania south of Beaver and west of Darlington to the Ohio border. Citizens competes not only with locally-owned commercial banks and savings and loans, but also with larger regional financial institutions in offering consumer and commercial financial service products. On May 12, 1998, Bancshares acquired Century, and CNB became a wholly owned commercial bank subsidiary of Bancshares organized under the laws of the United States. CNB engages in full service commercial and consumer banking and trust services through thirteen branch offices in southwestern Pennsylvania. CNB accounts for approximately 25% of Bancshares' consolidated assets. Freedom Financial Life Insurance Company ("Freedom Financial"), owned by Bancshares since August 1985, was organized and chartered under the laws of the State of Arizona in that same year. Freedom Financial provides credit life and accident and health insurance coverage to Citizens' loan customers. Freedom Financial accounts for less than one percent of Bancshares' consolidated assets. Freedom Express, Inc. ("Freedom Express"), owned by Bancshares since August 5, 1994, was organized and chartered under the laws of the State of Ohio in 1984. Freedom Express transports papers and documents in Ohio, Pennsylvania and West Virginia. Freedom Express accounts for less than one percent of Bancshares' consolidated assets. On August 1, 1997, Citizens acquired ValueNet, Inc., an Internet access company. This is the first step in a plan to begin offering Internet banking to all of Bancshares' customers in 1998. A part of Bancshares' long term strategy is to be an active acquiror of financial institutions so as to leverage its operations and position itself to enhance shareholder value. Since 1984, Bancshares has made 15 acquisitions totaling approximately $1.3 billion in assets. At June 30, 1998, Bancshares had total consolidated assets of approximately $1.8 billion and total shareholders' equity of approximately $159 million. As of December 31, 1997 and December 31, 1996, Bancshares had total consolidated assets of approximately $1.79 billion and $1.54 million and total shareholders' equity of $156.7 million and $139.5 million, respectively.

     Bancshares is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values and, therefore, some dilution of Bancshares' book value and net income per common share may occur in connection with any future transactions.

     Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328. Upon consummation of the Mid Am Merger, Bancshares executive offices will be located at 221 South Church Street, Bowling Green, Ohio 43402 and the telephone number will be (419) 327-6300.

     Year 2000. The Year 2000 issue deals with the fact that many computer applications, if not corrected, could fail or create erroneous results by or at the year 2000 because many existing computer programs use only two digits to identify a year in the date field and those programs were not designed or developed while considering the impact of the upcoming change in the century for Bancshares and its subsidiaries. In order to assess the Year 2000 issue, Bancshares has established a project group that represents functional areas to be affected by Year 2000 changes. The Year 2000 project group meets regularly to review Bancshares' progress. All data processing systems have been identified and all major systems and most lesser systems have been assessed for Year 2000 compliance. This assessment indicates that there will be no material impact of Bancshares' operations or budgets to bring systems into compliance by year end 1998. Most security and environmental systems have also been assessed with no material impact indicated. Regardless of the Year 2000 compliance of the corporation's systems, there is not complete assurance that Bancshares will not be adversely affected to the extent other entities not affiliated with Bancshares, such as vendors, service suppliers and loan and other counterparties are unsuccessful in properly addressing this issue.

     For additional information regarding Bancshares and its business reference is made to the 1997 Bancshares 10-K, the Form 10-Q, for the quarter ended June 30, 1998 and the Form 8-K, dated June 25, 1998, which are incorporated by reference to this Proxy Statement/Prospectus. For information regarding the voting securities and principal holders thereof of Bancshares, please see the portions of the 1998 Proxy Statement of Bancshares incorporated by reference to the 1997 Bancshares 10-K.

     Recent Developments. On May 20, 1998, Bancshares and Mid Am, Inc. ("Mid Am"), a bank holding company organized and existing under the laws of the State of Ohio and headquartered in Bowling Green, Ohio, entered into a definitive Agreement and Plan of Merger as amended and restated as of August 5, 1998 (the "Mid Am Agreement"), which provides for the affiliation of Mid Am with Bancshares in a transaction expected to be accounted for as a pooling of interests. As of June 30, 1998, Mid Am had total consolidated assets of $2.3 billion and shareholders' equity of $163 million. Mid Am had net income of $15.9 million for the six months ended June 30, 1998 and net income of $30.8 million for the year ended December 31, 1997. Mid Am is a holding company for five bank subsidiaries with a total of 83 banking offices located in western Ohio along the Interstate 75 corridor and in southern Michigan. Mid Am also owns seven financial services subsidiaries which engage in lines of business which are closely related to banking. Through its bank subsidiaries, Mid Am offers a wide range of lending, depository, trust, and related financial services to individual and business customers. Through its financial services subsidiaries, Mid Am offers specialty lending, investment, trust, collection and related financial services to individual and business customers. Mid Am's market area is economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and is not dependent upon any single industry or employer.

     The Mid Am Agreement provides that the affiliation will be effected by means of a merger (the "Mid Am Merger") of Mid Am with and into Bancshares. In the Mid Am Merger, each outstanding share of Mid Am common stock, no par value (other than those common shares, if any, with respect to which dissenter's rights are exercised), will be converted into 0.77 shares of Bancshares Common Shares in a tax-free exchange. Bancshares expects to issue 19,170,700 shares in the Mid Am Merger. In connection with the transactions contemplated by the Mid Am Agreement, Bancshares and Mid Am entered into Stock Option Agreements whereby Bancshares may purchase up to 19.9% of Mid Am common shares under certain circumstances.

     The merger of Mid Am with and into Bancshares has been structured as a merger-of-equals transaction with Mid Am shareholders and Bancshares shareholders owning 50.9% and 49.1%, respectively, of the combined company immediately after the effective time of the merger. The combined company will have over $4 billion in assets, 145 branches and over 2,300 employees. Assuming the receipt of the requisite approval by the Bancshares and Mid Am shareholders, the Mid Am Merger is expected to be consummated on October 2, 1998. Upon consummation of the Mid Am Merger, Bancshares' name will be changed to Sky Financial Group, Inc. Following the Mid Am Merger and the subsequent merger of Bank and Bancshares, the combined organization of which Bank will be an integral part will have over $4.7 billion in assets, 163 branches and over 2,550 employees.

     Pursuant to the terms of the Mid Am Agreement, the Board of Directors of the combined entity will initially consist of twenty-two (22) members. Eleven
(11) directors will be nominated by Bancshares, and eleven (11) directors will be nominated by Mid Am. Mr. Edward J. Reiter, Chairman of the Board and Chief Executive Officer of Mid Am, will become the Senior Chairman of the Board of Directors of the combined entity. Mr. David R. Francisco, President and Chief Operating Officer of Mid Am, will become Chairman of the Board of Directors and Chief Executive Officer of the combined entity, and Mr. Marty E. Adams, President and Chief Executive Officer of Bancshares, will become the President and Chief Operating Officer of the combined entity. In addition, certain officers of the combined entity will sit on a management executive committee consisting of at least eight (8) persons, one-half of whom will be selected by the Chairman of the Board and Chief Executive Officer of Mid Am and one-half of whom will be selected by the President and Chief Executive Officer of Bancshares. Mr. Reiter will serve as a chairman of the management executive committee. If an Executive Committee of the Board of Directors of the combined entity is formed within three years after the Effective Time it will contain equal numbers of members selected by directors of Bancshares, and selected by directors of Mid Am. For a description of the make-up of the Board of Directors after completion of the Merger, see "Interest of Bank Management in the Merger."

     The Mid Am Agreement may be terminated, and the Mid Am Merger abandoned, at any time prior to the effective time of the Merger by mutual consent of Mid Am and Bancshares. In addition, the Mid Am Agreement may be terminated, and the Mid Am Merger abandoned, prior to the effective time by either Mid Am or Bancshares if: (i) the other party breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Mid Am Agreement; (ii) any consent or approval of certain regulatory authorities is denied or the permanent withdrawal of the application has been requested; (iii) the Bancshares shareholders or the Mid Am shareholders fail to approve the Mid Am Agreement, or the Bancshares shareholders fail to approve the Bancshares Articles Amendment or the Bancshares Code of Regulations Amendment; (iv) the Mid Am Merger has not been consummated by March 31, 1999; or (v) the other party's board of directors has failed to recommend approval of the Mid Am Merger, withdrawn such recommendation or materially modified or changed such recommendation.

                        INFORMATION WITH RESPECT TO BANK

     The Ohio Bank is a state-chartered bank based in Findlay, Ohio. Bank commenced operations in 1887, serving only Hancock County, Ohio until 1985. Beginning in 1985, Bank expanded its territory through a series of acquisitions and branch openings. Today Bank operates in five regions -- Hancock County, Seneca County, Putnam County, Franklin County and Chagrin Falls -- with a total of 18 banking offices. Bank's newest branch is located in Franklin County, which includes Columbus, Ohio and its suburbs. Bank's principal executive offices are located at 236 South Main Street, Findlay, Ohio 45840. The telephone number of Bank's executive offices is (419) 424-4000.

     Bank engages in full service commercial and consumer banking and trust services through its branch offices. During the five-year period beginning in 1993 and ending in 1997, Bank's combined total assets have grown from approximately $363.2 million in 1993 to approximately $579.4 million in 1997. As of December 31, 1997, Bank had total deposits of $522.3 million, consolidated total assets of approximately $579.4 million and total shareholders' equity of approximately $49.9 million, and had a total of 268 full-time and 189 part-time employees.

     Bank offers a broad range of traditional retail, deposit and loan services through its regional locations, including checking and savings accounts, time deposits, IRAs, ATMs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, installment loans and night depository facilities. In addition, Bank provides third-party administrator and trust and investment services for employee benefit and profit-sharing programs, as well as general trust and investment services.

     Loans. Bank grants residential real estate, commercial real estate, consumer and commercial loans to customers located primarily in its regional areas. No material industry or group concentrations exist in Bank's loan portfolio.

     Commercial, industrial and agricultural loans are generally offered at variable rates and include operating lines of credit and term loans made to small businesses primarily on the basis of their ability to repay the loan from cash flow from operations. Such loans are typically secured by business assets such as equipment and inventory.

     Residential real estate loans and home equity lines of credit, which are secured by the borrower's residence, carry primarily adjustable rates, although fixed-rate loans are also originated. Such loans are made on the basis of the borrower's ability to make repayment from employment and other income. Bank generally makes these loans in amounts of 80% or less of the value of the collateral. An appraisal is obtained from a qualified real estate appraiser for substantially all loans secured by real estate.

     Construction loans are secured by residential and business real estate, generally occupied by the borrower on completion. While not contractually required to do so, Bank usually makes the permanent loan at the end of the construction phase. Construction loans are generally made in amounts of 80% or less of the value of the collateral.

     Consumer installment loans to individuals include loans secured by automobiles and other consumer assets, including second mortgages on personal residences. Credit card and overdraft protection loans are unsecured personal lines of credit to individuals with reasonably assured sources of income and satisfactory credit histories.

     Loan Portfolio. The following table sets forth the classification of loans of Bank by major categories as of December 31 of the following years:

                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
                                                     (IN THOUSANDS OF DOLLARS)
Commercial, financial and
  agricultural......................  $220,010    $196,764    $159,836    $158,035    $144,449
Real estate construction............    46,327      35,472      26,430      18,345      12,389
Residential real estate mortgage and
  home equity.......................   104,109      95,040      76,286      77,019      52,971
Consumer............................    32,587      34,977      33,580      39,892      40,888
Real estate mortgage loans held for
  sale..............................     1,603       8,877       3,768         666       4,869
                                      --------    --------    --------    --------    --------
          Total loans...............  $404,636    $371,130    $299,900    $293,957    $255,566
                                      ========    ========    ========    ========    ========

     There were no foreign loans outstanding during any period presented. At December 31, 1997, there were no concentrations of loans greater than 10% of total loans which are not otherwise disclosed as a category of loans in the table above.

     The following table sets forth the maturities of loans based on contractual terms and assuming no amortization or prepayments, excluding residential real estate mortgage loans, consumer loans and loans held for sale, as of December 31, 1997:

                                                                     MATURING
                                                 -------------------------------------------------
                                                 ONE YEAR    ONE THROUGH    AFTER FIVE
                                                 OR LESS     FIVE YEARS       YEARS        TOTAL
                                                 --------    -----------    ----------    --------
                                                             (IN THOUSANDS OF DOLLARS)
FIXED RATE
Commercial, financial and agricultural.........  $ 6,233       $22,117       $ 16,271     $ 44,621
Real estate construction.......................    3,576           235          5,359        9,170
                                                 -------       -------       --------     --------
          Total................................  $ 9,809       $22,352       $ 21,630     $ 53,791
                                                 =======       =======       ========     ========
VARIABLE RATE
Commercial, financial and agricultural.........  $25,635       $45,962       $103,792     $175,389
Real estate construction.......................   12,534        10,298         14,325       37,157
                                                 -------       -------       --------     --------
          Total................................  $38,169       $56,260       $118,117     $212,546
                                                 =======       =======       ========     ========

     Non-performing loans. The following table sets forth nonaccrual, past due and restructured loans.

                                                                 DECEMBER 31,
                                                ----------------------------------------------
                                                 1997      1996      1995      1994      1993
                                                ------    ------    ------    ------    ------
                                                          (IN THOUSANDS OF DOLLARS)
Loans accounted for on a nonaccrual basis.....  $1,634    $1,002    $1,657    $  770    $  591
Accruing loans which are contractually past
  due 90 days or more as to interest or
  principal payments..........................     542       368       248       735       733
Loans which are "troubled debt restructurings"
  as defined in Statement of Financial
  Accounting standards No. 15 (excluding loans
  included in the items above):...............  $   --    $   --    $   --    $   --    $   --
                                                ------    ------    ------    ------    ------
          Totals                                $2,176    $1,370    $1,905    $1,505    $1,324
                                                ======    ======    ======    ======    ======

     Bank ceases to accrue interest on loans when management believes that collection of interest is doubtful and loans are past due as to principal and interest 90 days or more. In certain circumstances interest accruals are continued on past due loans deemed by management to be fully collectible. When loans are placed on nonaccrual, any accrued interest is charged against interest income.

     During the year ended December 31, 1997, interest income of $171,000 would have been recorded on non-accruing loans had such loans been accruing pursuant to contractual terms. During such period, interest income of $53,000 was received and recorded on such loans.

     Information regarding impaired loans at December 31, 1997, 1996 and 1995 is set forth in the following table:

                                                               1997      1996      1995
                                                              ------    ------    ------
                                                              (IN THOUSANDS OF DOLLARS)
Year-end impaired loans with no allowance for loan losses
  allocated.................................................  $   --    $   --    $   --
Year-end impaired loans with allowance for loan losses
  allocated.................................................   1,619     1,034     1,582
Amount of the allowance allocated...........................     522       314       473

     Impaired loans are comprised of commercial and commercial real estate loans, and are carried at present value of expected cash flows, discounted at the loan's effective interest rate or at fair value of collateral, if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans.

     Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage and construction loans secured by one- to four-family residences, consumer, credit card and home equity loans. Such loans are included in nonaccrual and past due disclosures above, but not in impaired loan totals. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. In addition, loans held for sale are excluded from consideration of impairment. When analysis of borrower operating results and financial condition indicates that borrower's underlying cash flows are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

     At December 31, 1997, there were approximately $1,084,000 of loans representing the remaining balances of loans classified as substandard for regulatory purposes excluding those previously disclosed. These loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses. These loans do not represent trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources.

     Other Real Estate Owned. Other real estate owned ("OREO") includes property acquired in foreclosure proceedings or under agreements with delinquent borrowers. There is no material other real estate owned by Bank.

     Analysis of Allowance for Loan Losses. The allowance for loan losses balance and provision charged to expense are determined by management based on periodic reviews of the loan portfolio, past loan loss experience, economic conditions and various other circumstances which are subject to change over time. In making this judgment, management reviews selected large loans as well as impaired loans, other delinquent, nonaccrual and problem loans and loans to industries experiencing economic difficulties. The collectibility of these loans is evaluated after considering current operating results and financial position of the borrower, estimated market value of collateral, guarantees and Bank's collateral position versus other creditors. Judgments, which are necessarily subjective, as to probability of loss and amount of such loss are formed on these loans, as well as other loans taken together. At June 30, 1998, Bank had an allowance for loan losses of $4,897,000.

     The following table sets forth the historical relationship between Bank's loan charge offs and recoveries and allowance for loan losses as of December 31 for the years indicated:

                                        1997        1996        1995        1994        1993
                                      --------    --------    --------    --------    --------
                                                     (IN THOUSANDS OF DOLLARS)
LOANS
  Loans outstanding at end of
     period (1).....................  $404,636    $371,130    $299,900    $293,957    $255,566
                                      ========    ========    ========    ========    ========
  Average loans outstanding during
     period (1).....................  $394,065    $341,417    $299,829    $272,958    $258,247
                                      ========    ========    ========    ========    ========

---------------
(1) Net of deferred loan fees, loan discounts and loans in process.

                                                 1997      1996      1995      1994      1993
                                                ------    ------    ------    ------    ------
                                                          (IN THOUSANDS OF DOLLARS)
ALLOWANCE FOR LOAN LOSSES
  Balance at beginning of period..............  $4,100    $3,600    $3,275    $3,075    $2,900
  Loans charged off:
     Commercial, financial and agricultural...    (558)     (239)     (288)     (205)     (218)
     Real estate construction.................      --        --        --        --        --
     Residential real estate mortgage and home
       equity.................................      --        --        --        (8)       (2)
     Consumer.................................    (275)     (313)     (580)     (621)     (805)
                                                ------    ------    ------    ------    ------
          Total loans charged off.............    (833)     (552)     (868)     (834)   (1,025)
                                                ------    ------    ------    ------    ------
  Recoveries of loans previously charged off:
     Commercial, financial and agricultural...      38        50        56        21        18
     Real estate construction.................      --        --        --        --        --
     Residential real estate mortgage and home
       equity.................................      --        --        --         1        --
     Consumer.................................     104       105       171       143       420
                                                ------    ------    ------    ------    ------
          Total loan recoveries...............     142       155       227       165       438
                                                ------    ------    ------    ------    ------
  Net loans charged off.......................    (691)     (397)     (641)     (669)     (587)
  Provision charged to operating expense......   1,066       897       966       869       762
                                                ------    ------    ------    ------    ------
  Balance at end of period....................  $4,475    $4,100    $3,600    $3,275    $3,075
                                                ======    ======    ======    ======    ======
Ratio of net charge-offs to average loans
  outstanding for period......................     .18%      .12%      .21%      .25%      .23%

     While management's periodic analysis of the adequacy of allowance for loan losses may allocate portions of the allowance for specific problem-loan situations, the entire allowance is available for any loan charge-offs that occur.

     The following table sets forth the allowance for loan losses allocated by type of loan and related ratios for the periods indicated:

                                              ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                         --------------------------------------------------------------------------------------
                                      PERCENTAGE OF                 PERCENTAGE OF                 PERCENTAGE OF
                                      LOANS IN EACH                 LOANS IN EACH                 LOANS IN EACH
                         ALLOWANCE     CATEGORY TO     ALLOWANCE     CATEGORY TO     ALLOWANCE     CATEGORY TO
                          AMOUNT       TOTAL LOANS      AMOUNT       TOTAL LOANS      AMOUNT       TOTAL LOANS
                         ---------    -------------    ---------    -------------    ---------    -------------
                             DECEMBER 31, 1997             DECEMBER 31, 1996             DECEMBER 31, 1995
                         --------------------------    --------------------------    --------------------------
                                                       (IN THOUSANDS OF DOLLARS)
Commercial, financial
  and agricultural.....   $1,870          54.37%        $1,476          53.02%        $1,199          53.30%
Real estate
  construction.........       93          11.45             77           9.56             53           8.80
Real estate mortgage
  and home equity......      260          25.73            231          25.61            191          25.44
Consumer...............      488           8.05            525           9.42            537          11.20
Real estate mortgage
  loans held for
  sale.................       --            .40             --           2.39             --           1.26
Unallocated............    1,764             --          1,791             --          1,620             --
                          ------         ------         ------         ------         ------         ------
         Total.........   $4,475         100.00%        $4,100         100.00%        $3,600         100.00%
                          ======         ======         ======         ======         ======         ======

                                                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                                             --------------------------------------------------------
                                                          PERCENTAGE OF                 PERCENTAGE OF
                                                          LOANS IN EACH                 LOANS IN EACH
                                             ALLOWANCE     CATEGORY TO     ALLOWANCE     CATEGORY TO
                                              AMOUNT       TOTAL LOANS      AMOUNT       TOTAL LOANS
                                             ---------    -------------    ---------    -------------
                                                 DECEMBER 31, 1994             DECEMBER 31, 1993
                                             --------------------------    --------------------------
Commercial, financial and agricultural.....   $1,106          53.76%        $1,011          56.51%
Real estate construction...................       37           6.24             25           4.85
Real estate mortgage and home equity.......      193          26.20            132          20.73
Consumer...................................      638          13.57            654          16.00
Real estate mortgage loans held for sale...       --            .23             --           1.91
Unallocated................................    1,301             --          1,253             --
                                              ------         ------         ------         ------
          Total............................   $3,275         100.00%        $3,075         100.00%
                                              ======         ======         ======         ======

     Investment Securities. Bank maintains a portfolio of investment securities to provide additional diversification and earnings on funds not being utilized for loan activity or other purposes. Under its investment policy, Bank may invest in direct obligations of the U.S. Treasury; securities backed by Federal agencies; state, county and municipal securities that represent general obligations of the issuer; revenue bonds rated Baa or higher by Moody's or Standard & Poor's; money market instruments of federally insured institutions; and corporate securities rated Baa or higher.

     The following table sets forth the carrying value of securities at December 31 for the years indicated:

                                                               1997        1996        1995
                                                             --------    --------    --------
                                                                (IN THOUSANDS OF DOLLARS)
Securities available for sale (at fair value)
  U.S. Treasury securities and obligations of U.S.
     Government agencies and corporations..................  $ 80,604    $ 77,080    $ 67,807
  Obligations of states and political subdivisions.........    24,088      22,233      20,008
  Mortgage-backed securities...............................    35,083      32,545      22,606
                                                             --------    --------    --------
          Total debt securities............................   139,775     131,858     110,421
  Other securities.........................................     3,157       2,967       2,108
                                                             --------    --------    --------
          Total securities available for sale..............  $142,932    $134,825    $112,529
                                                             ========    ========    ========

     The following table sets forth the maturities for each category of debt securities and the related weighted-average yield of such securities as of December 31, 1997:

                                                           MATURING
                             ---------------------------------------------------------------------
                                                  AFTER ONE        AFTER FIVE
                                ONE YEAR        YEAR THROUGH      YEARS THROUGH         AFTER
                                 OR LESS         FIVE YEARS         TEN YEARS         TEN YEARS
                             ---------------   ---------------   ---------------   ---------------
                             AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD
                             -------   -----   -------   -----   -------   -----   -------   -----
                                                   (IN THOUSANDS OF DOLLARS)
Available for sale
  U.S. Treasury securities
     and obligations of
     U.S. Government
     agencies and
     corporations..........  $26,951   5.50%   $47,275   6.00%   $ 6,378   10.84%  $    --     --%
  Obligations of states and
     political
     subdivisions..........      483   7.47%     4,507   8.59%    12,991    8.42%    6,107   8.13%
Mortgage-backed
  securities...............      118   7.56%       117   9.29%     5,562    6.66%   29,286   6.60%
                             -------   ----    -------   ----    -------   -----   -------   ----
          Total............  $27,552   5.54%     1,899   6.23%   $24,931    8.65%  $35,393   6.86%
                             =======   ====    =======   ====    =======   =====   =======   ====

     The weighted-average yields are calculated using amortized cost of securities and are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount. The weighted-average yield on tax-exempt obligations is presented on a taxable equivalent basis based on Bank's marginal federal income tax rate of 34%. Other securities consist of Federal Home Loan Bank stock and Federal Reserve Board stock. These securities bear no stated maturity or yield and are not included in this analysis.

     Excluding holdings of U.S. Treasury securities and other agencies and corporations of the U.S. Government, there were no investments in securities of any one issuer exceeding 10% of Bank's shareholders' equity at December 31, 1997.

     Deposits. A large part of Bank's business is acceptance of commercial and retail deposits. At December 31, 1997, deposits of public funds (i.e., funds of governmental agencies and municipalities) were 7.5% of total deposits. This amount can fluctuate, but generally not by a material amount.

     The following table presents the average balances of Bank for each major category of deposits and the weighted average interest rate paid for interest-bearing deposits as of December 31 for the years indicated:

                                                 AVERAGE                         AVERAGE
                                           AMOUNTS OUTSTANDING                  RATE PAID
                                          YEAR ENDED DECEMBER 31         YEAR ENDED DECEMBER 31
                                     --------------------------------    -----------------------
                                       1997        1996        1995      1997     1996     1995
                                     --------    --------    --------    -----    -----    -----
                                                      (IN THOUSANDS OF DOLLARS)
Noninterest-bearing demand.........  $ 50,905    $ 42,613    $ 36,217     N/A      N/A      N/A
Interest-bearing demand deposits...   105,540      78,187      64,129    3.40%    2.79%    2.61%
Savings deposits...................    65,262      78,404      65,926    3.36     3.16     3.02
Time deposits......................   281,840     253,957     210,150    5.63     5.65     5.59
                                     --------    --------    --------    ----     ----     ----
          Total deposits...........  $503,547    $453,161    $376,422    4.78%    4.63%    4.53%
                                     ========    ========    ========    ====     ====     ====

     The following table sets forth the amount and maturity of certificates of deposit with balances of more than $100,000 as of December 31, 1997:

                                                          (IN THOUSANDS OF DOLLARS)
Three months or less....................................           $42,362
Over three through six months...........................            12,679
Over six through twelve months..........................             8,649
Over twelve months......................................            11,439
                                                                   -------
          Total.........................................           $75,129
                                                                   =======

     Competition. Bank operates in a highly-competitive industry due to statewide and interstate branching by banks, savings and loan associations and credit unions. In its primary market area of Hancock and surrounding counties, Bank competes for new deposit dollars and loans with other commercial banks, large regional banks, community banks, savings and loan associations, credit unions, finance companies, insurance companies, brokerage firms and investment companies. The primary factors affecting competition for deposits are interest rates, cost of services, the quality and range of financial products offered and the convenience of locations and office hours. The primary factors in competing for loans are interest rates, loan origination fees and the quality and range of lending products offered. Other factors which affect competition include the general availability and reliability of lendable funds/credit, general and local economic conditions and the quality of service and loan approval turn-around provided to customers.

     Some of Bank's competitors are larger and have more assets than Bank. Furthermore, because larger financial institutions frequently benefit from economies of scale, many of Bank's competitors are able to offer more attractive interest rates, lower cost services and a wider range of services and products. Bank believes that it has been successful in the past in competing due to its focus on building and maintaining comprehensive banking relationships in the community.

     Employees. At December 31, 1997, Bank employed 268 employees, 189 of which were full-time. No employee is represented by a union or collective bargaining group. Management of Bank believes that their relationships with their employees are satisfactory.

     Regulatory Matters. Bank is subject to supervision, regulation and periodic examination by the State of Ohio Superintendent of Financial Institutions (the "State Superintendent"), the Federal Deposit Insurance Corporation (the "FDIC"), which insures its deposits up to applicable limits, and the Federal Reserve Board. Bank is also a member of the Federal Reserve System and the Federal Home Loan Bank (the "FHLB") of Cincinnati. Earnings of Bank are affected by state and federal laws and regulations, and by policies of various regulatory authorities. These policies include, for example, statutory maximum lending rates, requirements on maintenance of reserves against deposits, domestic monetary policies of the Board of Governors of the Federal Reserve System, United States fiscal policy, international currency regulations and monetary policies, consumer compliance and community reinvestment policies, certain restrictions on banks' relationships with many phases of the securities business and capital adequacy and liquidity restraints.

     Asset and Liability Management and Market Risk. Bank's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. Interest rate risk is the risk that Bank's financial condition will be adversely affected due to movements in interest rates. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over the interest paid on interest-bearing liabilities. Accordingly, Bank places great importance on monitoring and controlling interest rate risk.

     The principal goal of asset/liability management -- profit management -- can be accomplished by establishing decision processes and control procedures for all bank assets and liabilities. Thus, the full scope of asset/liability management encompasses the entire balance sheet of Bank. The broader principal components of asset/liability management include, but are not limited to liquidity planning, capital planning, gap management and spread management.

     By definition, liquidity is measured by Bank's ability to raise cash at a reasonable cost or with a minimum of loss. Liquidity planning is necessary so that Bank will be capable of funding all obligations to its customers at all times, from meeting their immediate cash withdrawal requirements to fulfilling their short-term credit needs.

     Capital planning is an essential portion of asset/liability management, as capital is a limited bank resource, which, due to minimum capital requirements, can place possible restraints on bank growth. Capital planning refers to maintaining capital standards through effective growth management, dividend policies and asset/liability strategies.

     Gap is defined as the dollar difference between rate sensitive liabilities with respect to a specified time frame. A gap has three components -- the asset component, the liability component, and the time component. Gap management involves the management of all three components.

     Gap management is defined as those actions taken to measure and match rate sensitive assets to rate sensitive liabilities. A rate sensitive asset is any interest-earning asset, which can be repriced to a market rate in a given time frame. Similarly, a rate sensitive liability is any interest-bearing liability, which can have its interest rate changed to a market rate during the specified time period. Caps and collars may prevent the loans from adjusting to the market rate.

     A negative gap is created when rate sensitive liabilities exceed rate sensitive assets and, conversely, a positive gap occurs when rate sensitive assets exceed rate sensitive liabilities. A negative gap position will cause profits to decline in a rising interest rate environment and a positive gap will cause profits to decline in a falling interest rate environment. Under either scenario, profits suffer. Bank's goal is to have acceptable profits under any interest rate environment. To avoid volatile profits as a result of interest rate fluctuations, Bank must match interest rate fluctuations and interest rate sensitivities, while pricing both the asset and liability components to yield a sufficient interest rate spread so that profits will remain relatively consistent across interest rate cycles.

     Management of the income statement is called spread management and is defined as managing investments, loans, and liabilities to achieve and acceptable spread between Bank's return on its earning assets and its cost of funds. Gap management without consideration of interest spread can cause unacceptably low profit margins while assuring that the level of profits is steady. Spread management without consideration of gap positions can cause acceptable profits in some interest rate environments and unacceptable profits in others. A sound asset/liability management program combines gap and spread management into a single cohesive system. Gap and spread management are the foundations for effective interest rate risk simulation modeling.

     Management believes interest rate risk is best measured by simulation modeling which calculates expected net interest-earning assets and interest-bearing liabilities. The model projections are based upon historical trends and management's expectations of balance sheet growth patterns and spreads to market rates. Bank monitors exposure to rate changes utilizing four economic forecasts provided by an external source over a twelve month rolling period and an interest-rate shock of an instantaneous change in rates of 150 basis points over the same period. The policy limit of Bank for the maximum negative impact on net interest-income from an instantaneous change in interest rates over a twelve month period is 9.0 percent. As of December 31, 1997, the model indicated net interest income would decrease 6.8 percent from a 150 basis point instantaneous increase in rates, while net interest income would increase
4.1 percent from a 150 basis point instantaneous decrease in rates. Actual results will differ from simulated due to timing, magnitude and frequency of interest rate changes and changes in market conditions and management strategies, among other factors.

     Net portfolio value ("NPV") represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay rates, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions that may be taken in response to changes in interest rates. The NPV calculation is a static snapshot at a point in time, and therefore does not consider such factors as management intervention or circumstances such as shifts in the yield curve during an interest rate cycle. Value at risk analysis is most relevant and useful in assessing the exposure of the FDIC to banks with minimal or negative capital and earnings.

     Certain shortcomings are inherent in the method of analysis presented in the computation of estimated NPV. Certain assets such as adjustable-rate loans have features that restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable-rate loans in the loan portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinancing activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate from those assumed in the table. Finally, the ability of many borrowers to repay their adjustable-rate debt may decrease in the case of an increase in interest rates.

     The following table sets forth the amount of and change in the NPV of Bank as of December 31, 1997.

                              NET PORTFOLIO VALUE

CHANGE IN RATES   $ AMOUNT   $ CHANGE   % CHANGE
---------------   --------   --------   --------
  +150 bp         $41,292    $(7,621)    (15.6)%
  +100 bp          43,965     (4,948)    (10.1)
  + 50 bp          46,516     (2,397)     (4.9)
   Base            48,913          0         0
  - 50 bp          51,339      2,426       5.0
  -100 bp          53,625      4,712       9.6
  -150 bp          55,873      6,960      14.2

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                         RESULTS OF OPERATIONS OF BANK

INTRODUCTION

     The purpose of this discussion is to provide the reader with a more thorough understanding of the financial statements. This discussion should be read in conjunction with the financial statements and related footnotes. Management is not aware of any trend, events or uncertainties that will have or are reasonably likely to have a material affect on the liquidity, capital resources or operations except as discussed herein. In addition, management is not aware of any current recommendations by regulatory authorities that would have such effect if implemented. Bank cautions that any forward-looking statements contained in this report, or made by management of Bank involves risks and uncertainties and are subject to change based on various important factors. Actual results could differ materially from those expressed or implied. Additionally, Bank claims no notification responsibilities should their opinions change from those expressed herein.

ANALYSIS OF FINANCIAL CONDITION

  JUNE 30, 1998 AND DECEMBER 31, 1997

     Bank's assets totaled $599,548 at June 30, 1998 compared to $579,405 at December 31, 1997, an increase of $20,143, or 3.5%. The growth in assets was the result of the growth in loans funded by strong deposit growth and increased borrowings by Bank.

     Total securities increased only $437, or 0.3%, from $142,932 at December 31, 1997 to $143,369 at June 30, 1998. Balances remained stable as a result of the reinvestment of proceeds from maturities, calls and principal repayments. Bank invests primarily in U.S. Treasury notes, securities issued by U.S. government agencies, municipal bonds, and mortgage-backed securities. Mortgage-backed securities include Federal Home Loan Mortgage Corporation ("FHLMC"), Government National Mortgage Association ("GNMA") and Federal National Mortgage Association ("FNMA") participation certificates. The entire securities portfolio was classified as available for sale at June 30, 1998. Management classifies all securities as available for sale to provide Bank with the flexibility to move funds into loans as demand warrants. The mortgage-backed securities portfolio, totaling $45,809 at June 30, 1998, provides Bank with a constant cash flow stream from principal repayments. Bank held no derivative securities during any period discussed.

     Loans increased $20,416, or 5.0%, from $404,636 at December 31, 1997 to $425,052 at June 30, 1998. The loan growth occurred primarily in commercial, financial, and agricultural lending. This area of lending increased $20,095, or 9.1%, as Bank was able to take advantage of strong local economies and new lending opportunities. Real estate mortgage loan totals declined slightly because of the increased refinancing and prepayment of existing loans due to lower available mortgage rates and the increased sale of loans by Bank in the secondary market. Although pricing has become more competitive in all Bank's primary lending markets, Bank has not changed its philosophy regarding underwriting standards.

     As a result of the strong loan growth, the gross loan to deposit ratio increased to 80.1% at June 30,1998 from 77.5% at December 31, 1997.

     Total deposits increased $8,659, or 1.7%, from $522,316 at December 31, 1997 to $530,975 at June 30,1998. Noninterest-bearing deposits increased $745, or 1.2%, while interest-bearing deposits increased $7,914, or 1.7%. Interest-bearing demand and money market deposits increased from 22.3% of total interest-bearing deposits at December 31, 1997 to 26.8% of total interest-bearing deposits at June 30, 1998 due to an increase in volume of $22,492, or 21.8%. Bank experienced a slight decrease in savings deposits which decreased from 16.7% of total interest-bearing deposits at December 31, 1997 to 15.9% of total interest-bearing deposits at June 30, 1998. The certificates of deposit portfolio decreased from 60.9% of total interest-bearing deposits at December 31, 1997 to 57.4% of total interest-bearing deposits at June 30, 1998. The shift in the make-up of the deposit portfolio as well as the overall growth in deposits is attributable to the introduction of a new money market account indexed to a market rate and the reduction in and simplification of Bank's deposit products.

Management believes that because of these steps the growth in and turnover of deposits will remain fairly stable, as Bank deposit products are better able to compete with other investments.

     Other borrowings, primarily advances from the Federal Home Loan Bank, increased $8,991, from $2,326 at December 31, 1997 to $11,317 at June 30, 1998 to help fund the increase in loans.

  DECEMBER 31, 1997 AND 1996

     Bank's assets totaled $579,405 at December 31, 1997 compared to $539,031 at December 31, 1996, an increase of $40,374, or 7.5%. The growth in assets was the result of the investment of funds provided by strong deposit growth in loans, securities and other investments.

     Total securities increased $8,107, or 6.0%, from $134,825 at December 31, 1996 to $142,932 at December 31, 1997. The increase was the result of the reinvestment of proceeds from sales of available for sale securities, maturities, calls and principal repayments, as well as the investment of excess liquidity and funds provided from increased deposits. The entire securities portfolio was classified as available for sale at December 31, 1997. The mortgage-backed securities portfolio totalled $35,083 at December 31, 1997. Bank held no derivative securities during any period discussed.

     Total loans increased $33,506, or 9.0%, from $371,130 at December 31, 1996 to $404,636 at December 31, 1997. Growth was experienced primarily in commercial and real estate loans. The growth occurred primarily in the Franklin County region and Bank's newest two markets, Fostoria and Chagrin Falls. The Franklin County regional market continues to grow with a strong economy. In Fostoria and Chagrin Falls, Bank has been able to take advantage of new lending opportunities. The commercial, financial and agricultural portfolio grew $23,246, or 11.8%, from $196,764 at December 31, 1996 to $220,010 at December
31, 1997, as Bank was able to take advantage of strong local economies and new lending opportunities. Construction loans, both residential and commercial, increased $10,855, or 30.6%, from December 31, 1996 to December 31, 1997. Strong construction loan demand in Bank's markets contributed to the increase. Residential real estate and home equity loans increased $9,069, or 9.5%, from $95,040 at December 31, 1996 to $104,109 at December 31, 1997. There was no concentration of lending to any one industry.

     Total deposits increased $35,843, or 7.4%, from $486,473 at December 31, 1996 to $522,316 at December 31, 1997. Noninterest-bearing deposits increased $10,096, or 20.3%, while interest-bearing deposits increased $25,747, or 5.9%. Interest-bearing demand and money market deposits increased from 19.6% of total interest-bearing deposits at December 31, 1996 to 22.3% of total interest-bearing deposits at December 31, 1997 due to an increase in volume of $17,857, or 20.9%. Bank experienced a slight decrease in savings deposits from 18.0% of total interest-bearing deposits at December 31, 1996 to 16.7% of total interest-bearing deposits at December 31, 1997. Certificates of deposit increased 3.4%, or $9,243. The certificates of deposit portfolio decreased from 62.4% of total interest-bearing deposits at December 31, 1996 to 60.9% of total interest-bearing deposits at December 31, 1997. Growth in deposits was primarily attributable to the introduction of new deposit products.

     The following table sets forth certain information relating to Bank's average balance sheet and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods presented. Average balances are derived from daily balances, which include nonaccruing loans in the loan portfolio.

                                                                    YEAR ENDED DECEMBER 31,
                              ---------------------------------------------------------------------------------------------------
                                           1997                              1996                              1995
                              -------------------------------   -------------------------------   -------------------------------
                                AVERAGE     INTEREST              AVERAGE     INTEREST              AVERAGE     INTEREST
                              OUTSTANDING   EARNED/    YIELD/   OUTSTANDING   EARNED/    YIELD/   OUTSTANDING   EARNED/    YIELD/
                                BALANCE       PAID      RATE      BALANCE       PAID      RATE      BALANCE       PAID      RATE
                              -----------   --------   ------   -----------   --------   ------   -----------   --------   ------
Interest-earning assets:
  Federal funds sold........   $  3,884     $   214      5.51%   $  3,337     $   183      5.48%   $ 10,693     $   628      5.87%
  Securities (1)
    Taxable.................    110,528       6,776      6.12     112,316       6,804      6.03      69,397       4,112      5.90
    Tax-exempt (2)..........     23,031       1,223      5.49      20,779       1,120      5.57      18,185       1,017      5.63
  Loans (3).................    394,065      36,449      9.25     341,417      31,978      9.37     299,829      28,757      9.59
                               --------     -------              --------     -------              --------     -------
        Total
          interest-earning
          assets............    531,508      44,662      8.40     477,849      40,085      8.39     398,104      34,514      8.67
                                            -------                           -------                           -------
Noninterest-earning
  assets....................     28,969                            28,142                            21,019
                               --------                          --------                          --------
        Total assets........   $560,477                          $505,991                          $419,123
                               ========                          ========                          ========
Interest-bearing
  liabilities:
  Demand deposits...........   $105,540     $ 3,592      3.40    $ 78,187     $ 2,180      2.79    $ 64,129       1,673      2.61
  Savings deposits..........     65,262       2,191      3.36      78,404       2,477      3.16      65,926       1,993      3.02
  Certificates of deposit...    281,840      15,879      5.63     253,957      14,345      5.65     210,150      11,742      5.59
  Other borrowings..........      6,511         370      5.68       8,152         448      5.50       2,962         173      5.84
                               --------     -------              --------     -------              --------     -------
        Total
          interest-bearing
          liabilities.......    459,153      22,032      4.80     418,700      19,450      4.65     343,167      15,581      4.54
                                            -------                           -------                           -------
Noninterest-bearing
  liabilities...............     54,541                            45,559                            38,857
Shareholders' equity........     46,783                            41,732                            37,099
                               --------                          --------                          --------
        Total liabilities &
          shareholders'
          equity............   $560,477                          $505,991                          $419,123
                               ========                          ========                          ========
Net interest income;
  interest rate spread......                $22,630      3.60%                $20,635      3.74%                $18,933      4.13%
                                            =======    ======                 =======    ======                 =======    ======
Net interest margin (net
  interest income as a
  percent of average
  interest-earning
  assets)...................                             4.26%                             4.32%                             4.76%
                                                       ======                            ======                            ======
Average interest-earning
  assets to average
  interest-bearing
  liabilities...............                           115.76%                           114.13%                           116.01%
                                                       ======                            ======                            ======

---------------
(1) Average balance includes unrealized gains and losses while yield is based on amortized cost.

(2) Interest on tax-exempt securities is reported on a historical basis without tax-equivalent adjustment. Interest on tax-exempt securities on a tax equivalent basis was $1,853 in 1997, $1,697 in 1996 and $1,541 in 1995.

(3) Calculated net of deferred loan fees, loan discounts, unearned interest and loans in process.

     The table below describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Bank's interest income and expense during the years indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (multiplied by prior year rate); (2) changes in rate (multiplied by prior year volume); and, (3) total changes in rate and volume. The combined effects of changes in both volume and rate, that are not separately identified, have been allocated proportionately to the change due to volume and change due to rate:

                                                       YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------
                                              1997 VS. 1996                 1996 VS. 1995
                                       ---------------------------    -------------------------
                                           INCREASE                      INCREASE
                                          (DECREASE)                    (DECREASE)
                                            DUE TO                        DUE TO
                                       -----------------              ---------------
                                       VOLUME     RATE      TOTAL     VOLUME    RATE     TOTAL
                                       ------    -------    ------    ------    -----    ------
Interest income attributable to:
  Federal funds sold.................  $   30    $     1    $   31    $ (406)   $ (39)   $ (445)
  Securities:
     Taxable.........................    (109)        81       (28)    2,584      108     2,692
     Tax-exempt......................     124        (21)      103       144      (41)      103
  Loans..............................   4,874       (403)    4,471     3,909     (688)    3,221
                                       ------    -------    ------    ------    -----    ------
          Total interest income......   4,919       (342)    4,577     6,231     (660)    5,571
                                       ------    -------    ------    ------    -----    ------
Interest expense attributable to:
  Demand deposits....................     866        546     1,412       386      121       507
  Savings deposits...................    (434)       148      (286)      391       93       484
  Certificates of deposit............   1,571        (37)    1,534     2,473      130     2,603
  Borrowings.........................     (93)        15       (78)      286      (11)      275
                                       ------    -------    ------    ------    -----    ------
          Total interest expense.....   1,910        672     2,582     3,536      333     3,869
                                       ------    -------    ------    ------    -----    ------
Increase (decrease) in net interest
  income.............................  $3,009    $(1,014)   $1,995    $2,695    $(993)   $1,702
                                       ======    =======    ======    ======    =====    ======

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     Net Income. Net income for the six months ended June 30, 1998 totaled $3,553 compared to net income of $2,812 for the same period in 1997.

     Net Interest Income. Net interest income represents the amount by which interest income on interest-earning assets exceeds interest paid on interest-bearing liabilities. Net interest income is the largest component of Bank's income and is affected by the interest rate environment and the volume and composition of interest-earning assets and interest-bearing liabilities.

     Net interest income was $11,950 for the six months ended June 30, 1998 compared to $11,096 for the same period in 1997. Such increase is the result of an increased volume of interest-earning assets partially offset by an increase in interest-bearing liabilities that carried a higher average yield. The average yield earned on interest-earning assets remained constant over the comparable periods while the average rate paid on interest-bearing liabilities increased. The increase in the cost of funds was the result of the shift of funds from lower yielding demand deposit and savings accounts to higher yielding money market deposits.

     Noninterest Income and Noninterest Expense. Total noninterest income increased $518, or 24.5%, for the six months ended June 30, 1998, compared to the same period in 1997. This increase is due to increased trust fee income and increased gains on loan sales and other miscellaneous income. Gain on loan sales increased $318 for the six months ended June 30, 1998, compared to the same period in 1997. The increase is due to increases in residential real estate loans originated and sold in the secondary market. For the six months ended June 30, 1998, loans originated and sold totaled $53,034 and $50,616, respectively, compared to $18,153 and $17,107, respectively, for the same period in 1997.

     Total noninterest expense increased $248, or 2.9%, for the six months ended June 30, 1998, compared to the same period in 1997. The increase was primarily the result of planned general salary and benefit increases for the 1998 year. The core deposit amortization related to the acquisition of branches from another bank decreased $161, or 54.2%, for the six months ended June 30, 1998, compared to the same period in 1997. This was due to the difference in accelerated amortization between the periods. Other noninterest expense changes were not significant.

     Income Taxes. The provision for income taxes totaled $1,625, for an effective rate of 31.4%, for the six months ended June 30, 1998, compared to $1,242, or an effective rate of 30.6%, for the six months ended June 30, 1997. The difference in income tax expense is primarily attributable to the increase in income before income taxes.

     Provision and Allowance for Loan Losses. The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the losses inherent in Bank's loan portfolio. All lending activity contains associated risks of loan losses. Management recognizes these credit risks as a necessary element of its business activity. To assist in identifying and managing potential loan losses, Bank maintains a loan review function that periodically evaluates individual credit relationships as well as overall loan-portfolio conditions. The loan review function assists management to determine the adequacy of the specific loss reserves and overall portfolio-loss reserves.

     The provision for loan losses totaled $528 for each of the six months ended June 30, 1998 and June 30, 1997. The level of the provision was made possible by the quality of the loan portfolio remaining stable over the comparable years. Net charge-offs for the six months ended June 30, 1998 were $106, compared to net charge-offs of $108 for the same period in 1997.

     The allowance for loan losses increased from $4,475 at December 31, 1997 to $4,897 at June 30, 1998. The increase was primarily due to lower charge-offs than anticipated. As a percent of loans, the reserve increased from 1.11% of gross loans to 1.15% over the same period.

  YEARS ENDED DECEMBER 31, 1997 AND 1996

     Net Income. Net income for 1997 totaled $6,019, increasing over net income for 1996 of $5,428. Return on average assets was 1.07% for both 1997 and 1996, while return on average shareholders' equity was 12.87% and 13.01% over the same two years, respectively.

     Net Interest Income. Net interest income was $22,630 at December 31, 1997 compared to $20,635 at December 31, 1996. The $1,995 increase in 1997 over 1996 was the result of an increased volume of interest-earning assets partially offset by an increase in interest-bearing liabilities that carried a higher average yield. The average yield earned on interest-earning assets remained constant over the comparable periods while the average rate paid on interest-bearing liabilities increased. The increase in the cost of funds was the result of the shift of funds from lower yielding demand deposit and savings accounts to higher yielding money market deposits and certificates of deposit. As part of the new streamlined deposit product line, Bank introduced a new market indexed money market account offering a competitive rate to attract and retain deposits. Management has elected to offer attractive, competitive rates to retain deposits, provided the funds can be invested in income-earning assets with adequate yields. As a result, Bank's net interest margin, which is calculated by dividing net interest income by average interest-earning assets, decreased slightly from 4.32% in 1996 to 4.26% in 1997.

     Provision and Allowance for Loan Losses. The provision for loan losses totaled $1,066 in 1997 compared to $897 in 1996. The level of the provision was made possible by the quality of the loan portfolio remaining stable over the comparable years. Net charge-offs for 1997 were $691, which represents .18% of average loans, compared to net charge-offs of $397, or .12% of average loans in 1996.

     The allowance for loan losses increased from $4,100 at December 31, 1996 to $4,475 at December 31, 1997. As a percent of loans, the reserve increased from 1.10% of gross loans to 1.11% over the same period. Nonperforming loans, defined as loans on nonaccrual status plus accruing loans past due 90 days or more, were $1,370, or .37% of gross loans at December 31, 1996 compared to $2,176, or 0.54% of gross loans at December 31, 1997. Such loans have been considered in management's analysis of the allowance for loan losses. The allowance was 205.7% of nonperforming loans at December 31, 1997 compared to 299.3% at December 31, 1996.

     Noninterest Income and Noninterest Expense. Total noninterest income increased $599, or 14.9%, in 1997 compared to 1996. The increases are due to increased fee income from Bank's trust department, increased gains on loan sales, and increased fee income on deposit accounts. The trust fee income increased $345, or 38.3%, in 1997 compared to 1996 due to continued new business development and market value increases in managed assets.

     Total noninterest expense increased $1,528, or 9.6%, in 1997 compared to 1996. The largest increase was primarily the result of increases in salaries and employee benefits which made up $886 of the total increase. The increases were due to general salary increases, additions to staff, implementation of a stakeholder incentive program, and an amendment to the 401(k) plan which allowed earlier entry into the plan. The increases and benefit changes were necessary to support growth and remain competitive in attracting and retaining bankers.

     Income Taxes. The provision for income taxes totaled $2,649 in 1997 and $2,343 in 1996, resulting in effective tax rates of 30.6%, and 30.2%, respectively. The difference in income tax expense was primarily attributable to the increase in income before income taxes.

  YEARS ENDED DECEMBER 31, 1996 AND 1995

     Net Income. Net income for 1996 totaled $5,428, increasing over net income for 1995 of $5,306. Return on average assets was 1.07% and 1.27% for 1996 and 1995, respectively, while return on average shareholders' equity was 13.01% and 14.30% over the same periods. The decline in return on average assets is due to the acquisition of certain branches from another bank that added costs without adding the same level of earnings of existing Bank branches.

     Net Interest Income. Net interest income was $20,635 for 1996 compared to $18,933 for 1995. The $1,702 increase in 1996 over 1995 was the result of an increased volume of interest-earning assets partially offset by an increase in interest-bearing liabilities. The increase in earning asset and deposit volumes is directly attributed to the net acquisition of three branch offices from another bank. As a result, net deposits assumed totaled $61,397. The net proceeds were reinvested in loans and securities during the year. The average yield earned on interest-earning assets decreased 28 basis points over the comparable periods while the average rate paid on interest-bearing liabilities increased 11 basis points. As a result, Bank's net interest margin decreased from 4.76% in 1995 to 4.32% in 1996.

     Provision and Allowance for Loan Losses. The provision for loan losses totaled $897 in 1996 compared to $966 in 1995. The level of the provision was made possible by the quality of the loan portfolio. Net charge-offs for 1996 were $397, which represents .12% of average loans, compared to net charge-offs of $641, or .21% of average loans in 1995.

     The allowance for loan losses increased from $3,600 at December 31, 1995 to $4,100 at December 31, 1996. As a percent of loans, the reserve decreased from 1.20% of gross loans to 1.10% over the same period. Nonperforming loans were $1,370, or .37% of gross loans at December 31, 1996 compared to $1,905, or 0.64% of gross loans at December 31, 1995. The allowance was 299.3% of nonperforming loans at December 31, 1996 compared to 189.0% at December 31, 1995.

     Noninterest Income and Noninterest Expense. Total noninterest income increased $882, or 28.2%, in 1996 compared to 1995. The increases are due to increased fee income from Bank's trust department, increased fee income on deposit accounts and the adoption of a new accounting standard in 1996 which changed the method of accounting for loans sold, adding $378 of income that would not have been recognized prior to such adoption.

     Total noninterest expense increased $2,510, or 18.6%, in 1996 compared to 1995. These increases were primarily the result of branch acquisitions and related conversion costs. Additionally, Bank amortized $468 of the core deposit premium paid in connection with the acquisition of branches from another bank. Offsetting some of the expense increase was a $408 reduction in FDIC insurance cost.

     Income Taxes. The provision for income taxes totaled $2,343 in 1996 and $2,322 in 1995 resulting in effective tax rates of 30.2%, and 30.4%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity. Liquidity is the ability of Bank to fund customers' needs for borrowing and deposit withdrawals. The purpose of liquidity management is to assure sufficient cash flow to meet all of the financial commitments. This ability depends on the institution's financial strength, asset quality and types of deposit and investment instruments offered by Bank to its customers. Bank's principal sources of funds are deposits, loan and securities repayments, maturities of securities, sales of securities available for sale and other funds provided by operations. Bank also has the ability to borrow from the FHLB. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan and mortgage-backed security prepayments are more influenced by interest rates, general economic conditions and competition. Bank maintains investments in liquid assets based upon management's assessment of (1) need for funds, (2) expected deposit flows, (3) yields available on short-term liquid assets and (4) objectives of the asset/liability management program.

     Cash and cash equivalents decreased $581, or 3.7%, from $15,893 at December 31, 1997 to $15,312 at June 30, 1998, and decreased $4,676, or 22.7%, from
$20,569 at December 31, 1996 to $15,893 at December 31, 1997. Cash and cash equivalents at December 31, 1997 represented 2.7% of total assets compared to 3.8% of total assets at December 31, 1996. Cash and cash equivalents at June 30, 1998 represented 2.6% of total assets compared to 2.7% of total assets at December 31, 1997. The decrease is the result of a shift of funds from cash and cash equivalents to investments. Bank has the ability to borrow up to approximately $38,400 from the Federal Home Loan Bank and has various federal fund sources from correspondent banks, should Bank need to supplement its future liquidity needs in order to meet loan demand or to fund investment opportunities. Management believes Bank's liquidity position is adequate based on its high level of cash, cash equivalents, and core deposits and the stability of its other funding sources.

     As summarized in the Statements of Cash Flows, the most significant transactions which affected Bank's level of cash and cash equivalents, cash flows and liquidity during the first half of 1998 were the net increase in loans of $17,761; the receipt of proceeds from maturities and repayments of securities of $25,821; the receipt of proceeds from the sale of loans originated for sale of $50,616; the disbursement on loans originated for sale of $53,034; securities purchases of $26,289 and the net increase in deposits of $8,659. The most significant transactions which affected Bank's level of cash and cash equivalents, cash flows and liquidity during 1997 were the net increase in loans of $42,967; the receipt of proceeds from maturities and repayments of securities of $23,109; the receipt of proceeds from the sale of loans originated for sale of $53,184; the disbursement on loans originated for sale of $45,751; securities purchases of $35,521 and the net increase in deposits of $35,843.

     Capital Resources. For the year ended December 31, 1997, total shareholders' equity increased $5,321 primarily due to earnings retained. The increase is net of cash dividends paid of $1,208. The dividends consisted of semi-annual payments in January and July 1997.

     For the six months ended June 30, 1998, total shareholders' equity increased $2,700 primarily due to earnings retained. The increase is net of cash dividends paid January 1998 of $824.

     Tier 1 capital is shareholders' equity excluding the unrealized gain or loss on securities classified as available for sale and intangible assets. Tier 2 capital, or total capital, includes Tier 1 capital plus the allowance for loan losses not to exceed 1.25% of risk weighted assets. Risk weighted assets are Bank's total assets after such assets are assessed for risk and assigned a weighting factor based on their inherent risk.

     Bank meets all regulatory capital requirements. Regulatory minimums call for a total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. The ratio of total capital to risk weighted assets was 11.9% at June 30, 1998, while the Tier 1 risk-based capital ratio was 10.8%. Bank's leverage ratio, defined as Tier 1 capital divided by average assets, of 8.1% at June 30, 1998 exceeded the regulatory minimum for capital adequacy purposes of 4%. The ratio of total capital to risk weighted assets was 11.8% at December 31, 1997, while the Tier 1 risk-based capital ratio was 10.8%. Regulatory minimums call for a total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. Bank's leverage ratio, defined as Tier 1 capital divided by average assets, of 8.1% at December 31, 1997 exceeded the regulatory minimum for capital adequacy purposes of 4%.

IMPACT OF NEW ACCOUNTING STANDARDS

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," will be effective for Bank's 1998 financial statements. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," will be effective for fiscal years beginning after June 15, 1999, with early adoption encouraged for any fiscal quarter beginning July 1, 1998 or later, with no retroactive application. Management believes that the adoption of these standards will not have a significant impact on Bank's financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial information included herein has been prepared in accordance with generally accepted accounting principals ("GAAP"). GAAP requires Bank to measure financial position and operating results primarily in terms of historic dollars. Changes in the relative value of money due to inflation or recession are generally not considered.

     Management believes that changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not change at the same rate or in the same magnitude as the inflation rate. Rather, interest rate volatility is based on changes in the expected rate of inflation and on changes in monetary and fiscal policies.

YEAR 2000 ISSUE

     Many computer programs that are in use today use only two digits to indicate which year is represented. If such computer applications are not changed to allow the data field to reflect the change in the century, the application may fail or create erroneous results at the year 2000 due to the improper sequence of the year changing from "99" to "00."

     Management of Bank has conducted an evaluation of all significant computer systems used in the business of Bank to determine whether such systems will function at the change of the century. Management determined that most programs are or will be capable of identifying the turn of the century. In order to prevent potential credit quality issues, management is also assessing the Year 2000 ("Y2K") compliance status of major loan customers to determine whether or not such entities are taking steps to ensure their systems will function properly in the year 2000. Management closely monitors the issue and full compliance is expected by the end of 1998. Management does not anticipate any material costs to be incurred to update its systems to be Y2K compliant.

     There is the risk that Y2K failure by clients of Bank may have a material adverse effect on the financial condition and results of operations of Bank. To minimize this risk, Bank has reviewed each borrower with outstanding indebtedness to Bank greater than $100,000 to assess the risk to Bank should that borrower's business be affected by a Y2K issue. All clients evaluated as high risk have been allocated a specific additional reserve in determining the adequacy of Bank's loan loss reserve. Notwithstanding these steps, there can be no assurance that defaults on loans as a result of the Y2K issue will not negatively affect Bank's operations.

MANAGEMENT OF BANK

     The following discussion provides certain information with respect to the executive officers of Bank, who are expected to serve in their capacities as described below, unless otherwise noted, following the Merger.

     Richard R. Hollington, Jr., is Chairman of the Board of Directors. He is a senior partner with the law firm of Baker & Hostetler LLP, Cleveland, Ohio. Following the Merger, Mr. Hollington will also serve as an officer of Bancshares. See "Proposed Merger -- Interest of Bank Management in the Merger."

     Jack W. Donaldson is President and Chief Executive Officer.

     Gary L. Cole is Corporate Secretary, Treasurer and Executive Vice President, Private Banking.

     Richard R. Hollington III is currently Vice President of Strategic Planning and Chief Operating Officer. Following the Merger, he will serve as an officer of Bancshares. See "Proposed Merger -- Interest of Bank Management in the Merger."

     Following the Merger, James F. Burwell will serve as Chief Operating Officer of Bank. He is currently President and Chief Executive Officer of First National Bank, Northwest Ohio. The Merger Agreement contemplates that Mr. Burwell will become the Chief Executive Officer of Bank upon Mr. Donaldson's retirement.

     Frank R. Goebel is Franklin County Regional President.

     Kathleen C. Radebaugh is Northeast Ohio Regional President.

     Harold A. Schierloh is Putnam County Regional President.

     Thomas J. Weissling is Greater Hancock County Regional President.

     Craig F. Fortin is Senior Vice President and Chief Financial Officer.

     Mark A. Maiberger is Senior Vice President, Credit Administration and Operations.

     Curtis E. Sheppard is Senior Vice President, Marketing.

     Michael C. Spragg is Senior Vice President, Commercial Banking.

     Judy K. Webb is Senior Vice President, Human Resources.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                           BENEFICIAL OWNERS OF BANK

     The following table sets forth the beneficial ownership of (a) Bank Common
Shares as of                and (b) Bancshares Common Shares to be received in
the Merger of: (i) each person or entity known to Bank to beneficially own 5% or more of the outstanding shares of either class of Bank's capital stock, (ii) each of Bank's directors, (iii) Bank's Chief Executive Officer and each of the other seven most highly compensated executive officers of Bank ("Named Executive Officers") and (iv) all directors and executive officers of Bank as a group.

                                                                   SHARES BENEFICIALLY OWNED(1)
                                     ----------------------------------------------------------------------------------------
                                                                                                          BANCSHARES COMMON
                                          BANK CLASS A               BANK CLASS B                            SHARES TO BE
                                          COMMON SHARES              COMMON SHARES           TOTAL        RECEIVED IN MERGER
                                     -----------------------    -----------------------    PERCENTAGE    --------------------
                                     NUMBER OF    PERCENT OF    NUMBER OF    PERCENT OF      VOTING      NUMBER OF
                                      SHARES        CLASS        SHARES        CLASS       CONTROL(2)     SHARES      PERCENT
                                     ---------    ----------    ---------    ----------    ----------    ---------    -------
5% SHAREHOLDERS

OTHER DIRECTORS AND NAMED EXECUTIVE
  OFFICERS
  All Directors and executive
    officers as a group (  persons)

---------------

* Less than one percent.

(1) The number of shares of capital stock of Bank outstanding as of
                   was as follows: (i)                Class A Common Shares and
    (ii)                Class B Common Shares.

(2) Represents total voting percentage of Class A Common Shares and Class B Common Shares, considering that each Class A Common Share has one vote and each Class B Common Share has 20 votes.

                INFORMATION CONCERNING THE BANK SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Bank Common Shares as part of the solicitation of proxies by the Bank Board of
Directors for use at the Bank Special Meeting to be held on             , 1998
at                .m., at the                               , including any
adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of Bank on or
about             , 1998.

     The purpose of the Bank Special Meeting is to consider and vote upon the Merger Proposal. No other business will be transacted at the Bank Special Meeting.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approval. (See "PROPOSED MERGER--"Regulatory Approvals" and "Other Provisions of the Merger Agreement.")

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The Bank Board has fixed the close of business on             , 1998 (the
"Record Date") as the record date for the determination of the shareholders of Bank entitled to notice of and to vote at the Bank Special Meeting. Only holders of record of Bank Common Shares at the close of business on the Record Date will be entitled to vote on each matter properly presented at the Bank Special
Meeting. On the Record Date,   Class A Common Shares and   Class B Common Shares
were issued and outstanding. Votes may be cast in person or by proxy. Holders of Class A Common Shares will have one vote per share, and holders of Class B Common Shares will have twenty votes per share, on the Merger Proposal. Holders of Class A Common Shares and Class B Common Shares shall vote together as one class on the Merger Proposal. Pursuant to the Bank Code of Regulations, the presence of the holders of a majority of the voting power of Bank Common Shares issued and outstanding, in person or by proxy, is required for and shall constitute a quorum for the transaction of business at the Bank Special Meeting. Abstentions and broker non-votes will be counted in establishing the quorum. A majority of the Bank Common Shares present at the Bank Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Bank Board in its discretion may, adjourn the Bank Special Meeting from time to time without further notice. Pursuant to Bank's Articles of Incorporation, as amended, the affirmative vote of the holders of at least a majority of the voting power of outstanding Bank Common Shares is required to approve the Merger Proposal. An abstention and a broker non-vote would thus have the same effect as a vote against the Merger Proposal.

     Only shareholders of record on the Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Merger Proposal without specific instructions from such customers. Given that the affirmative vote of the holders of a majority of the voting power of outstanding Bank Common Shares is required in order to approve the Merger Proposal, the failure of such customers to provide specific instructions with respect to their Bank Common Shares to their broker will have the effect of a vote against the approval of the Merger Proposal. Failure to return a properly executed proxy card or to vote at the Bank Special Meeting will have the same effect as a vote against the Merger Proposal.

     Proxies in the accompanying form that are properly executed and returned to Bank will be voted at the Bank Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the Merger Proposal. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Bank Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Bank at 236 South Main Street, Findlay, Ohio 45840. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose Bank Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the Bank Special Meeting.

     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of Bank who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of Bank Common Shares, which they hold of record, and Bank will reimburse them for their reasonable out-of-pocket expenses.

     The expenses related to the proxy solicitation for the Bank Special Meeting will be borne by Bank, except that the cost of preparing and mailing this Proxy Statement/Prospectus will be borne by Bank and Bancshares.

     The directors and executive officers of Bank and their affiliates owned, as
of the Record Date,                Bank Common Shares (     % of the total
number of outstanding shares of Bank Common Shares at such date) representing
     % of the voting power of all outstanding shares. Certain directors and executive officers of Bank who collectively own Class A Common Shares and Class B Common Shares representing a majority of the voting power have agreed to vote such shares in favor of the Merger Proposal.

                                PROPOSED MERGER

     The following description of certain aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A, attached to and incorporated by reference in this Proxy Statement/Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.

BANK BACKGROUND AND REASONS FOR THE MERGER

     As a result of increasing competitive pressures, consolidation, and regulatory and other changes in the banking and financial services industry, the family that holds the controlling interest in Bank had been discussing for several years the strategic alternatives available to Bank, particularly relative to liquidity and maintaining shareholder value. In September 1997, Mr. Richard R. Hollington, Jr., Chairman of Bank, was introduced to Mr. Marty Adams, President and Chief Executive Officer of Bancshares, and over the course of the next several months Bank and Bancshares exchanged financial information. Moreover, in the latter part of 1997, Danielson Associates was asked to review Bank's position and alternatives, and in January 1998, Danielson Associates presented its findings to the Board of Directors of Bank. Based on these findings, a decision was made to explore the possibility of selling Bank, and Danielson Associates was hired as financial adviser to assist in this process.

     With Danielson Associates' assistance, three financial institutions, including Bancshares, were identified as being likely to be interested in acquiring Bank. In April 1998, after obtaining confidentiality agreements, Danielson Associates provided these institutions with an information memorandum that described, among other things, the financial condition, market position, asset and deposit mix and loan quality of Bank. Each of these institutions was asked to submit its best offer for the acquisition of Bank. Discussions of operating philosophies and possible synergies were held by representatives of Bank with representatives of these institutions at various times.

     During this process, in May 1998, Bancshares agreed to a merger of equals with Mid Am. Danielson Associates and Bank believed at that time the "merger of equals" could remove Bancshares from the bidding process. This raised questions as to whether a possible reduction in the number of potential acquirors would impact the ability to obtain the best value possible for Bank's shareholders. To alleviate this concern, two other financial institutions were contacted in May 1998, and each was provided with an information memorandum and asked to submit an offer to acquire Bank. Furthermore, representatives of Bank, Bancshares and Mid Am had discussions with respect to the structure of a possible transaction in light of the "merger of equals" transaction.

     During June 1998, representatives of Bank and Bancshares continued their discussions. Bancshares outlined financial and other aspects of a possible business combination in non-binding indications of interest delivered to Bank around the middle of June.

     In July 1998, offers were received from four of the five potential acquirors. Danielson Associates analyzed the offers and then reviewed them with members of the controlling family, including Bank's Chairman and other family members who were directors or executive officers of Bank. The financial terms of two of the offers were clearly superior to the others. One of these offers was the Bancshares' offer. After careful consideration, it was decided to pursue final negotiations with Bancshares because the Bancshares' offer was financially equal to or better than the other three offers and Bancshares' offer provided for certain important nonfinancial considerations that would benefit employees, customers and the communities served by Bank.

     Accordingly, in July 1998, representatives of Bank and Bancshares and their respective financial advisors met to finalize negotiations regarding the terms of a possible merger involving Bancshares and Bank. On July 7, 1998, Bancshares and Bank reached preliminary agreement on a proposed exchange ratio of 63.25 shares of Bancshares Common Shares for each Bank Common Share. Following that and other discussions, the parties prepared a definitive merger agreement substantially on the terms discussed, including pricing, termination provisions, standard representations, warranties and covenants and customary closing conditions.

     On July 22, 1998, a special meeting of the Bank Board was held to consider the terms of the potential merger with Bancshares. Danielson Associates made a presentation on the financial aspects of the Merger and rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to the shareholders of Bank from a financial point of view.

     After extensive discussion, the Bank Board unanimously determined, based upon consideration of the various factors discussed below, that the proposed merger involving Bancshares and Bank was in the best interest of Bank and its shareholders. The Bank Board unanimously approved the Merger Proposal and the related transactions contemplated therein.

     On July 22, 1998, the Merger Agreement was executed by the parties thereto, and Bancshares, Bank and Mid Am issued a joint press release announcing the Merger.

     The Board of Directors believes that the Merger offers Bank and its shareholders an attractive opportunity to participate in a company with enhanced financial strength that should be able to compete more effectively in Ohio. The Board of Directors also believes that this enhanced financial strength will increase opportunities for growth as a combined company, and will offer greater flexibility in meeting the challenges affecting the banking and financial services industries.

RECOMMENDATION OF THE BANK BOARD OF DIRECTORS

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF BANK UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF BANK AND THE BANK SHAREHOLDERS AND RECOMMENDS THAT BANK SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

OPINION OF BANK'S FINANCIAL ADVISOR

     Bank retained Danielson Associates, Inc. ("Danielson Associates") to advise the Bank Board of Directors as to the Bank's "fair" sale value and the fairness to its shareholders of the financial terms of the offer to acquire Bank. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in connection with mergers, acquisitions, and other securities transactions, and has knowledge of, and experience with, the Ohio banking markets and banking organizations operating in those markets. Bank selected Danielson Associates because of its prior experience with such firm and such firm's reputation in the financial services industry.

     In such capacity, Danielson Associates reviewed the Merger Agreement with respect to the pricing and other terms and conditions of the Merger, but the decision to accept the offer of Bancshares was ultimately made by the Board of Directors of Bank. Danielson Associates rendered its oral opinion to the Bank Board of Directors, which it subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Bancshares offer were "fair" to Bank and its shareholders. No limitations were imposed by the Bank Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

     In arriving at its opinion, Danielson Associates (a) reviewed certain business and financial information relating to Bank and Bancshares, including annual reports for the fiscal year ended December 31, 1997 and call report data from 1989 to 1997 including quarterly reports for 1998; (b) discussed the past and current operations, financial condition and prospects of Bank with its senior executives; (c) analyzed the pro forma impact of the merger on Bancshares' earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for Bancshares Common Shares and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the Merger Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

     Danielson Associates did not obtain any independent appraisal of assets or liabilities of Bank or Bancshares or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by Bank or Bancshares and assumed the accuracy and completeness of all such information.

     In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson Associates' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis and summary description.

     In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond Bank's or Bancshares' control. Any estimates contained by Danielson Associates' analyses are not necessarily indicative of the future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

PRO FORMA MERGER ANALYSES

     Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of about $191 million at the time of the Merger Agreement for all of the outstanding Bank Common Shares. The analysis evaluated, among other things, possible dilution in earnings and capital per Bancshares Common Share.

COMPARABLE COMPANIES

     Danielson Associates compared Bank's (a) tangible capital of 7.87% of assets as of April 30, 1998, (b) .44% of assets nonperforming as of April 30, 1998, and (c) net operating income of 1.78% of average assets for the trailing twelve month period ending March 31, 1998, with the medians for selected Ohio banks, which Danielson Associates deemed comparable. The banks included Capital Holdings, Inc., CoBancorp, Inc., Farmers and Merchants Bancorp, Inc., Intercounty Bancshares, Inc., LNB Bancorp, Inc., Mahoning National Bancorp, Inc., Peoples Bancorp, Inc., Rurban Financial Corp., Second Bancorp, Inc., Security Banc Corporation, UNB Corporation and Wayne Bancorp, Inc. Their medians were (a) tangible capital of 9.22% of assets, (b) .33% of assets nonperforming, and (c) net operating income of 2.09% of average assets.

     Danielson Associates also compared Bancshares' (a) stock price as of July 20, 1998 of 23.5 times adjusted earnings and 414% of book, (b) dividend yield based on trailing four quarters as of March 31, 1998 and stock price as of July 20, 1998 of 1.78%, (c) tangible capital as of March 31, 1998 of 8.42% of assets,
(d) non-performing assets as of March 31, 1998 equal to .12% of total assets,
(e) return on average assets during the trailing four quarters ended March 31, 1998 of 1.39% and (f) return on average equity during the same period of 15.11%, with the medians for selected banks and bank holding companies that Danielson Associates deemed to be comparable to Bancshares. The selected institutions included BancFirst Ohio Corporation, First Financial Bancorp and Park National Corporation in Ohio; Area Bancshares Corporation, Community Trust Bancorp, Inc., First Financial Corporation, First Merchants Corporation and National City Bancshares, Inc. in Indiana. The comparable medians were (a) stock price of 22.7 times earnings and 290% of book, (b) dividend yield of 1.81%, (c) tangible capital of 8.68% of assets, (d) .36% of assets non-performing, (e) return on average assets of 1.27% and (f) return on average equity of 12.75%. Danielson Associates also compared other income, expense, and balance sheet information of such companies with similar information about Bancshares.

COMPARABLE TRANSACTION ANALYSIS

     Danielson Associates compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of Bank with earnings and capital multiples paid in acquisitions of banks in Kentucky, Maryland, Ohio, Pennsylvania and West Virginia through the opinion date. Of these, the most applicable recent transactions included Bancshares/Century, National City/Fort Wayne National, Star/Trans Financial and First Commonwealth/Southwest. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 377% of Bank's March 31, 1998 book value and 28.7 times Bank's adjusted earnings for the trailing four quarters as of March 31, 1998. This compares to the median multiples of 270% of book value and 26.4 times earnings for the comparable acquisitions.

OTHER ANALYSIS

     In addition to performing the analyses summarized above, Danielson Associates also considered the general market for bank and thrift mergers, the historical financial performance of Bank and Bancshares, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

     No company or transaction used in this composite analysis is identical to Bank or Bancshares. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

     The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as financial adviser to Bank, Danielson Associates is to be paid upon the closing of the transaction a fee equal to .35% of the market value of Bancshares Common Shares issued to Bank shareholders in the Merger.

     The full text of the opinion of Danielson Associates dated as of July 21, 1998, which sets forth assumptions made and matters considered, is attached hereto as Exhibit C to this Proxy Statement/Prospectus. Bank shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by Bank shareholders in the Merger and does not constitute a recommendation to any Bank shareholder as to how much such shareholder should vote at the Bank Special Meeting.

BANCSHARES BACKGROUND AND REASONS FOR THE MERGER

     In late 1996, as part of its ongoing reviewing of acquisition candidates, Bancshares identified Bank and obtained publicly available financial data for its review. Subsequently, in September, 1997, Mr. Marty Adams, President and Chief Executive Officer of Bancshares was introduced to Mr. Richard R. Hollington, Jr., Chairman of Bank. They discussed the philosophies and strategies of their respective financial institutions and, over the course of the next several months, exchanged financial information with each other. In the first part of 1998, Bancshares received a confidential information memorandum about Bank from Danielson Associates, Bank's financial adviser. Ohio Bank representatives then met with Bancshares' representatives at Bancshares' offices to discuss operating philosophies and explore mutual strategies and possible synergies between the two companies. On May 20, 1998, the Bancshares Board of Directors held a meeting at which Bancshares' financial adviser, Mr. William Hickey of Sandler O'Neill, made an initial presentation with respect to Bank. In light of the May 21, 1998 announcement of a "merger of equals" transaction between Bancshares and Mid Am, Mr. Adams, along with Mr. David Francisco, President and Chief Operating Officer of Mid Am, met with Bank representatives to discuss the structure of a possible transaction involving Bank. Subsequently, Mr. Adams met several times with Danielson Associates. By letter dated June 19, 1998, Bancshares forwarded a non-binding indication of interest to Bank outlining the financial and other aspects of a possible strategic business combination, which was supplemented by a letter dated June 22, 1998. Thereafter discussions continued, and on July 7, 1998, preliminary agreement was reached on the Exchange Ratio, and on July 20, 1998, the Merger Agreement was finalized by the parties. Thereafter, Bancshares sought and received the written consent of Mid Am to the proposed transactions with Bank, as required by the Mid Am Agreement. On July 20, 1998, the Bancshares' Board of Directors approved the Merger Agreement and the transactions contemplated thereby and received an oral opinion of its financial adviser, Sandler O'Neill that the Merger would be fair to Bancshares' shareholders from a financial point of view. On July 23, 1998 Bancshares and Bank entered into a Stock Option Agreement. See "PROPOSED
MERGER -- Stock Option Agreement."

     Bancshares' Board of Directors has concluded that the Merger would be in the best interests of Bancshares' shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Bancshares' facilities and services in the Ohio counties of Hancock, Seneca, Putnam, Franklin and Cuyahoga. Bancshares' philosophies of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community it and its banking subsidiaries serves are consistent with Bank's management philosophies and its long-standing reputation of service to Findlay, Ohio. In addition, the current products and services offered by Bank are similar to, and in many respects, complement the products and services provided by Bancshares and its banking subsidiaries. Bancshares anticipates that the additional products and services that will become available to Bank customers as a result of the Merger will provide opportunities for expanded and new customer relationships. Bancshares also believes that the Merger can be accomplished with little or no resulting dilution in the per share earnings of Bancshares Common Shares.

DESCRIPTION OF THE MERGER

     Upon consummation of the transactions contemplated under the Merger Agreement, an interim bank subsidiary formed and owned by Bancshares will be merged with and into Bank. Bank will be the surviving corporation after the Merger and the Articles of Incorporation and Code of Regulations of the interim bank will remain in effect as they were immediately prior to the Merger.

CONSIDERATION FOR BANK COMMON SHARES

     Upon consummation of the Merger, each shareholder of Bank who does not dissent will have the right to receive 63.25 Bancshares Common Shares for each of his or her Bank Common Shares held (the "Exchange Ratio"), plus cash in lieu of the issuance of fractional shares.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

     No fractional Bancshares Common Shares will be issued in connection with the Merger. Each Bank shareholder who would otherwise have been entitled to receive a fraction of a Bancshares Common Share will receive, in lieu thereof, cash therefor, without interest, at an amount equal to such fractional part of a Bancshares Common Share multiplied by the last reported sale price per share of Bancshares Common Shares on the trading day most recently preceding the Effective Time as reported on the Nasdaq National Market (as reported in the Wall Street Journal or, if not therein, in another authoritative source).

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties

     The Merger Agreement contains representations and warranties by the parties regarding, among other things, due organization, authority to enter into the Merger Agreement, capitalization, properties, loans and investments, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger. The Merger Agreement includes certain exceptions to Bancshares' and Bank's representations and warranties, none of which are deemed material to this transaction.

  Conditions to the Merger

     The obligations of Bank and Bancshares to consummate the Merger are subject to, but not limited to the following conditions: (1) the accuracy of Bank's and Bancshares' representations and warranties and compliance with covenants on and as of the closing date of the Merger; (2) no material adverse change in the financial condition, results of operations, business or assets of Bank and Bancshares; (3) the granting of all necessary regulatory approvals, including but not limited to the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission and the Ohio Department of Commerce, Division of Financial Institutions; (4) the issuance by Bancshares' general counsel and Bank's counsel of opinions covering certain matters with respect to Bancshares and Bank, (5) neither the consummation nor performance of the transactions under the Merger Agreement will conflict with, or result in a material violation of, or cause Bancshares or Bank or their respective affiliates to suffer any material adverse consequences under any law or order applicable to, or proposed to be applicable to them; (6) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending; (7) no action shall have been taken or threatened by any governmental entity which makes consummation of the Merger illegal; (8) the registration statement with the Securities and Exchange Commission registering the exchange of the Bancshares Common Shares for Bank Common Shares and all state securities and "blue sky" permits have become effective and no stop orders or similar restraining orders shall have been issued; (9) the receipt by Bancshares of an opinion letter from Crowe, Chizek and Company LLP stating that the transaction qualifies for treatment as a "pooling of interests" for financial statement reporting purposes; and (10) the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding Bank Common Shares.

     Bancshares' obligations under the Merger Agreement are also conditioned on, among other conditions: (1) the holders of no more than (10%) of the Bank Common Shares having asserted dissenters' rights; (2) Bank conducting business in the ordinary and usual course; (3) there having been no event constituting an event of default under any material indenture, agreement, note, mortgage or guaranty that materially adversely affects Bank's financial condition; (4) the receipt by Bancshares of a fairness opinion from Sandler O'Neill & Partners, L.P. dated as of the date of this Proxy Statement/Prospectus stating that the Merger is fair from a financial point of view to the Bancshares shareholders; (5) the receipt by Bancshares of an Affiliate Certificate from each Affiliate of Bank in the form specified in Section 7.2 of the Merger Agreement; and (6) the receipt by Bancshares from Bank of the Officers' Certificates regarding registration required pursuant to Section 7.4(a) of the Merger Agreement.

     Bank's obligations under the Merger Agreement are also subject to, among other conditions: (1) the receipt of a fairness opinion from Danielson Associates, Inc. dated as of the date of this Proxy Statement/Prospectus stating that the Merger is fair from a financial point of view to Bank shareholders; (2) the receipt of an opinion of Bank's counsel, reasonably satisfactory in form and substance to Bank, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the IRC, no gain or loss will be recognized by Bank as a consequence of the Merger, and no gain or loss will be recognized by the shareholders of Bank pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights or paid in lieu of the issuance of fractional shares); and (3) the receipt by Bank from Bancshares of the officers' certificates regarding registration required pursuant to Section 7.4(a) of the Merger Agreement.

     The foregoing disclosure regarding conditions to the Merger represents and includes all material conditions to the consummation thereof. Amendments; Termination

  Amendments; Termination

     The Merger Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The Merger Agreement may be terminated as follows: (i) by mutual consent of the parties; (ii) by Bank if the Average NMS Closing Price (as that term is defined in the Merger Agreement, NMS Closing Price shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. and Average NMS Closing Price shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Merger) is less than $26.00; (iii) by Bank pursuant to Section 9.1(e) of the Merger Agreement; (iv) by either party if the transactions contemplated by the Merger Agreement are not consummated by March 31, 1999, or (vi) by either party in the event of a material breach by the other party.

     Prior to exercise by Bank of its right of termination in the event that the average NMS Closing Price is less than $26.00, Bancshares may offer to distribute to Bank shareholders under the Merger Agreement an additional number of Bancshares Common Shares sufficient to offset the amount by which the average NMS Closing Price is below $26.00 plus some additional number of Bancshares Common Shares. Bank shall have the opportunity to accept or reject any such offer. If Bank rejects such offer, Bank may then terminate the Merger Agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger is structured to qualify as a tax free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, such that it is anticipated that no gain or loss will be recognized by Bank or Bancshares as a result of the Merger. Nor is it expected that shareholders of Bank will recognize gain or loss upon the exchange of their Bank Common Shares for newly issued Bancshares Common Shares, except for cash received in exchange for fractional interests. Assuming the Merger is treated as a tax-free reorganization, the federal income tax basis of the Bancshares Common Shares received by the shareholders of Bank will be the same as the federal income tax basis of the Bank Common Shares surrendered in exchange therefor and the holding period of the Bancshares Common Shares received by the shareholders of Bank will include the holding period of the Bank Common Shares surrendered in exchange therefor, provided that the Bank Common Shares were held as a capital asset on the date of the exchange.

     Shareholders who exercise their dissenters' rights of appraisal and receive cash for their Bank Common Shares will be treated as having received a distribution in redemption of their shares, which will result in such shareholders realizing income for federal income tax purposes. Furthermore, shareholders of Bank who receive cash in lieu of fractional interests in Bancshares Common Shares as a result of the exchange will also be treated as having received a distribution in redemption of their proportionate interest in Bank, which will result in such shareholders realizing income for federal income tax purposes. The amount of such income and the tax treatment thereof will depend on a number of factual considerations particular to the individual shareholder.

     The discussion of federal income taxes is included herein for general information only. EACH BANK SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PROPOSED MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The pro forma results of this accounting treatment are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

     As noted above, it is a condition to the obligation of Bancshares and Bank to consummate the Merger that Bancshares shall have received a letter from its auditors, Crowe, Chizek and Company LLP, to the effect that the

Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Bancshares and Bank will be combined at the effective date of the Merger and carried forward at their previously recorded amounts and the shareholders' equity accounts of Bancshares and Bank will be combined on Bancshares' consolidated balance sheet. Income and other financial statements of Bancshares issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Bancshares and Bank as if the Merger had taken place prior to the periods covered by such financial statements. In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Bank Common Shares must be exchanged for Bancshares Common Shares with substantially similar terms. Other criteria must also be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the effective time of the Merger. Furthermore, in order to qualify for pooling of interests accounting treatment, no affiliate of either Bancshares or Bank may reduce his or her risk relative to the Bancshares Common Shares received in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published. In the event such conditions are not met, the Merger would not be consummated unless the condition was waived by Bancshares and Bank.

INTEREST OF BANK MANAGEMENT IN THE MERGER

     Upon consummation of the Merger, the size of the Bancshares Board of Directors will expand to twenty-five (25) members and three (3) members of the Bank's Board of Directors to be recommended by Bank and selected by Bancshares will be appointed to serve on the Bancshares Board of Directors (collectively, the "New Directors"). One of the New Directors will be designated by Bancshares for membership on the Executive Committee of the Bancshares Board of Directors, if any such committee is formed. In addition, a member of the Bank's management team will be selected by Bancshares to serve on the Management Executive Committee of Bancshares. Furthermore, Mr. Richard R. Hollington, Jr., the Chairman of the Board of Bank, will become a Vice Chairman of Bancshares and thereafter Mr. James McBane, the current Chairman of the Board of Bancshares, (who will become the Vice Chairman of the Board of Sky Financial upon consummation of the Mid Am Merger) will be designated as the First Vice Chairman of the Sky Financial Board of Directors. Mr. Richard Hollington III, the Chief Operating Officer of Bank, will become a Senior Vice President -- Integration Manager of Sky Financial.

     For their services, the New Directors will be compensated as directors of Bancshares. Bancshares currently pays an annual retainer of $9,800 to directors of Bancshares. In addition, directors currently receive a fee of $450 for each Board meeting and $150 for each committee meeting they attend.

     At the Effective Time of the Merger, the composition of the Bank Board of Directors will be changed, such that certain of the current Bank directors shall continue to serve as directors of the Bank, along with current members of the Boards of Directors of the various banks which will be merged with and into the Bank after the consummation of the Merger. See "PROPOSED MERGER -- Operations of Bank After the Merger."

     Furthermore, Bancshares shall have entered into an employment agreement with Jack Donaldson, President and Chief Executive Officer of Bank and severance agreements with certain other Bank officers, to take effect at the effective time of the Merger, all as mutually agreed upon by Bancshares and such officers.

EXPENSES OF THE MERGER

     Bancshares and Bank shall each bear its respective expenses incurred in connection with the Merger and the transactions contemplated thereby, including without limitation, all fees of its respective legal counsel, financial advisors and accountants. Bancshares shall be responsible for all expenses incident to obtaining requisite regulatory approvals.

REGULATORY APPROVALS

     Bancshares is in the process of filing the applications necessary to obtain the approval for the Merger from the Federal Reserve Board and the Ohio Department of Commerce (Division of Financial Institutions, Office of

Banks and Savings & Loans). The Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds. Bancshares has no reason to believe the Merger will be challenged on antitrust grounds.

EFFECTIVE TIME OF THE MERGER

     As used in this Proxy Statement/Prospectus, "Effective Time" means the date and time when the Merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certified copy of the Agreement and Plan of Merger together with a certificate of approval from the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings and Loans in accordance with Section 1121.06 of the Ohio Revised Code.

OPERATIONS OF BANK AFTER THE MERGER

     Pursuant to the terms of the Merger Agreement, an interim banking subsidiary of Bank will be merged with and into Bank and Bank shall be the Surviving Corporation as of the Effective Time and will be a wholly-owned subsidiary of Bancshares. The Articles of Incorporation and Code of Regulations of the interim bank existing immediately prior to the Merger shall become the Articles of Incorporation and Code of Regulations of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with applicable law. Assuming the consummation of the Mid Am Merger, as soon as reasonably practicable after the Merger and following the receipt of all necessary regulatory approvals, two of Mid Am's banking affiliates, specifically, American Community Bank, N.A. and Amerifirst Bank, N.A. will be merged with and into Bank. In addition two other banking affiliates, specifically, First National Bank Northwest Ohio and Mid American National Bank & Trust Company will merge with one another, with Mid American National Bank & Trust Company as the resulting bank.

BUSINESS PENDING THE MERGER

     From the date of the Merger Agreement to the Effective Time of the Merger, Bank shall carry on its business in substantially the same manner as heretofore and without the written consent of Bancshares, Bank shall not (a) do any of the things which they represent and warrant in the Merger Agreement have not been done since December 31, 1997 or the date of the Merger Agreement, as the case may be, except as necessary to carry out the Merger Agreement on the part of Bank; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Bank set forth in the Merger Agreement or which would cause a breach of any such representation of warranty if made at or immediately following such transaction; or (c) engage in any lending activities other than in the ordinary course of business consistent with past practice. Bank shall send to Bancshares via facsimile transmission a copy of all loan presentations made to Bank's Board Loan Committee at the same time as such presentations are transmitted to said committee, to enable one of Bancshares' senior loan committee members to review, comment and make reasonable recommendations to the loan committee with respect to such loan presentations. Bank shall consult with Bancshares prior to hiring any full-time employees at an annual salary in excess of $25,000, other than replacement employees for positions then existing. Bank will use its reasonable best efforts to keep its business organizations intact, to keep available the services of present employees, and to preserve the goodwill of customers, suppliers, and others having business relations with them.

STOCK OPTION AGREEMENT

     On July 23, 1998, Bancshares entered into a Stock Option Agreement with Bank that grants Bancshares a binding option to purchase up to 5.42% of the outstanding Bank Common Shares at an exercise price of $400.00 per share in certain circumstances.

     Bancshares may exercise the binding option at any time or upon the occurrence of any of the following events: (i) Bank enters into an agreement with any person to merge, consolidate or acquire all or substantially all of the assets of Bank or for the purchase or acquisition of securities representing 20% or more of the voting power of Bank; (ii) any person (other than Bancshares) acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding Bank Common Shares after the date of the Stock Option Agreement; (iii) any person makes a bona fide takeover proposal to Bank by public announcement or written communication that is or becomes the subject of public disclosure, and, following such bona fide takeover proposal, the Bank shareholders vote not to approve the Merger between Bancshares and Bank; (iv) Bank breaches the Stock Option Agreement in any material respect, which breach shall not have been cured within 15 days after notice; or (v) Bank breaches the Merger Agreement between Bancshares and Bank following a bona fide takeover proposal.

     Bancshares' binding option may be terminated in any of the following manners: (i) by mutual consent of Bancshares and Bank; (ii) by either Bancshares or Bank if the Federal Reserve Board issues an order denying approval of the Merger of Bancshares and Bank or if any other governmental entity issues a final permanent order enjoining or otherwise prohibiting consummation of the Merger;
(iii) by either Bancshares or Bank if the Merger has not been consummated on or before March 31, 1999; or (iv) by either Bancshares or Bank if no Purchase Event (as defined in the Stock Option Agreement) has occurred and Bank's shareholders fail to approve the Merger.

     A copy of the Stock Option Agreement is attached to this Proxy Statement/Prospectus as Appendix D and is incorporated herein by reference.

SURRENDER OF CERTIFICATES

     After the Effective Time, each holder of an outstanding certificate or certificates for Bank Common Shares converted into Bancshares Common Shares will be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Bank Common Shares were converted and, if applicable, a cash payment in lieu of any fractional share. Each holder of Bank Common Shares will surrender the outstanding certificate(s) to Bancshares' designated exchange agent, the Bank of New York (the "Exchange Agent").

     Included with this Proxy Statement/Prospectus is a letter of transmittal for use by Bank shareholders in surrendering their Bank Common Share certificates to the Exchange Agent. Upon surrender of the Bank Common Share certificate(s) for cancellation to the Exchange Agent, together with a completed letter of transmittal and any other documents reasonably requested, the holder of the Bank Common Share certificate(s) will be entitled to receive that number of whole Bancshares Common Shares that such holder has the right to receive under the Merger Agreement and the surrendered Bank Common Share certificate(s) will be canceled. Shareholders may submit letters of transmittal and Bank common share certificates to the Exchange Agent any time on or after the date of the Special Meeting.

     In the event of a lost certificate, the Bank shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate, (ii) an indemnity agreement and (iii) other reasonable items (including an affidavit) requested by Bank in accordance with Article VI, Section 3 of Bank's Code of Regulations.

     In the event of a transfer of ownership of Bank Common Shares that are not registered in the transfer records of Bank, a certificate representing the proper number of Bancshares Common Shares may be issued to a transferee if the certificate representing such Bank Common Shares is presented to the Exchange Agent, accompanied by all documents required by Bancshares to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     After the consummation of the Merger, there will be no transfers on the stock transfer books of Bank of any Bank Common Shares. If, after the consummation of the Merger, certificates and letters of transmittal for Bank Common Shares are properly presented to Bancshares, such certificates will be canceled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that Bancshares has not paid such consideration to a public official pursuant to applicable abandoned property laws.

RESALE OF BANCSHARES COMMON SHARES

     No restrictions on the sale or other transfer of the Bancshares Common Shares issued pursuant to the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of shares issued to any

Bank shareholder who may be deemed to be an "affiliate" of Bank for purposes of Rule 145 under the 1933 Act. Generally, "affiliates" of Bank would include officers, directors and significant shareholders of Bank. The Merger Agreement requires Bank to cause persons who could be considered to be "affiliates" to enter into an agreement with Bancshares to the effect that the Bancshares Common Shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder. Sales of Bancshares Common Shares by affiliates of Bancshares are subject to similar transfer restrictions.

     Bancshares Common Shares issued to Bank shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the number of shares that such affiliates, and others with whom they might act in concert, may sell within any three month period.

RIGHTS OF DISSENTING BANK SHAREHOLDERS

     Shareholders of Bank are entitled to certain dissenters' rights pursuant to
Section 1701.85 of the ORC. Section 1701.85 generally provides that shareholders of Bank will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Bank shareholder who is a record holder of Bank Common Shares on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such Bank Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to Bank on or before the tenth day following the Bank Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of said Bank Common Shares. See the text of Section 1701.85 of the ORC attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

     If Bank so requests, dissenting shareholders must submit their share certificates to Bank within fifteen days of such request, for endorsement thereon by Bank that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by Bank. If Bank and any dissenting shareholder cannot agree upon the "fair cash value" of the Bank Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Hancock County, Ohio (the "Court") for a determination of the "fair cash value" of said Bank Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

                    DESCRIPTION OF BANCSHARES CAPITAL SHARES

GENERAL

     Bancshares has authorized 36,000,000 Common Shares, without par value, of which 17,748,688 shares are issued and outstanding and 9,571 are held in treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable. The holders of Bancshares Common Shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes, one of which is elected annually. On liquidation or dissolution of Bancshares, the holders of Bancshares Common Shares are entitled to share ratably in such assets as remain after creditors have been paid.

     In addition, Bancshares has authorized 200,000 shares of serial preferred stock ("Serial Shares"), none of which are currently outstanding. The terms of the Serial Shares are to be established by Bancshares' Board of Directors; therefore, if Bancshares were to issue Serial Shares in the future, holders thereof might have preference over the holders of Bancshares Common Shares in the event of a liquidation or dissolution and may have other rights which are superior to or in addition to the rights of holders of Bancshares Common Shares. Serial Shares have a par value of $10.00 per share. Bancshares Common Shares have no par value. Holders of Bancshares Common Shares have no preemptive rights, subscription rights or conversion rights.

     Bancshares' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account Bancshares' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO BANCSHARES--Market Price of Bancshares Common Shares."

     The Bank of New York is the transfer agent and registrar for Bancshares Common Shares.

DESCRIPTION OF CONTROL SHARE ACQUISITION PROVISIONS

     Currently, Bancshares' Articles of Incorporation restrict certain acquisitions of Bancshares Common Shares that meet the definition of a Control Share Acquisition. A Control Share Acquisition is defined as the acquisition, directly or indirectly, by any person, of Bancshares Common Shares that, when added to all other shares of Bancshares in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors within any of the following ranges of such voting power:

     (a) One-fifth or more but less than one-third of such voting power;

     (b) One-third or more but less than a majority of such voting power;

     (c) A majority or more of such voting power.

The Articles of Incorporation provide for certain exceptions to this definition, such as good faith acquisitions not for the purpose of circumventing the Articles of Incorporation, bequests, inheritances and gifts, pledges or other security interests created in good faith and not for the purpose of circumventing the Articles of Incorporation, or pursuant to certain shareholder-approved mergers, consolidations or majority share acquisitions. If an acquisition of Bancshares Common Shares qualifies as a Control Share Acquisition, authorization for such transaction must be obtained at a special shareholder meeting held in accordance with procedures contained in the Articles of Incorporation. If these procedures are violated, the person making such acquisition loses certain shareholder rights.

  Procedures

     In order to obtain authorization for a Control Share Acquisition, the person proposing to make such acquisition must deliver a notice to Bancshares (the "Notice") including the following information:

          (a) The identity of the person who is giving the Notice;

          (b) A statement that the Notice is given pursuant to the Articles of Incorporation;

          (c) The number and class of shares of Bancshares owned, directly or indirectly, by the person who gives the Notice;

          (d) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          (e) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          (f) Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

Within ten days of receiving the Notice, the Board of Directors must call a special meeting of shareholders to be held not later than 50 days after receipt of the Notice. The purpose of the special meeting of the shareholders is to consider the proposed Control Share Acquisition; provided, that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of Bancshares and its shareholders or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons.

  Requirements for Approval

     The person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders authorize such acquisition at the special meeting called by the Board of Directors for that purpose, at which a quorum is present, by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of "Interested Shares"; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition. "Interested Shares" are Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

          (a) any person whose Notice prompted the calling of the meeting of shareholders;

          (b) any officer of Bancshares elected or appointed by the directors of Bancshares; and

          (c) any employee of Bancshares who is also a director of Bancshares.

  Violation of Restriction

     Bancshares Common Shares issued or transferred to any person in violation of this restriction are valid only with respect to such amount of shares as does not result in a violation of the Bancshares Articles of Incorporation, and such issuance or transfer is null and void with respect to the remainder of such shares. Any such remainder of shares are called "Excess Shares." Excess Shares are not entitled to any voting rights, are not considered to be outstanding for quorum or voting purposes, and are not entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares holds the distribution as agent for Bancshares and, following a permitted transfer, for the transferee. Any holder of Excess Shares may transfer the Excess Shares (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of the

Articles of Incorporation. Upon a permitted transfer, Bancshares will pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

     Assuming the receipt of the requisite approval by the Bancshares shareholders at its October 1, 1998 special meeting, the Control Share Acquisition Provisions found in the Bancshares Articles of Incorporation will be repealed and Sky Financial Group, Inc. will have no Control Acquisition Provisions in its Articles of Incorporation upon consummation of the Mid Am Merger.

                   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
              COMMON SHARES OF SKY FINANCIAL, BANK AND BANCSHARES

INTRODUCTION

     As a consequence of the Merger, shareholders of Bank will become shareholders of Bancshares and, subsequent to the consummation of the Mid Am Merger, will become shareholders of Sky Financial Group, Inc. ("Sky Financial"). The following is a summary of certain similarities and all material differences between the rights of holders of Bank Common Shares, the rights of holders of Bancshares Common Shares and the rights of holders of Sky Financial Common Shares. As Bank is a bank and Bancshares and Sky Financial are corporations, organized under the Ohio General Corporation Law (the "OGCL"), these differences arise from various provisions of the Articles of Incorporation and Code of Regulations of each of Bank, Bancshares and Sky Financial.

     THE FOLLOWING SUMMARY IS NECESSARILY GENERAL AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE OGCL AND THE EXISTING ARTICLES OF INCORPORATION AND CODE OF REGULATIONS OF BANCSHARES, BANK AND SKY FINANCIAL.

AUTHORIZED SHARES

     Sky Financial. The Sky Financial Articles of Incorporation will provide for 150,000,000 shares of Sky Financial common stock, without par value, and 10,000,000 shares of Sky Financial preferred stock, par value $10.00 per share. If Sky Financial serial preferred shares were to be issued, the rights of holders of Sky Financial common stock would be subordinated in certain respects to the rights of the holders of Sky Financial serial preferred shares.

     Bancshares. The Bancshares Articles of Incorporation provide for 36,000,000 shares of Bancshares common stock, without par value, and 200,000 serial preferred shares, par value $10.00 per share. No serial preferred shares are currently outstanding.

     Bank. The Bank Articles provide for the maximum number of shares which Bank is authorized to have outstanding to be 88,000 shares, of which 50,411 shares shall be Class A Common Shares, $50 par value, and 37,589 shares shall be Class B Common Shares, $50 par value.

AMENDMENTS TO ARTICLES OF INCORPORATION OR CODE OF REGULATIONS

     Sky Financial. Except for specific provisions relating to an amendment with respect to Sky Financial serial preferred shares, an amendment to Sky Financial Articles of Incorporation will require the approval of a majority vote of the outstanding shares of Sky Financial voting as a class. Notwithstanding the foregoing, any amendment or addition to Sky Financial Articles of Incorporation which is inconsistent with or would have the effect of amending certain sections of Sky Financial Code of Regulations, including provisions governing the number, classification, election or term of office of directors or removal of directors, would require the same affirmative vote of shareholders as would be required if such provision were being amended or revised under Sky Financial Code of Regulations.

     The Sky Financial Code of Regulations will provide for amendments thereto upon the affirmative vote of the holders of a majority of the shares entitled to vote; provided, however, that any amendment with respect to the number, classification, election or term of office of directors or the removal of directors will require the affirmative vote of at least 75% of the shares entitled to vote, unless such amendment has been recommended by at least two-thirds of the Sky Financial board of directors.

     Bancshares. The provisions of the Bancshares Articles of Incorporation and Code of Regulations governing amendments thereto in effect before the Mid Am Merger are the same as the provisions in effect for Sky Financial after the Mid Am Merger.

     Bank. The Bank's Articles of Incorporation can be amended upon the affirmative vote of the holders of a majority of the shares entitled to vote. The Code of Regulations of Bank provides for amendments thereto upon the affirmative vote of the holders of a majority of the shares entitled to vote.

SPECIAL MEETINGS OF SHAREHOLDERS

     Sky Financial. The Sky Financial Code of Regulations will provide that a special meeting of the shareholders of Sky Financial may be called by any of the Chairman, Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President and the majority of directors. In addition, holders representing at least 50% of the outstanding shares entitled to vote at the special meeting will have the authority to call such meeting.

     Bancshares. The provision governing special meetings of shareholders under the Bancshares Code of Regulations provides that a special meeting of shareholders of Bancshares may be called by any of the Chairman, the President, any Vice President and the majority of directors. In addition, holders representing at least 50% of the outstanding shares entitled to vote at the special meeting will have the authority to call such meeting.

     The Bancshares Code of Regulations require a shareholder to notify Bancshares of any proposal at least sixty (60) days prior to the shareholders meeting. Such notice must include a brief description of the proposal, an explanation for why it is being proposed, and the name, share ownership and material interest of the shareholder in the proposal, if any.

     Bank. A special meeting of the Bank shareholders can be called by the Bank Board of Directors or by the Chairman or President of Bank. A special meeting may also be called at the written request of holders of record of not less than a majority of the Bank Class A Common Shares and Bank Class B Common Shares.

     The Bank Code of Regulations contain no provisions for shareholder proposals.

NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

     Sky Financial. The Sky Financial Code of Regulations will provide that the number of directors shall not be less than five (5) nor more than thirty-five
(35), with the exact number of directors to be determined from time to time by an 80% majority vote of the directors then in office. The Sky Financial Code of Regulations provides for a classified board of directors, such that approximately one-third of the members of the Sky Financial board of directors are elected each year; consequently, two annual meetings are effectively required for Sky Financial's shareholders to change a majority of the members of the Sky Financial board of directors.

     For a period of three years after the effective time of the Mid Am Merger, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated pursuant to the Mid Am Merger Agreement resigns, is no longer able to serve or does not stand for reelection, (i) if such director is a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors will have the exclusive right to select an individual to fill such vacancy and (ii) if such director is a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors will have the exclusive right to nominate an individual to fill such vacancy and the entire board of directors of Sky Financial will either elect such person as a director or nominate such person for election as a director.

     Any amendment or repeal of the foregoing provisions of Sky Financial Code of Regulations will require the affirmative vote of at least 75% of the outstanding shares eligible to vote for the election of directors unless such amendment or repeal has been recommended by the affirmative vote of at least two-thirds of the entire Sky

Financial board of directors, in which case only a majority vote of the outstanding shares eligible to vote will be required.

     Bancshares. The Bancshares Code of Regulations provides that the number of directors shall not be less than nine nor more than 21, with the exact number of directors to be determined from time to time by a majority vote of the directors then in office or by the shareholders of Bancshares. The Bancshares shareholders have fixed the number at 14 directors. The Bancshares Code of Regulations provides for a classified board of directors, such that approximately one-third of the members of the Bancshares board of directors are elected each year; consequently, two annual meetings are effectively required for Bancshares' shareholders to change a majority of the members of the Bancshares board of directors.

     Any amendment or repeal of the foregoing provisions of the Bancshares Code of Regulations requires the affirmative vote of at least 75% of the outstanding shares eligible to vote for the election of directors unless such amendment or repeal has been recommended by the affirmative vote of at least two-thirds of the entire Bancshares board of directors, in which case only a majority of the outstanding shares eligible to vote thereon is required.

     Bank. The Bank Code of Regulations provides that the number of the directors of Bank shall be seventeen (17), all of the same class.

REMOVAL OF DIRECTORS

     Sky Financial. The Sky Financial Code of Regulations will provide that a director may be removed only for cause and only by the affirmative vote of 80% of the entire Sky Financial board of directors. Amendment or repeal of the foregoing provision requires the vote of holders representing at least 75% of the outstanding capital stock entitled to vote for the election of directors, unless such amendment has been recommended by at least two-thirds of the Sky Financial board of directors then in office, in which case only a majority vote of the outstanding shares eligible to vote is required.

     Bancshares. The Bancshares Code of Regulations provides that a director may be removed without cause by the affirmative vote of the holders representing no less than 75% of the outstanding capital stock entitled to vote for the election of directors. Because shareholders of Bancshares may exercise cumulative voting rights, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal such that, if cumulatively voted at an election of all the directors, such votes would be sufficient to elect at least one director.

     Bank. The Bank's Code of Regulations provides that a director may be removed from office without cause by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of Bank (and without regard to what might be the case if cumulative voting were permitted).

ADVANCE NOTICE OF DIRECTOR NOMINATIONS

     Sky Financial. The Sky Financial Code of Regulations will provide that nominations for election to the Sky Financial board of directors may be made by the Sky Financial board of directors or by any holders of shares of the capital stock of Sky Financial entitled to vote for the election of directors. Nominations other than those made by or on behalf of the Sky Financial board of directors must be made in writing delivered to or mailed and received at the principal executive offices of Sky Financial no less than 60 days nor more than 90 days prior to the meeting of shareholders at which directors are to be elected. However, if notice of the meeting is mailed or public disclosure is made to shareholders less than 75 days before the meeting date, the nomination must be received no later than the close of business on the 15th day following the day on which notice of the meeting was mailed or public disclosure made. Such notice must be accompanied by the written consent of each proposed nominee to serve as a director of Sky Financial, if elected.

     Bancshares. Provisions dealing with the nomination of directors to the Bancshares Board are identical to the provisions set forth in Sky Financial Code of Regulations.

     Bank. The Bank's Code of Regulations do not contain any provisions relating to advance notice of director nominations.

CUMULATIVE VOTING

     Sky Financial. The Sky Financial Articles of Incorporation will provide that no shareholder of Sky Financial may cumulate his or her voting power in the election of directors.

     Bancshares. Under the OGCL, every shareholder of Bancshares has the right to vote cumulatively for the election of directors, provided such shareholder first serves timely written notice upon Bancshares. Cumulative voting allows each shareholder to give one candidate as many votes as the number of directors to be elected multiplied by the number of voting shares held by such shareholder, or to distribute his votes on the same principle among two or more candidates.

     Bank. The OGCL provisions described above under "Bancshares" apply to Bank.

CONTROL SHARE ACQUISITIONS

     Sky Financial. The State of Ohio has passed a control share acquisition statute (the "Control Share Acquisition Statute") designed to make the non-negotiated acquisition of control of an Ohio corporation through a tender offer more difficult. The Sky Financial Articles of Incorporation will specify that the Control Share Acquisition Statute is not applicable to Sky Financial.

     Bancshares. The Articles of Incorporation of Bancshares expressly opt out of the Control Share Acquisition Statute. In its place, the Bancshares Articles of Incorporation contain a similar provision which may also make the non-negotiated acquisition of Bancshares through a tender offer more difficult. See "Description of Control Share Acquisition Provisions."

     Bank. The Control Share Acquisition Statute is applicable to Bank.

BUSINESS COMBINATION PROVISIONS

     Sky Financial. Under Section 1704 of the OGCL, which is applicable to Sky Financial as well as to Bancshares, a corporation is prohibited from entering into a "Chapter 1704 transaction" (as defined herein) with the direct or indirect beneficial owner of 10% or more of the shares of the corporation (a "10% shareholder") for at least three years after the shareholder attains his 10% ownership unless the board of directors of the corporation approves, before the shareholder attains his 10% ownership, either the transaction or the purchase of shares resulting in his 10% ownership. A "Chapter 1704 transaction" is broadly defined to include, among other things, a merger or consolidation involving the corporation and the 10% shareholder, a sale or purchase of substantial assets between the corporation and the 10% shareholder, a reclassification, recapitalization, or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder, and the receipt by the 10% shareholder of a loan, guarantee, other financial assistance, or tax benefit not received proportionately by all shareholders. Even after the three-year period, Ohio law restricts these transactions between the corporation and the 10% shareholder. At that time, such a transaction may proceed only if (a) the board of directors of the corporation had approved the purchase of shares that gave the shareholder his 10% ownership, (b) the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares held or controlled by the 10% shareholder, or (c) the business combination results in shareholders, other than the 10% shareholder, receiving a prescribed fair price plus interest for their shares.

     Bancshares. Bancshares is currently subject to Section 1704 of the OGCL.

     Bank. Bank is currently subject to Section 1704 of the OGCL.

VOTE REQUIRED TO APPROVE MERGER, CONSOLIDATION, SALE OF SUBSTANTIALLY ALL ASSETS

     Sky Financial. Except as otherwise provided by the Sky Financial Articles of Incorporation or the Sky Financial Code of Regulations, and subject to
Section 1704 of the OGCL, Sky Financial Articles of Incorporation will provide that notwithstanding any provision of the OGCL which requires a two-thirds vote, or any other proportion of the voting power of Sky Financial, any amendments to the Sky Financial Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders, including the merger, consolidation of Sky Financial with another corporation, or sale of substantially all of the assets of Sky Financial, may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Sky Financial.

     Bancshares. The Bancshares Articles of Incorporation currently requires the affirmative vote of holders representing at least two-thirds of the outstanding capital stock of Bancshares entitled to vote in the election of directors for the adoption of a plan of merger or consolidation, or for the sale of substantially all of the assets of Bancshares.

     Bank. Holders of Bank Class A Common Shares are entitled to one vote per share. Holders of Bank Class B Common Shares are entitled to twenty votes per share. Pursuant to the Bank Code of Regulations, however, holders of Bank Class A Common Shares and Bank Class B Common Shares are not entitled to cumulative voting for directors. Moreover, pursuant to the Bank Code of Regulations, the affirmative vote of the holders of record of a majority of the issued and outstanding Bank Class A Common Shares and Bank Class B Common Shares in attendance or represented at any meeting at which a quorum is present is required for mergers, consolidations and the disposition of all or substantially all of Bank's assets, and all other Bank shareholder acts.

INDEMNIFICATION

     Sky Financial. The Sky Financial Code of Regulations will provide that Sky Financial shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. Such indemnification will not be deemed to restrict the power of Sky Financial (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of Sky Financial, or any person who is or was serving at the request of Sky Financial as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Sky Financial will have indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that the OGCL and the Sky Financial Code of Regulations are changed. Pursuant to the agreements, indemnitees would receive the highest available of the following: (i) the benefits provided by the Sky Financial Code of Regulations as of the date of the agreement; (ii) the benefits provided by the Sky Financial Code of Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under the OGCL which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitees under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits are or may be otherwise available to the indemnitees. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

     Bancshares. Bancshares' current indemnification program, including a provision in the Bancshares Code of Regulations and the protections offered by indemnification agreements, individual directors and executive officers is identical to the Sky Financial program described above.

     Bank. Under the Bank's Code of Regulations, mandatory indemnification is available only to Bank Directors.

SHAREHOLDERS RIGHTS PLAN

     Sky Financial. Sky Financial will have a shareholder rights plan. This plan may make it more difficult for a potential acquiror to effect a non-negotiated business combination with Sky Financial.

     Bancshares. Bancshares implemented a shareholder's rights plan on July 21, 1998. The shareholder rights plan is not affected by the consummation of the Merger or the other transactions contemplated in the Merger Agreement.

     Bank. Bank does not have a shareholder rights plan.

PREEMPTIVE RIGHTS

     Sky Financial. Sky Financial will not grant preemptive rights to its shareholders.

     Bancshares. The Bancshares Articles have eliminated preemptive rights for holders of Bancshares Common Shares.

     Bank. The Bank Articles have eliminated preemptive rights for holders of Bank Class A Common Shares. Holders of Bank Class B Common Shares have preemptive rights to purchase Bank Class B Common Shares to be issued by Bank.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of June 30, 1998 and the pro forma condensed combined income statements for the six-month periods ended June 30, 1998 and 1997 and for each of the three years in the period ended December 31, 1997, give effect to the Merger, to be accounted for as a pooling of interests. The pro forma information is based on the historical consolidated financial statements of Bancshares, Mid Am and Bank under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements. The pro forma condensed combined financial statements have been prepared by the managements of Bancshares, Mid Am and Bank based on their respective consolidated financial statements. Pro forma per share amounts are based on the conversion rate of 0.77 of a share of Bancshares Common Shares for each Mid Am Common Share in the Mid Am Merger and the conversion rate of 63.25 shares of Bancshares Common Shares for each Bank Common Share (including Class A Common Shares and Class B Common Shares) in the Merger involving Bank.

     The pro forma condensed combined financial statements include results of operations as if the Merger had been consummated as of the beginning of the earliest period presented. The pro forma condensed combined balance sheet reflects preliminary estimates by Bancshares, Mid Am and Bank of merger-related charges to be incurred in connection with the consummation of the mergers; however, the pro forma condensed combined income statements do not reflect these charges nor the cost savings anticipated to result from the mergers. The current estimate of merger-related charges is considered preliminary based on the due diligence that has been performed to date by management in connection with the mergers and is subject to change. The actual charges incurred may be higher or lower than what is currently estimated. Merger-related charges are contingent upon consummation of the mergers and would be recognized for each merger in the period in which that merger closes.

     The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Bancshares, Mid Am and Bank and the supplemental consolidated financial statements and notes thereto of Bancshares, incorporated by reference herein. Pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated as of the beginning of the earliest period indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

                                                               CITIZENS AND                             CITIZENS, MID AM
                                                                  MID AM                                 AND OHIO BANK
                                                  PRO FORMA     PRO FORMA                  PRO FORMA       PRO FORMA
                       BANCSHARES     MID AM     ADJUSTMENTS     COMBINED     OHIO BANK   ADJUSTMENTS       COMBINED
                       ----------   ----------   -----------   ------------   ---------   -----------   ----------------
                                                                (IN THOUSANDS)
                                                                  (UNAUDITED)
ASSETS
Cash and due from
  banks..............  $   54,966   $  101,787                  $  156,753    $ 15,312                     $  172,065
Federal funds sold
  and interest-
  bearing deposits...      20,452       28,014                      48,466       2,200                         50,666
Securities...........     523,108      421,020                     944,128     143,369                      1,087,497
Loans, net...........   1,121,976    1,634,545                   2,756,521     420,155                      3,176,676
Premises and
  equipment..........      29,518       53,599                      83,117       8,479                         91,596
Accrued interest
  receivable and
  other assets.......      54,458       43,017    $  7,000(1)      104,475      10,033      $ 1,400(1)     $  115,908
                       ----------   ----------    --------      ----------    --------      -------        ----------
  Total assets.......  $1,804,478   $2,281,982    $  7,000      $4,093,460    $599,548      $ 1,400        $4,694,408
                       ==========   ==========    ========      ==========    ========      =======        ==========
LIABILITIES
Deposits.............  $1,400,225   $1,811,696                  $3,211,921    $530,975                     $3,742,896
Federal funds
  purchased and
  repurchase
  agreements.........      79,873      106,408                     186,281          --                        186,281
Other debt and
  Federal Home Loan
  Bank advances......     151,805      179,463                     331,268      11,317                        342,585
Accrued interest
  payable and other
  liabilities........      13,559       21,210    $ 25,000(1)       59,769       4,705      $ 5,000(1)         69,474
                       ----------   ----------    --------      ----------    --------      -------        ----------
  Total
    liabilities......   1,645,462    2,118,777      25,000       3,789,239     546,997        5,000         4,341,236
SHAREHOLDERS'
  EQUITY.............     159,016      163,205     (18,000)(1)     304,221      52,551       (3,600)(1)       353,172
                       ----------   ----------    --------      ----------    --------      -------        ----------
  Total liabilities
    and shareholders'
    equity...........  $1,804,478   $2,281,982    $  7,000      $4,093,460    $599,548      $ 1,400        $4,694,408
                       ==========   ==========    ========      ==========    ========      =======        ==========

---------------
(1) Preliminary estimates of merger-related charges. As a result, an estimated $8.4 million current and deferred tax asset is included herein.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                        CITIZENS AND                 CITIZENS, MID AM
                                                           MID AM                     AND OHIO BANK
                                                         PRO FORMA                      PRO FORMA
                               BANCSHARES    MID AM       COMBINED      OHIO BANK        COMBINED
                               ----------    ------     ------------    ---------    ----------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)
INTEREST INCOME
Loans, including fees........   $52,633      $74,596      $127,229       $19,034         $146,263
Securities and other.........    16,894       12,942        29,836         4,341           34,177
                                -------      -------      --------       -------         --------
     Total interest income...    69,527       87,538       157,065        23,375          180,440
INTEREST EXPENSE
Deposits.....................    27,320       34,493        61,813        11,281           73,094
Borrowings...................     6,249        8,015        14,264           144           14,408
                                -------      -------      --------       -------         --------
     Total interest
       expense...............    33,569       42,508        76,077        11,425           87,502
                                -------      -------      --------       -------         --------
NET INTEREST INCOME..........    35,958       45,030        80,988        11,950           92,938
PROVISION FOR LOAN LOSSES....     3,409        2,450         5,859           528            6,387
                                -------      -------      --------       -------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN
  LOSSES.....................    32,549       42,580        75,129        11,422           86,551
OTHER INCOME.................     6,028       39,316        45,344         2,630           47,974
OTHER EXPENSES...............    25,628       58,694        84,322         8,874           93,196
                                -------      -------      --------       -------         --------
INCOME BEFORE INCOME TAXES...    12,949       23,202        36,151         5,178           41,329
INCOME TAXES.................     3,770        7,313        11,083         1,625           12,708
                                -------      -------      --------       -------         --------
NET INCOME...................   $ 9,179      $15,889      $ 25,068       $ 3,553         $ 28,621
                                =======      =======      ========       =======         ========
EARNINGS PER COMMON SHARE
Basic........................   $  0.52      $  0.67      $   0.70       $ 44.63         $   0.70
                                =======      =======      ========       =======         ========
Basic -- Class B.............                                            $ 40.57(1)
                                                                         =======
Diluted......................   $  0.52      $  0.66      $   0.69       $ 44.63         $   0.69
                                =======      =======      ========       =======         ========
Diluted -- Class B...........                                            $ 40.57(1)
                                                                         =======
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic........................    17,701       23,567        35,848            46           41,098
                                =======      =======      ========       =======         ========
Basic -- Classic B...........                                                 37(1)
                                                                         =======
Diluted......................    17,812       24,128        36,391            46           41,641
                                =======      =======      ========       =======         ========
Diluted -- Class B...........                                                 37
                                                                         =======

---------------
(1) The Ohio Bank has two classes of stock with no potentially dilutive securities. Only one class of common stock, without par, will be issued in the merger.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                          CITIZENS AND                 CITIZENS, MID AM
                                                             MID AM                     AND OHIO BANK
                                                           PRO FORMA                      PRO FORMA
                                 BANCSHARES    MID AM       COMBINED      OHIO BANK        COMBINED
                                 ----------    ------     ------------    ---------    ----------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)
INTEREST INCOME
Loans, including fees..........   $47,766      $71,195      $118,961      $ 17,690         $136,651
Securities and other...........    15,615       12,747        28,362         4,096           32,458
                                  -------      -------      --------      --------         --------
     Total interest income.....    63,381       83,942       147,323        21,786          169,109
INTEREST EXPENSE
Deposits.......................    24,279       34,413        58,692        10,514           69,206
Borrowings.....................     5,405        5,248        10,653           176           10,829
                                  -------      -------      --------      --------         --------
     Total interest expense....    29,684       39,661        69,345        10,690           80,035
                                  -------      -------      --------      --------         --------
NET INTEREST INCOME............    33,697       44,281        77,978        11,096           89,074
PROVISION FOR LOAN LOSSES......     1,215        2,759         3,974           528            4,502
                                  -------      -------      --------      --------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES....    32,482       41,522        74,004        10,568           84,572
OTHER INCOME...................     4,951       33,884        38,835         2,112           40,947
OTHER EXPENSES.................    19,961       50,039        70,000         8,626           78,626
                                  -------      -------      --------      --------         --------
INCOME BEFORE INCOME TAXES.....    17,472       25,367        42,839         4,054           46,893
INCOME TAXES...................     5,340        8,637        13,977         1,242           15,219
                                  -------      -------      --------      --------         --------
NET INCOME.....................   $12,132      $16,730      $ 28,862      $  2,812         $ 31,674
                                  =======      =======      ========      ========         ========
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS.................   $12,132      $16,125      $ 28,257      $  2,812         $ 31,069
                                  =======      =======      ========      ========         ========
EARNINGS PER COMMON SHARE
Basic..........................   $  0.69      $  0.69      $   0.79      $  35.33         $   0.76
                                  =======      =======      ========      ========         ========
Basic -- Class B...............                                           $  32.12(1)
                                                                          ========
Diluted........................   $  0.68      $  0.65      $   0.77      $  35.33         $   0.74
                                  =======      =======      ========      ========         ========
Diluted -- Class B.............                                           $  32.12(1)
                                                                          ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic..........................    17,654       23,309        35,602            45           40,852
                                  =======      =======      ========      ========         ========
Basic -- Classic B.............                                                 38(1)
                                                                          ========
Diluted........................    17,747       25,728        37,558            45           42,808
                                  =======      =======      ========      ========         ========
Diluted -- Class B.............                                                 38(1)
                                                                          ========

---------------

(1) The Ohio Bank has two classes of stock with no potentially dilutive securities. Only one class of common stock, without par, will be issued in the merger.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                          CITIZENS AND                 CITIZENS, MID AM
                                                             MID AM                     AND OHIO BANK
                                                           PRO FORMA                      PRO FORMA
                                BANCSHARES     MID AM       COMBINED      OHIO BANK        COMBINED
                                ----------     ------     ------------    ---------    ----------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)
INTEREST INCOME
Loans, including fees.........   $99,187      $146,266      $245,453       $36,449         $281,902
Securities and other..........    32,480        24,936        57,416         8,213           65,629
                                 -------      --------      --------       -------         --------
     Total interest income....   131,667       171,202       302,869        44,662          347,531
INTEREST EXPENSE
Deposits......................    51,253        69,301       120,554        21,662          142,216
Borrowings....................    11,956        12,375        24,331           370           24,701
                                 -------      --------      --------       -------         --------
     Total interest expense...    63,209        81,676       144,885        22,032          166,917
                                 -------      --------      --------       -------         --------
NET INTEREST INCOME...........    68,458        89,526       157,984        22,630          180,614
PROVISION FOR LOAN LOSSES.....     4,335         5,527         9,862         1,066           10,928
                                 -------      --------      --------       -------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES...    64,123        83,999       148,122        21,564          169,686
OTHER INCOME..................    10,991        66,569        77,560         4,607           82,167
OTHER EXPENSES................    43,228       104,052       147,280        17,503          164,783
                                 -------      --------      --------       -------         --------
INCOME BEFORE INCOME TAXES....    31,886        46,516        78,402         8,668           87,070
INCOME TAXES..................     9,466        15,635        25,101         2,649           27,750
                                 -------      --------      --------       -------         --------
NET INCOME....................   $22,420      $ 30,881      $ 53,301       $ 6,019         $ 59,320
                                 =======      ========      ========       =======         ========
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS................   $22,420      $ 30,276      $ 52,696       $ 6,019         $ 58,715
                                 =======      ========      ========       =======         ========
EARNINGS PER COMMON SHARE
Basic.........................   $  1.27      $   1.27      $   1.46       $ 75.61         $   1.42
                                 =======      ========      ========       =======         ========
Basic -- Class B..............                                             $ 68.74(1)
                                                                           =======
Diluted.......................   $  1.26      $   1.22      $   1.43       $ 75.61         $   1.40
                                 =======      ========      ========       =======         ========
Diluted -- Class B............                                             $ 68.74(1)
                                                                           =======
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic.........................    17,671        23,836        36,025            46           41,275
                                 =======      ========      ========       =======         ========
Basic -- Classic B............                                                  37(1)
                                                                           =======
Diluted.......................    17,778        25,227        37,203            46           42,453
                                 =======      ========      ========       =======         ========
Diluted -- Class B............                                                  37(1)
                                                                           =======

---------------

(1) The Ohio Bank has two classes of stock with no potentially dilutive securities. Only one class of common stock, without par, will be issued in the merger.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          CITIZENS AND                 CITIZENS, MID AM
                                                             MID AM                     AND OHIO BANK
                                                           PRO FORMA                      PRO FORMA
                                BANCSHARES     MID AM       COMBINED      OHIO BANK        COMBINED
                                ----------     ------     ------------    ---------    ----------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)
INTEREST INCOME
Loans, including fees.........  $ 90,656      $134,721      $225,377       $31,978         $257,355
Securities and other..........    27,326        30,262        57,588         8,107           65,695
                                --------      --------      --------       -------         --------
     Total interest income....   117,982       164,983       282,965        40,085          323,050
INTEREST EXPENSE
Deposits......................    45,158        73,128       118,286        19,002          137,288
Borrowings....................     6,259         6,941        13,200           448           13,648
                                --------      --------      --------       -------         --------
     Total interest expense...    51,417        80,069       131,486        19,450          150,936
                                --------      --------      --------       -------         --------
NET INTEREST INCOME...........    66,565        84,914       151,479        20,635          172,114
PROVISION FOR LOAN LOSSES.....     2,279         4,537         6,816           897            7,713
                                --------      --------      --------       -------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES...    64,286        80,377       144,663        19,738          164,401
OTHER INCOME..................     8,735        49,501        58,236         4,008           62,244
OTHER EXPENSES................    41,737        91,419       133,156        15,975          149,131
                                --------      --------      --------       -------         --------
INCOME BEFORE INCOME TAXES....    31,284        38,459        69,743         7,771           77,514
INCOME TAXES..................     9,554        12,467        22,021         2,343           24,364
                                --------      --------      --------       -------         --------
NET INCOME....................  $ 21,730      $ 25,992      $ 47,722       $ 5,428         $ 53,150
                                ========      ========      ========       =======         ========
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS................  $ 21,730      $ 23,585      $ 45,315       $ 5,428         $ 50,743
                                ========      ========      ========       =======         ========
EARNINGS PER COMMON SHARE
Basic.........................  $   1.23      $   1.04      $   1.29       $ 68.20         $   1.25
                                ========      ========      ========       =======         ========
Basic -- Class B..............                                             $ 62.00(1)
                                                                           =======
Diluted.......................  $   1.22      $   0.98      $   1.25       $ 68.20         $   1.22
                                ========      ========      ========       =======         ========
Diluted -- Class B............                                             $ 62.00(1)
                                                                           =======
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic.........................    17,708        22,734        35,213            45           40,463
                                ========      ========      ========       =======         ========
Basic -- Classic B............                                                  38(1)
                                                                           =======
Diluted.......................    17,768        26,554        38,215            45           43,465
                                ========      ========      ========       =======         ========
Diluted -- Class B............                                                  38(1)
                                                                           =======

---------------
(1) The Ohio Bank has two classes of stock with no potentially dilutive securities. Only one class of common stock, without par, will be issued in the merger.

                           CITIZENS BANCSHARES, INC.
                                  MID AM, INC.
                                 THE OHIO BANK

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                          CITIZENS AND                 CITIZENS, MID AM
                                                             MID AM                     AND OHIO BANK
                                                           PRO FORMA                      PRO FORMA
                                BANCSHARES     MID AM       COMBINED      OHIO BANK        COMBINED
                                ----------     ------     ------------    ---------    ----------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              (UNAUDITED)
INTEREST INCOME
Loans, including fees.........   $ 83,127     $130,300      $213,427      $ 28,757         $242,184
Securities and other..........     27,664       32,243        59,907         5,757           65,664
                                 --------     --------      --------      --------         --------
          Total interest
            income............    110,791      162,543       273,334        34,514          307,848
INTEREST EXPENSE
Deposits......................     42,413       72,527       114,940        15,408          130,348
Borrowings....................      6,210        7,789        13,999           173           14,172
                                 --------     --------      --------      --------         --------
          Total interest
            expense...........     48,623       80,316       128,939        15,581          144,520
                                 --------     --------      --------      --------         --------
NET INTEREST INCOME...........     62,168       82,227       144,395        18,933          163,328
PROVISION FOR LOAN LOSSES.....      2,504        3,002         5,506           966            6,472
                                 --------     --------      --------      --------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES...     59,664       79,225       138,889        17,967          156,856
OTHER INCOME..................      7,531       35,955        43,486         3,126           46,612
OTHER EXPENSES................     40,172       78,416       118,588        13,465          132,053
                                 --------     --------      --------      --------         --------
INCOME BEFORE INCOME TAXES....     27,023       36,764        63,787         7,628           71,415
INCOME TAXES..................      8,229       11,797        20,026         2,322           22,348
                                 --------     --------      --------      --------         --------
NET INCOME....................   $ 18,794     $ 24,967      $ 43,761      $  5,306         $ 49,067
                                 ========     ========      ========      ========         ========
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS................   $ 18,794     $ 22,216      $ 41,010      $  5,306         $ 46,316
                                 ========     ========      ========      ========         ========
EARNINGS PER COMMON SHARE
Basic.........................   $   1.06     $   0.96      $   1.15      $  66.67         $   1.14
                                 ========     ========      ========      ========         ========
Basic -- Class B..............                                            $  60.61(1)
                                                                          ========
Diluted.......................   $   1.06     $   0.92      $   1.13      $  66.67         $   1.11
                                 ========     ========      ========      ========         ========
Diluted -- Class B............                                            $  60.61(1)
                                                                          ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic.........................     17,783       23,070        35,547            45           40,797
                                 ========     ========      ========      ========         ========
Basic -- Classic B............                                                  38(1)
                                                                          ========
Diluted.......................     17,806       27,241        38,782            45           44,032
                                 ========     ========      ========      ========         ========
Diluted -- Class B............                                                  38(1)
                                                                          ========

---------------

(1) The Ohio Bank has two classes of stock with no potentially dilutive securities. Only one class of common stock, without par, will be issued in the merger.

                                    EXPERTS

     The consolidated financial statements and supplemental consolidated financial statements of Bancshares as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, incorporated by reference in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon and incorporated by reference herein. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

     The financial statements of Bank as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, included in this Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon and included herein. Such consolidated financial statements audited by Crowe, Chizek and Company LLP are included herein in reliance upon such report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Century incorporated in this Proxy Statement/Prospectus by reference to Century's Annual Report on Form 10-K for the year ended December 31, 1997, included in Bancshares Form 8-K/A, have been so incorporated in reliance on the report of S.R. Snodgrass, A.C., given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Mid Am incorporated in this Proxy Statement/Prospectus by reference to Mid Am's Consolidated Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

     A legal opinion has been rendered by Squire, Sanders & Dempsey L.L.P. to the effect that the issuance of the shares of Bancshares Common Shares offered hereby has been duly authorized by Bancshares and that the Shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable.

                                INDEMNIFICATION

     The Code of Regulations of Bancshares provide that Bancshares will indemnify any director or officer of Bancshares or any person who is or has served at the request of Bancshares as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of the Ohio General Corporation Law.

     In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Bancshares' Regulations are further changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bancshares pursuant to the foregoing provisions, Bancshares has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                       PROPOSALS FOR 1999 ANNUAL MEETINGS

     The Bancshares 1999 Annual Meeting of Shareholders is scheduled to be held on March 25, 1999. Any proposals of shareholders of Bancshares intended to be presented at that meeting must have been received by October 28, 1998, for inclusion in Bancshares' proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

                                 THE OHIO BANK

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL INFORMATION

INTERIM FINANCIAL STATEMENTS -- June 30, 1998
  BALANCE SHEETS (UNAUDITED) -- June 30, 1998 and December
     31, 1997...............................................   F-3
  STATEMENTS OF INCOME (UNAUDITED) -- Six Months ended June
     30, 1998 and 1997......................................   F-4
  STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) -- Six
     Months ended June 30, 1998 and 1997....................   F-5
  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY -- Six
     Months ended June 30, 1998 and 1997....................   F-6
  STATEMENTS OF CASH FLOWS (UNAUDITED) -- Six Months ended
     June 30, 1998 and 1997.................................   F-7
  NOTES TO FINANCIAL STATEMENTS -- June 30, 1998............   F-8
FINANCIAL STATEMENTS -- December 31, 1997
  REPORT OF INDEPENDENT AUDITORS............................  F-15
  BALANCE SHEETS -- 1997 and 1996...........................  F-16
  STATEMENTS OF INCOME -- 1997, 1996 and 1995...............  F-17
  STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY -- 1997, 1996
     and 1995...............................................  F-18
  STATEMENTS OF CASH FLOWS -- 1997, 1996 and 1995...........  F-19
  NOTES TO FINANCIAL STATEMENTS -- 1997, 1996 and 1995......  F-20

                                 THE OHIO BANK

                          INTERIM FINANCIAL STATEMENTS
                                 JUNE 30, 1998

                                 THE OHIO BANK

                           BALANCE SHEETS (UNAUDITED)

                                                               JUNE 30,      DECEMBER 31,
                                                                 1998            1997
                                                               --------    -----------------
                                                                  (DOLLARS IN THOUSANDS)
                                                                   EXCEPT SHARE AMOUNTS
ASSETS
Cash and cash equivalents...................................   $ 15,312        $ 15,893
Federal funds sold..........................................      2,200           3,200
Securities available for sale, at fair value................    143,369         142,932
Loans
  Total loans...............................................    425,052         404,636
  Allowance for loan losses.................................     (4,897)         (4,475)
                                                               --------        --------
     Loans, net.............................................    420,155         400,161
Premises and equipment, net.................................      8,479           7,985
Accrued interest receivable and other assets................     10,033           9,234
                                                               --------        --------
          Total assets......................................   $599,548        $579,405
                                                               ========        ========
LIABILITIES
Noninterest-bearing demand deposits.........................   $ 60,596        $ 59,851
Interest-bearing demand deposits............................    125,851         103,359
Savings deposits............................................     74,706          77,291
Time deposits less than $100,000............................    198,468         206,686
Time deposits, $100,000 and over............................     71,354          75,129
                                                               --------        --------
          Total deposits....................................    530,975         522,316
Other borrowings............................................     11,317           2,326
Accrued interest, taxes and other expenses..................      4,705           4,912
                                                               --------        --------
          Total liabilities.................................    546,997         529,554
                                                               --------        --------
SHAREHOLDERS' EQUITY
Class A common stock: $50 par value, 50,411 and 45,772
  shares authorized and outstanding, respectively...........      2,289           2,289
Class B common stock: $50 par value, convertible to Class A
  shares, 37,228 shares authorized and outstanding..........      1,861           1,861
Surplus.....................................................      7,417           7,417
Undivided profits...........................................     40,044          37,315
Unrealized gain on securities available for sale, net of
  tax.......................................................        940             969
                                                               --------        --------
          Total shareholder's equity........................     52,551          49,851
                                                               --------        --------
          Total liabilities and shareholders' equity........   $599,548        $579,405
                                                               ========        ========

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                        STATEMENTS OF INCOME (UNAUDITED)

                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                           JUNE 30,              JUNE 30,
                                                      ------------------    ------------------
                                                       1998       1997       1998       1997
                                                      -------    -------    -------    -------
                                                               (DOLLARS IN THOUSANDS)
                                                              EXCEPT PER SHARE AMOUNTS
INTEREST INCOME
  Loans, including fees.............................  $ 9,614    $ 9,085    $19,034    $17,690
  Securities
     Taxable........................................    1,814      1,700      3,615      3,436
     Tax-exempt.....................................      313        299        624        592
  Federal funds sold................................       43         32        102         68
                                                      -------    -------    -------    -------
          Total interest income.....................   11,784     11,116     23,375     21,786
                                                      -------    -------    -------    -------
INTEREST EXPENSE
  Deposits..........................................    5,643      5,337     11,281     10,514
  Borrowed funds....................................       91        127        144        176
                                                      -------    -------    -------    -------
          Total interest expense....................    5,734      5,464     11,425     10,690
                                                      -------    -------    -------    -------
NET INTEREST INCOME.................................    6,050      5,652     11,950     11,096
Provision for loan losses...........................      264        264        528        528
                                                      -------    -------    -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES............................................    5,786      5,388     11,422     10,568
                                                      -------    -------    -------    -------
NONINTEREST INCOME
  Trust income......................................      365        297        685        603
  Service charges on deposit accounts...............      394        375        728        720
  Gain on sale of loans.............................      275        141        574        256
  Other income......................................      311        243        643        533
                                                      -------    -------    -------    -------
          Total noninterest income..................    1,345      1,056      2,630      2,112
                                                      -------    -------    -------    -------
NONINTEREST EXPENSE
  Salaries and employee benefits....................    2,392      2,288      4,840      4,488
  Occupancy, fixtures and equipment expense.........      735        715      1,458      1,434
  FDIC insurance....................................       17         15         32         30
  Data processing...................................      272        224        557        449
  State franchise taxes.............................      184        166        368        331
  Core deposit amortization.........................       68        149        136        297
  Other.............................................      735        779      1,483      1,597
                                                      -------    -------    -------    -------
          Total noninterest expense.................    4,403      4,336      8,874      8,626
                                                      -------    -------    -------    -------
INCOME BEFORE INCOME TAXES..........................    2,728      2,108      5,178      4,054
Provision for income taxes..........................      880        642      1,625      1,242
                                                      -------    -------    -------    -------
                                                      $ 1,848    $1, 466    $ 3,553    $ 2,812
                                                      =======    =======    =======    =======
NET INCOME
EARNINGS PER COMMON SHARE:
  CLASS A...........................................  $ 23.21    $ 18.43    $ 44.63    $ 35.33
                                                      =======    =======    =======    =======
  CLASS B...........................................  $ 21.10    $ 16.75    $ 40.57    $ 32.12
                                                      =======    =======    =======    =======

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                 STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

                                                          THREE MONTHS ENDED    SIX MONTHS ENDED
                                                               JUNE 30,             JUNE 30,
                                                          ------------------    ----------------
                                                           1998       1997       1998      1997
                                                          -------    -------    ------    ------
                                                                  (DOLLARS IN THOUSANDS)
NET INCOME..............................................  $1,848     $1,466     $3,553    $2,812
OTHER COMPREHENSIVE INCOME, NET OF TAX:
  Unrealized gains/(losses) on securities available for
     sale arising during the period.....................      78        827        (29)     (162)
Reclassification adjustment for amounts realized on
  securities sales included in net income...............      --          1         --         1

                                                          ------     ------     ------    ------
COMPREHENSIVE INCOME....................................  $1,926     $2,294     $3,524    $2,651
                                                          ======     ======     ======    ======

                See accompanying notes to financial statements.

                                 THE OHIO BANK

           STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                                                               UNREALIZED
                                                                               GAIN/(LOSS)
                                COMMON     COMMON                             ON SECURITIES
                                 STOCK      STOCK                UNDIVIDED    AVAILABLE FOR
                                CLASS A    CLASS B    SURPLUS     PROFITS         SALE          TOTAL
                                -------    -------    -------    ---------    -------------    -------
                                                        (DOLLARS IN THOUSANDS)
BALANCES AT JANUARY 1, 1997...  $2,271     $1,879     $7,417      $32,504         $459         $44,530
Conversion of 361 shares of
  Class B common stock to
  Class A common stock........      18        (18)
Net income....................                                      2,812                        2,812
Cash dividends -- $7.04 per
  share of Class A and $6.40
  per share of Class B........                                       (560)                        (560)
Change in fair value of
  securities available for
  sale, net of tax............                                                    (161)           (161)
                                ------     ------     ------      -------         ----         -------
BALANCES AT JUNE 30, 1997.....  $2,289     $1,861     $7,417      $34,756         $298         $46,621
                                ======     ======     ======      =======         ====         =======
BALANCES AT JANUARY 1, 1998...  $2,289     $1,861     $7,417      $37,315         $969         $49,851
Net income....................                                      3,553                        3,553
Cash dividends -- $10.34 per
  share of Class A and $9.40
  per share of Class B........                                       (824)                        (824)
Change in fair value of
  securities available for
  sale, net of tax............                                                     (29)            (29)
                                ------     ------     ------      -------         ----         -------
BALANCES AT JUNE 30, 1998.....  $2,289     $1,861     $7,417      $40,044         $940         $52,551
                                ======     ======     ======      =======         ====         =======

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  3,553     $  2,812
  Adjustments to reconcile net income to net cash from
     operating activities Depreciation and amortization.....       829          995
     Realized security gains, net...........................         0           (2)
     Federal Home Loan Bank stock dividends.................      (101)         (91)
     Gain on sale of loans..................................      (574)        (256)
     Loans originated for sale..............................   (53,034)     (18,153)
     Proceeds from sale of loans originated for sale........    50,616       17,107
     Provision for loan losses..............................       528          528
     Loss on sale of other real estate......................         0           44
     Provision for deferred income taxes....................        16         (257)
     Net amortization on securities.........................        83           83
     Changes in Interest receivable and other assets........      (935)      (1,827)
       Interest payable and other liabilities...............      (203)       1,226
                                                              --------     --------
     Net cash from operating activities.....................       778        2,209
                                                              --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available for sale Proceeds from sales.........         0        3,000
     Proceeds from maturities and repayments................    25,821        7,356
     Purchases..............................................   (26,289)      (6,106)
  Net change in federal funds sold..........................     1,000       (3,200)
  Net increase in loans.....................................   (17,761)     (33,275)
  Proceeds from loan sales..................................       231          527
  Proceeds from sale of other real estate...................         0          250
  Premises and equipment expenditures.......................    (1,187)        (678)
                                                              --------     --------
     Net cash from investing activities.....................   (18,185)     (32,126)
                                                              --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposit accounts..........................     8,659       19,546
  Net change in short-term borrowings.......................     6,000        8,421
  Proceeds from long-term Federal Home Loan Bank advances...     3,000            0
  Principal payments on long-term Federal Home Loan Bank
     advances...............................................        (9)         (10)
  Dividends paid............................................      (824)        (560)
                                                              --------     --------
     Net cash from financing activities.....................    16,826       27,397
                                                              --------     --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................      (581)      (2,520)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............    15,893       20,569
                                                              --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $ 15,312     $ 18,049
                                                              ========     ========

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed by The Ohio Bank.

     These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of The Ohio Bank (the "Bank") at June 30, 1998, and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying financial statements do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances, and should be read in conjunction with financial statements, and notes thereto, of the Bank for the year ended December 31, 1997, included in its 1997 annual report. Refer to the accounting policies of the Bank described in the notes to financial statements contained in the Bank's 1997 annual report.

     The Bank's revenues, operating income, and assets are primarily from the banking industry. The Bank operates seventeen offices in Hancock, Putnam, Franklin, Seneca, Wyandot and Cuyahoga Counties. Loan customers include a wide range of individuals, businesses, and other organizations. A major portion of loans are secured by various forms of collateral including real estate, business assets, consumer property, and other items, although borrower cash flow may also be a primary source of repayment. The Bank also operates a trust department and engages in mortgage banking operations.

     To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect amounts reported in the financial statements and the disclosures provided; future results could differ. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Cash and cash equivalents are defined as cash on hand and demand deposits with other financial institutions. Net cash flows are reported for customer loan and deposit transactions, federal funds sold, interest-bearing deposits with other banks and short-term borrowing transactions.

     For the six months ended June 30, 1998 and 1997, the Bank paid interest of $11,296,000 and $10,400,000 and income taxes of $1,629,000 and $1,583,000.

     Significant noncash transactions included transfers from loans to other real estate owned of $144,000 and $175,000 during the six months ended June 30, 1998 and 1997.

     Income tax expense is the sum of current-year income tax due or refundable and change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between carrying amounts and tax bases of assets and liabilities computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     Under a new accounting standard adopted on January 1, 1998, Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," comprehensive income is reported for all periods. Comprehensive income includes both net income and the change in unrealized gains and losses on securities available for sale.

     Earnings per common share is computed under the provisions of SFAS No. 128, "Earnings per Share," which was adopted retroactively by the Bank on December 31, 1997. Adoption of SFAS 128 did not change the earnings per share amounts previously reported by the Bank. Earnings per share computations are based on the weighted average number of shares of common stock outstanding during the period. See Note 7 for an explanation of the calculation of earnings per common share.

                                 THE OHIO BANK

                                 JUNE 30, 1998

NOTE 2 -- SECURITIES

     The amortized cost and estimated fair values of securities are as follows:

                                                                     JUNE 30, 1998
                                                  ---------------------------------------------------
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
                                                                (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
  U.S. Treasury and U.S Government agencies.....  $ 70,123       $  261        $ (32)       $ 70,352
  Obligations of states and political
     subdivisions...............................    22,936        1,019           (5)         23,950
  Other securities..............................     3,258            0            0           3,258
  Mortgage-backed securities....................    45,628          360         (179)         45,809
                                                  --------       ------        -----        --------
          Total securities available for sale...  $141,945       $1,640        $(216)       $143,369
                                                  ========       ======        =====        ========

                                                                   DECEMBER 31, 1997
                                                  ---------------------------------------------------
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                    COST         GAINS         LOSSES      FAIR VALUE
                                                  ---------    ----------    ----------    ----------
                                                                (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
  U.S. Treasury and U.S Government agencies.....  $ 80,530       $  184        $(110)       $ 80,604
  Obligations of states and political
     subdivisions...............................    22,953        1,137           (2)         24,088
  Other securities..............................     3,157            0            0           3,157
  Mortgage-backed securities....................    34,818          338          (73)         35,083
                                                  --------       ------        -----        --------
          Total securities available for sale...  $141,458       $1,659        $(185)       $142,932
                                                  ========       ======        =====        ========

     Substantially all mortgage-backed securities are backed by pools of mortgages that are issued or guaranteed by the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC").

     The amortized cost and estimated fair value of securities at June 30, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities and other securities, are shown separately.

                                                              AMORTIZED    ESTIMATED
                                                                COST       FAIR VALUE
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
  Due in one year or less...................................  $ 23,512      $ 23,537
  Due after one year through five years.....................    46,107        46,382
  Due after five years through ten years....................    17,972        18,804
  Due after ten years.......................................     5,468         5,579
                                                              --------      --------
          Total.............................................    93,059        94,302
  Other securities..........................................     3,258         3,258
  Mortgage-backed securities................................    45,628        45,809
                                                              --------      --------
          Total securities available for sale...............  $141,945      $143,369
                                                              ========      ========

                                 THE OHIO BANK

                                 JUNE 30, 1998

     No securities were sold during the six months ended June 30, 1998. Proceeds from the sale of securities during the six months ended June 30, 1997 were $3,000,000 with gross gains of $2,000 and gross losses of $0 included in earnings.

     Securities with a carrying value of $54,759,000 and $51,400,000 at June 30,1998 and December 31, 1997, were pledged to secure public funds, repurchase agreements or for other purposes.

NOTE 3 -- LOANS

     Loans, net of deferred fees and costs, were as follows:

                                                              JUNE 30,    DECEMBER 31,
                                                                1998          1997
                                                              --------    ------------
                                                               (DOLLARS IN THOUSANDS)
Commercial, financial and agricultural......................  $240,105      $220,010
Real estate construction....................................    45,449        46,327
Real estate mortgage loans held for sale....................     4,153         1,603
Residential real estate mortgage and home equity............   102,750       104,109
Consumer....................................................    32,595        32,587
                                                              --------      --------
          Total loans.......................................  $425,052      $404,636
                                                              ========      ========

NOTE 4 -- ALLOWANCE FOR LOAN LOSSES

     A summary of the activity in the allowance for loan losses for the three and six months ended June 30, 1998 and 1997 is as follows:

                                                  THREE MONTHS ENDED    SIX MONTHS ENDED
                                                       JUNE 30,             JUNE 30,
                                                  ------------------    ----------------
                                                   1998       1997       1998      1997
                                                  -------    -------    ------    ------
                                                          (DOLLARS IN THOUSANDS)
Beginning balance...............................  $4,669     $4,367     $4,475    $4,100
Provision for loan losses.......................     264        264        528       528
Loans charged-off...............................     (50)      (154)      (150)     (202)
Recoveries of previous charge-offs..............      14         43         44        94
                                                  ------     ------     ------    ------
          Ending balance........................  $4,897     $4,520     $4,897    $4,520
                                                  ======     ======     ======    ======

     Impaired loans were as follows:

                                                              JUNE 30,    DECEMBER 31,
                                                                1998          1997
                                                              --------    ------------
                                                               (DOLLARS IN THOUSANDS)
Impaired loans with no allowance for loan losses
  allocated.................................................   $    0        $    0
Impaired loans with allowance for loan losses allocated.....    1,193         1,619
Amount of the allowance allocated...........................      404           522

                                 THE OHIO BANK

                                 JUNE 30, 1998

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Average of impaired loans during the period.................  $1,322    $  912
Interest income recognized during impairment................       7         6
Cash-basis interest income recognized.......................       7         6

NOTE 5 -- OTHER BORROWINGS

     The Bank has a cash management advance line of credit with the Federal Home Loan Bank ("FHLB") whereby the Bank can borrow up to $25,000,000. The line of credit must be renewed on an annual basis. Advances are collateralized by FHLB stock and a blanket pledge of the residential mortgage loan portfolio. Variable-rate advances with original maturities of less than 90 days totaling $6,000,000 were outstanding under the line at June 30, 1998. The borrowing rate was 6.02%. There were no amounts outstanding as of December 31, 1997.

     The Bank has a fixed-rate, mortgage-matched advance from the FHLB which totaled $317,000 and $327,000 at June 30, 1998 and December 31, 1997. This mortgage-matched advance is used to fund specific fixed-rate loans with certain prepayment of principal permitted without penalty. The interest rate on the FHLB advance is 6.00%. During 1998, the Bank borrowed $3,000,000 through the FHLB's convertible fixed-rate advance offering. The advance carries a fixed-rate of 5.15% for ten years with interest payable monthly. Principal is due upon maturity and is subject to penalties for early repayment. After the first year, the FHLB has the option to convert the interest rate on the advance to a variable, three-month LIBOR rate. If the advance is converted to LIBOR, the Bank may prepay the advance without a penalty.

     At June 30, 1998, scheduled principal reductions on FHLB advances were as follows:

                    YEAR ENDED JUNE 30,
                    -------------------                         (DOLLARS IN THOUSANDS)
     1999...................................................            $6,022
     2000...................................................                23
     2001...................................................                25
     2002...................................................                26
     2003...................................................                28
     Thereafter.............................................             3,193
                                                                        ------
          Total.............................................            $9,317
                                                                        ======

     Other borrowings also consist of an open-end Treasury, Tax and Loan note. The note, which has a $2,000,000 maximum borrowing, requires monthly interest payments. Borrowings under this agreement totaled $2,000,000 at June 30, 1998 and $1,999,000 at December 31, 1997. The interest rate on this note was 5.68% and 5.25% at June 30, 1998 and December 31, 1997.

NOTE 6 -- COMMITMENTS, OFF BALANCE SHEET RISK, AND CONTINGENCIES

     There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

                                 THE OHIO BANK

                                 JUNE 30, 1998

     Some financial instruments are used in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

     Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans. The amount of collateral, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral varies but may include accounts receivable, inventory, property, equipment, income-producing commercial properties, residential real estate and consumer assets.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments does not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.

     As of June 30, 1998 and December 31, 1997, commitments to extend credit amounted to approximately $126,991,000 and $122,328,000. Of this amount, $114,894,000 and $111,513,000 represent unused amounts on commercial lines of credit, home equity lines of credit and credit cards as of June 30, 1998 and December 31, 1997. Fixed-rate commitments represented $27,903,000 and $21,474,000 of the respective commitment totals. The range of interest rates for the fixed-rate commitments was 5.25% to 18.5% at June 30, 1998 and at December 31, 1997. Commitments under outstanding standby letters of credit amounted to $12,097,000 and $10,815,000 at June 30, 1998 and December 31, 1997.

     At June 30, 1998 and December 1997, regulatory required cash reserves totaled $500,000. These reserves do not earn interest.

NOTE 7 -- STOCK TRANSACTIONS AND EARNINGS PER SHARE

     The shares of Class A common and Class B common vote as a single class on all matters. Each share of Class A common is entitled to one vote, and each share of Class B common is entitled to twenty votes. Owners of Class A common are entitled to receive such cash dividends as may be declared by the Board of Directors out of funds legally available for that purpose. No cash dividend may be declared and paid on shares of Class B common unless, simultaneously therewith, there is declared and paid a cash dividend on each share of Class A common stock of at least 110% of the cash dividend payable on each Class B common share.

     Each share of Class B common stock is convertible into one share of Class A common stock at such times as there are authorized shares of Class A common stock available for issuance. Class A shares are not convertible into Class B common stock. During 1997, 5,000 additional shares of Class A common stock were authorized. Subsequently, 361 Class B shares were converted to Class A shares.

     Earnings per share computations are based on the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding was 45,772 Class A and 37,228 Class B for the three and six months ended June 30, 1998 and 45,411 Class A and 37,589 Class B for the three and six months ended June 30, 1997.

                                 THE OHIO BANK

                                 JUNE 30, 1998

     The equation for computing earnings per common share is as follows:

     Net income = [Class A (110% X EPS)] + [Class B (EPS)]

Assumptions:
Earnings per common share -- Class B                        =      EPS
Earnings per common share -- Class A                        =      110% X EPS
Weighted average number of shares -- Class B                =      Class B
Weighted average number of shares -- Class A                =      Class A

NOTE 8 -- PENDING MERGER

     On July 22, 1998, the Bank signed a definitive agreement calling for the Bank to affiliate with Citizens Bancshares, Inc. ("Bancshares"). The agreement specifies that shareholders of the Bank will receive 63.25 Bancshares Common Shares for each Bank Common Share owned. The merger is expected to be completed during the fourth quarter of 1998 following approval by bank regulators and the shareholders of both the Bank and Bancshares.

     In connection with the pending merger, the Bank granted Bancshares a binding option to purchase up to 5.42% of the outstanding shares of the Bank at an exercise price of $400.00 per share. The options are exercisable in certain circumstances upon the occurrence of specific purchase events defined in the stock option agreement.

                                 THE OHIO BANK

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
The Ohio Bank
Findlay, Ohio

     We have audited the accompanying balance sheets of The Ohio Bank as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Ohio Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the Bank changed its method of accounting for mortgage servicing rights in 1996 to comply with new accounting guidance.

                                          /s/ Crowe, Chizek and Company LLP
                                          Crowe, Chizek and Company LLP

Columbus, Ohio
February 19, 1998

                                 THE OHIO BANK

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                1997             1996
                                                              --------         --------
                                                               (DOLLARS IN THOUSANDS)
                                                                EXCEPT SHARE AMOUNTS
ASSETS
Cash and cash equivalents...................................  $ 15,893         $ 20,569
Federal funds sold..........................................     3,200              600
Securities available for sale, at fair value................   142,932          134,825
Loans
  Total loans...............................................   404,636          371,130
  Allowance for loan losses.................................    (4,475)          (4,100)
                                                              --------         --------
     Loans, net.............................................   400,161          367,030
Premises and equipment, net.................................     7,985            7,905
Accrued interest receivable and other assets................     9,234            8,102
                                                              --------         --------
          Total assets......................................  $579,405         $539,031
                                                              ========         ========
LIABILITIES
Noninterest-bearing demand deposits.........................  $ 59,851         $ 49,755
Interest-bearing demand deposits............................   103,359           85,502
Savings deposits............................................    77,291           78,644
Time deposits less than $100,000............................   206,686          208,372
Time deposits, $100,000 and over............................    75,129           64,200
                                                              --------         --------
          Total deposits....................................   522,316          486,473
Other borrowings............................................     2,326            3,927
Accrued interest, taxes and other expenses..................     4,912            4,101
                                                              --------         --------
          Total liabilities.................................   529,554          494,501
                                                              --------         --------
SHAREHOLDERS' EQUITY
Class A common stock: $50 par value, 50,411 and 45,411
  shares authorized in 1997 and 1996, 45,772 and 45,411
  shares outstanding in 1997 and 1996.......................     2,289            2,271
Class B common stock: $50 par value, convertible to Class A
  shares, 37,228 and 37,589 shares authorized and
  outstanding in 1997 and 1996..............................     1,861            1,879
Surplus.....................................................     7,417            7,417
Undivided profits...........................................    37,315           32,504
Unrealized gain on securities available for sale, net of
  tax.......................................................       969              459
                                                              --------         --------
          Total shareholders' equity........................    49,851           44,530
                                                              --------         --------
               Total liabilities and shareholders' equity...  $579,405         $539,031
                                                              ========         ========

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
                                                                EXCEPT PER SHARE AMOUNTS
INTEREST INCOME
  Loans, including fees.....................................  $36,449    $31,978    $28,757
  Securities
     Taxable................................................    6,776      6,804      4,112
     Tax-exempt.............................................    1,223      1,120      1,017
  Federal funds sold........................................      214        183        628
                                                              -------    -------    -------
          Total interest income.............................   44,662     40,085     34,514
                                                              -------    -------    -------
INTEREST EXPENSE
  Deposits..................................................   21,662     19,002     15,408
  Borrowed funds............................................      370        448        173
                                                              -------    -------    -------
          Total interest expense............................   22,032     19,450     15,581
                                                              -------    -------    -------
NET INTEREST INCOME.........................................   22,630     20,635     18,933
Provision for loan losses...................................    1,066        897        966
                                                              -------    -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........   21,564     19,738     17,967
                                                              -------    -------    -------
NON-INTEREST INCOME
  Trust income..............................................    1,245        900        755
  Service charges on deposit accounts.......................    1,494      1,399      1,207
  Gain on sale of loans.....................................      718        608        241
  Other income..............................................    1,150      1,101        923
                                                              -------    -------    -------
          Total noninterest income..........................    4,607      4,008      3,126
                                                              -------    -------    -------
NON-INTEREST EXPENSE
  Salaries and employee benefits............................    9,038      8,152      6,712
  Occupancy, fixtures and equipment expense.................    2,883      2,678      2,247
  FDIC insurance............................................       62          2        410
  Data processing...........................................      983        927        824
  State franchise taxes.....................................      658        584        517
  Core deposit amortization.................................      594        500         38
  Other.....................................................    3,285      3,132      2,717
                                                              -------    -------    -------
          Total noninterest expense.........................   17,503     15,975     13,465
                                                              -------    -------    -------
INCOME BEFORE INCOME TAXES..................................    8,668      7,771      7,628
Provision for income taxes..................................    2,649      2,343      2,322
                                                              -------    -------    -------
NET INCOME..................................................  $ 6,019    $ 5,428    $ 5,306
                                                              =======    =======    =======
EARNINGS PER COMMON SHARE:
  CLASS A...................................................  $ 75.62    $ 68.20    $ 66.67
                                                              =======    =======    =======
  CLASS B...................................................  $ 68.74    $ 62.00    $ 60.61
                                                              =======    =======    =======

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                       UNREALIZED
                                                                                       GAIN/LOSS
                                                                                           ON
                                            COMMON    COMMON                           SECURITIES
                                             STOCK     STOCK              UNDIVIDED    AVAILABLE
                                            CLASS A   CLASS B   SURPLUS    PROFITS      FOR SALE      TOTAL
                                            -------   -------   -------   ---------   ------------   -------
                                                                 (DOLLARS IN THOUSANDS)
BALANCES AT JANUARY 1, 1995...............  $2,271    $1,879    $7,417     $23,662       $(733)      $34,496
Net income................................                                   5,306                     5,306
Cash dividends -- $10.78 per Class A and
  $9.80 per share of Class B..............                                    (859)                     (859)
Change in fair value of securities
  available for sale, net of tax..........                                               1,747         1,747
                                            ------    ------    ------     -------       -----       -------
BALANCES AT DECEMBER 31, 1995.............   2,271     1,879     7,417      28,109       1,014        40,690
Net income................................                                   5,428                     5,428
Cash dividends -- $12.98 per share of
  Class A and $11.80 per share of Class
  B.......................................                                  (1,033)                   (1,033)
Change in fair value of securities
  available for sale, net of tax..........                                                (555)         (555)
                                            ------    ------    ------     -------       -----       -------
BALANCES AT DECEMBER 31, 1996.............   2,271     1,879     7,417      32,504         459        44,530
Conversion of 361 shares of Class B Common
  Stock to Class A Common Stock...........      18       (18)
Net income................................                                   6,019                     6,019
Cash dividends -- $15.18 per share of
  Class A and $13.80 per share of Class
  B.......................................                                  (1,208)                   (1,208)
Change in fair value of securities
  available for sale, net of tax..........                                                 510           510
                                            ------    ------    ------     -------       -----       -------
BALANCES AT DECEMBER 31, 1997.............  $2,289    $1,861    $7,417     $37,315       $ 969       $49,851
                                            ======    ======    ======     =======       =====       =======

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997        1996        1995
                                                              --------    --------    --------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  6,019    $  5,428    $  5,306
  Adjustments to reconcile net income to net cash from
     operating activities
     Depreciation and amortization..........................     2,121       1,756       1,046
     Realized security gains, net...........................        (4)          0           0
     Federal Home Loan Bank stock dividends.................      (190)       (135)       (111)
     Gain on sale of loans..................................      (718)       (608)       (241)
     Loans originated for sale..............................   (45,751)    (43,281)    (34,115)
     Proceeds from sale of loans originated for sale........    53,184      38,354      31,153
     Provision for loan losses..............................     1,066         897         966
     Loss on sale of other real estate......................        44          28          12
     Provision for deferred income taxes....................      (188)        (64)       (282)
     Net amortization on securities.........................       166         257         274
     Changes in
       Interest receivable and other assets.................    (1,440)        602         136
       Interest payable and other liabilities...............       732         920         909
                                                              --------    --------    --------
     Net cash from operating activities.....................    15,041       4,154       5,053
                                                              --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Securities available for sale Proceeds from sales.........     5,110           0           0
     Proceeds from maturities and repayments................    23,109      21,022       9,479
     Purchases..............................................   (35,521)    (44,281)    (41,918)
  Securities held to maturity
     Proceeds from maturities and repayments................         0           0       4,744
     Purchases..............................................         0           0        (250)
  Net change in federal funds sold..........................    (2,600)      5,100      (4,600)
  Net increase in loans.....................................   (42,967)    (62,762)     (6,575)
  Proceeds from loan sales..................................     1,361       1,462       2,851
  Proceeds from sale of other real estate...................       250         180         135
  Premises and equipment expenditures.......................    (1,493)     (1,343)     (1,445)
                                                              --------    --------    --------
       Net cash from investing activities...................   (52,751)    (80,622)    (37,579)
                                                              --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposit accounts..........................    35,843      27,627      49,675
  Net change in short-term borrowings.......................    (1,580)      3,191     (16,612)
  Principal payments on long-term Federal Home Loan Bank
     advances...............................................       (21)        (19)        (18)
  Dividends paid............................................    (1,208)     (1,033)       (859)
  Cash received from branch purchases.......................         0      51,116           0
                                                              --------    --------    --------
     Net cash from financing activities.....................    33,034      80,882      32,186
                                                              --------    --------    --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    (4,676)      4,414        (340)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    20,569      16,155      16,495
                                                              --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 15,893    $ 20,569    $ 16,155
                                                              ========    ========    ========

                See accompanying notes to financial statements.

                                 THE OHIO BANK

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995
NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed by The Ohio Bank.

     NATURE OF OPERATIONS: The Bank's revenues, operating income, and assets are primarily from the banking industry. The Bank operates seventeen offices in Hancock, Putnam, Franklin, Seneca, Wyandot and Cuyahoga Counties. Loan customers include a wide range of individuals, businesses, and other organizations. A major portion of loans are secured by various forms of collateral including real estate, business assets, consumer property, and other items, although borrower cash flow may also be a primary source of repayment. The Bank also operates a trust department and engages in mortgage banking operations.

     USE OF ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change.

     CASH FLOW REPORTING: Cash and cash equivalents are defined as cash on hand and demand deposits with other financial institutions. Net cash flows are reported for customer loan and deposit transactions, federal funds sold, interest bearing deposits with other banks and short-term borrowing transactions.

     For the years ended December 31, 1997, 1996, and 1995, the Bank paid interest of $21,611,000, $19,260,000, and $14,993,000 and income taxes of
$2,920,000, $2,315,000, and $2,331,000.

     Significant noncash transactions included transfers from loans to other real estate owned of $175,000, $150,000, and $343,000 in 1997 and 1996 and 1995.

     SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Securities are classified as trading when held for short-term periods in anticipation of market gains, and are carried at fair value. Securities are written down to fair value when a decline in fair value is not temporary. At December 31, 1997 and 1996, all securities were classified as available for sale.

     Realized gains and losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

     LOANS HELD FOR SALE: Certain residential mortgage loans are originated for sale in the secondary mortgage loan market. These loans are included in real estate mortgage loans and are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. To mitigate the interest rate risk, fixed commitments may be obtained at the time loans are originated or identified for sale. Loans originated and held for sale were $1,603,000 and $8,877,000 as of December 31, 1997 and 1996.

     LOANS RECEIVABLE: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

     Interest income is not reported when management believes the collection of interest is doubtful, typically when payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

     CONCENTRATIONS OF CREDIT RISK: The Bank grants commercial, real estate and installment loans to clients primarily in Hancock, Putnam, Franklin, Seneca, Wyandot, Cuyahoga and surrounding counties.

     Although the Bank has a diversified loan portfolio, a substantial portion of the debtors' ability to honor their contracts is dependent upon the local and State of Ohio economic conditions. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, commercial real estate and residential real estate.

     Commercial loans made up approximately 68% of the loan portfolio at December 31, 1997 and 64% at December 31, 1996 and are secured primarily by commercial and multi-family real estate and business assets. Real estate mortgage loans account for approximately 20% of the loan portfolio at December 31, 1997 and 23% at December 31, 1996 and are secured primarily by single-family residential real estate. Consumer loans comprise approximately 12% of the loan portfolio at December 31, 1997 and 13% at December 31, 1996 and are secured by consumer assets including automobiles which account for 77% and 74%, respectively, of the consumer loan portfolio.

     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

     Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans and on an individual loan basis for other loans. In addition, loans held for sale are excluded from consideration of impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 60 days or more, or when it is probable that all principal and interest amounts will not be collected according to the original terms of the loan.

     PREMISES AND EQUIPMENT: Asset cost is reported net of accumulated depreciation. Depreciation expense is calculated on the straight-line method over the estimated useful lives of the assets. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

     OTHER REAL ESTATE: Real estate acquired in settlement of loans is initially reported at estimated fair value at acquisition. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in net gain or loss on other real estate. Other real estate totaled $238,000 and $294,000 at December 31, 1997 and 1996 and is included in other assets.

     LOAN SERVICING: The Bank has sold various loans to the Federal Home Loan Mortgage Corporation (FHLMC) while retaining the servicing rights. Gains and losses on loan sales are recorded at the time of the sale.

     Under a new accounting standard adopted in 1996, mortgage servicing rights are recorded as assets when the related loan is sold. These assets are amortized in proportion to, and over the period of, estimated net servicing income and are evaluated periodically for impairment. Impairment is evaluated based on the fair value of the rights using groupings of underlying loans with similar characteristics. Any impairment of a grouping is reported as a valuation allowance. Mortgage servicing rights totaled $728,000 and $323,000 at December 31, 1997 and 1996, and are included in other assets.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

     IDENTIFIED INTANGIBLES: Identified intangibles represent the value of depositor relationships purchased and are expensed on accelerated methods over their estimated lives of up to 15 years. Identified intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary. The amortization charged to expense in 1997, 1996 and 1995 was $594,000, $500,000, and $38,000.

     INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     EARNINGS PER SHARE: Earnings per common share is computed under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which was retroactively adopted by the Bank on December 31, 1997. Adoption of SFAS 128 did not change the earnings per share amounts previously reported by the Bank. Earnings per share computations are based on the weighted average number of shares outstanding during the year. See Note 10 for an explanation of the calculation of earnings per common share.

     FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

     RECLASSIFICATIONS: Certain reclassifications have been made to prior financial statements to be comparable to the 1997 presentation.

NOTE 2 -- BRANCH ACQUISITION

     On March 11, 1996, the Bank acquired from Society National Bank of Cleveland, Ohio, certain assets including cash, various loans, and premises and equipment and assumed certain deposit and other liabilities of five branch banking offices. Four of the offices are located in Putnam County and the fifth is in Wyandot County. The transaction was accounted for as a purchase, and accordingly, the acquired assets and liabilities have been recorded based on their respective market values at the date of acquisition. Concurrent with the acquisition, the Bank sold two of the offices located in Putnam County, along with the related assets and liabilities, to other financial institutions. A summary of the assets acquired and liabilities assumed, net of the assets and liabilities sold, is as follows:

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

                                                            (DOLLARS IN THOUSANDS)
ASSETS
  Cash and cash equivalents...............................         $51,116
  Loans...................................................           5,320
  Premises and equipment..................................             837
  Identified intangible assets............................           4,138
                                                                   -------
     Total assets.........................................         $61,411
                                                                   =======
LIABILITIES
  Noninterest-bearing deposits............................         $12,691
  Interest-bearing deposits...............................          48,706
                                                                   -------
     Total deposits.......................................          61,397
  Other liabilities.......................................              14
                                                                   -------
     Total liabilities....................................         $61,411
                                                                   =======

     The intangible assets from the acquisition and the previous acquisitions of other branch banking facilities are included in other assets in the accompanying balance sheets and are summarized as follows, net of accumulated amortization:

                                                              1997          1996
                                                            ---------     ---------
                                                            (DOLLARS IN THOUSANDS)
Core deposit premium.....................................    $3,145        $3,713
Other intangible assets..................................       146           172
                                                             ------        ------
     Total intangibles...................................    $3,291        $3,885
                                                             ======        ======

NOTE 3 -- SECURITIES

     The amortized cost and estimated fair values of securities are as follows:

                                                                         1997
                                                  --------------------------------------------------
                                                                 GROSS         GROSS       ESTIMATED
                                                  AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                    COST         GAINS         LOSSES        VALUE
                                                  ---------    ----------    ----------    ---------
                                                                (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
U.S. Treasury and U.S. Government agencies......  $ 80,530       $  184        $(110)      $ 80,604
Obligations of states and political
  subdivisions..................................    22,953        1,137           (2)        24,088
Other securities................................     3,157            0            0          3,157
Mortgage-backed securities......................    34,818          338          (73)        35,083
                                                  --------       ------        -----       --------
     Total securities available for sale........  $141,458       $1,659        $(185)      $142,932
                                                  ========       ======        =====       ========

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

                                                                         1996
                                                  --------------------------------------------------
                                                                 GROSS         GROSS       ESTIMATED
                                                  AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                    COST         GAINS         LOSSES        VALUE
                                                  ---------    ----------    ----------    ---------
                                                                (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
U.S. Treasury and U.S Government agencies.......  $ 77,231       $  150        $(301)      $ 77,080
Obligations of states and political
  subdivisions..................................    21,458          780           (5)        22,233
Other securities................................     2,967            0            0          2,967
Mortgage-backed securities......................    32,474          253         (182)        32,545
                                                  --------       ------        -----       --------
     Total securities available for sale........  $134,130       $1,183        $(488)      $134,825
                                                  ========       ======        =====       ========

     Substantially all mortgage-backed securities are backed by pools of mortgages that are issued or guaranteed by the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC").

     The amortized cost and estimated fair value of securities at December 31, 1997, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities and other securities, are shown separately.

                                                              AMORTIZED    ESTIMATED
                                                                COST       FAIR VALUE
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE
Due in one year or less.....................................  $ 27,453      $ 27,434
Due after one year through five years.......................    51,565        51,782
Due after five years through ten years......................    18,548        19,369
Due after ten years.........................................     5,917         6,107
                                                              --------      --------
     Total..................................................   103,483       104,692
Other securities............................................     3,157         3,157
Mortgage-backed securities..................................    34,818        35,083
                                                              --------      --------
     Total securities available for sale....................  $141,458      $142,932
                                                              ========      ========

     Proceeds from sales of securities during 1997 were $5,110,000 with gross gains of $6,000 and gross losses of $2,000 recognized in earnings. There were no sales of securities during 1996 or 1995.

     Securities with a carrying value of $51,410,000 and $44,986,000 at December 31, 1997 and 1996, were pledged to secure public funds, repurchase agreements or for other purposes.

     During 1995, $47,792,000 of securities were reclassified from held to maturity to available for sale, based on new interpretations issued for SFAS No.
115. The unrealized gain at the time the securities were transferred was approximately $744,000.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE 4 -- LOANS

     Loans, net of deferred fees and costs, were as follows:

                                                                1997         1996
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Commercial, financial and agricultural......................  $220,010     $196,764
Real estate construction....................................    46,327       35,472
Residential real estate mortgage and home equity............   104,109       95,040
Real estate mortgage loans held for sale....................     1,603        8,877
Consumer....................................................    32,587       34,977
                                                              --------     --------
     Total loans............................................  $404,636     $371,130
                                                              ========     ========

NOTE 5 -- ALLOWANCE FOR LOAN LOSSES

     A summary of the activity in the allowance for loan losses is as follows:

                                                          1997      1996      1995
                                                         ------    ------    ------
                                                           (DOLLARS IN THOUSANDS)
Beginning balance......................................  $4,100    $3,600    $3,275
Provision for loan losses..............................   1,066       897       966
Loans charged-off......................................    (833)     (552)     (868)
Recoveries of previous charge-offs.....................     142       155       227
                                                         ------    ------    ------
  Ending balance.......................................  $4,475    $4,100    $3,600
                                                         ======    ======    ======

     Impaired loans were as follows:

                                                           1997      1996      1995
                                                          ------    ------    ------
                                                            (DOLLARS IN THOUSANDS)
Year-end impaired loans with no allowance for loan
  losses allocated......................................  $    0    $    0    $    0
Year-end impaired loans with allowance for loan losses
  allocated.............................................   1,619     1,034     1,582
Amount of the allowance allocated.......................     522       314       473
Average of impaired loans during the year...............   1,263     1,080     1,072
Interest income recognized during impairment............      24        69        61
Cash-basis interest income recognized...................      24        69        61

NOTE 6 -- LOAN SERVICING

     Mortgage loans serviced for others are not reported as assets. These loans totaled $183,840,000 and $160,575,000 at year-end 1997 and 1996. Related escrow deposit balances were $737,000 and $627,000 at year-end 1997 and 1996.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

     Activity for capitalized mortgage servicing rights was as follows:

                                                              1997    1996
                                                              ----    ----
                                                              (DOLLARS IN
                                                               THOUSANDS)
Beginning of year...........................................  $323    $  0
Additions...................................................   519     378
Amortized to expense........................................  (114)    (55)
                                                              ----    ----
End of year.................................................  $728    $323
                                                              ====    ====

     At December 31, 1997 and 1996 no valuation allowance for mortgage servicing rights was considered necessary.

NOTE 7 -- PREMISES AND EQUIPMENT, NET

     Year-end premises and equipment were as follows:

                                                                1997         1996
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Land........................................................   $   994      $   994
Buildings and improvements..................................     7,814        7,588
Furniture and equipment.....................................     8,129        7,307
                                                               -------      -------
     Totals.................................................    16,937       15,889
Accumulated depreciation....................................    (8,952)      (7,984)
                                                               -------      -------
     Total premises and equipment, net......................   $ 7,985      $ 7,905
                                                               =======      =======

     Total depreciation expense was $1,413,000, $1,256,000, and $1,008,000 for the years ending December 31, 1997, 1996 and 1995.

     The Bank leases certain equipment and space under operating leases. The leases have original terms ranging from 3 to 25 years. All leases have renewal options for an additional five years, except one building lease, which has a renewal option for 25 years. Rental expense for the years ending December 31, 1997, 1996 and 1995 was $372,000, $348,000, and $310,000.

     Rental commitments under noncancelable operating leases are:

                                                    (DOLLARS IN THOUSANDS)
1998..............................................          $  373
1999..............................................             266
2000..............................................             173
2001..............................................             107
2002..............................................              90
Thereafter........................................             270
                                                            ------
     Total........................................          $1,279
                                                            ======

NOTE 8 -- DEPOSITS

     At year-end 1997 scheduled maturities of time deposits were as follows:

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

                                                    (DOLLARS IN THOUSANDS)
1998..............................................         $191,132
1999..............................................           60,601
2000..............................................           21,327
2001..............................................            4,216
2002..............................................            2,554
Thereafter........................................            1,985
                                                           --------
     Total........................................         $281,815
                                                           ========

NOTE 9 -- OTHER BORROWINGS

     The Bank has a cash management advance line of credit with the Federal Home Loan Bank whereby the Bank can borrow up to $25,000,000. The line of credit must be renewed on an annual basis. Federal Home Loan Bank advances are collateralized by Federal Home Loan Bank stock and a blanket pledge of the residential mortgage loan portfolio. There were no amounts outstanding as of December 31, 1997. A $2,000,000 variable rate advance with an original maturity of less than 90 days was outstanding under the line at December 31, 1996. The borrowing rate was 7.15%.

     At December 31, 1997 and 1996, the Bank had a fixed-rate, mortgage-matched advance from the Federal Home Loan Bank. This mortgage-matched advance is used to fund specific fixed-rate loans with certain prepayment of principal permitted without penalty. At December 31, 1997 and 1996, the interest rate on the FHLB advance was 6.00%. At year-end 1997, scheduled principal reductions were as follows:

                                                    (DOLLARS IN THOUSANDS)
1998..............................................           $ 21
1999..............................................             23
2000..............................................             24
2001..............................................             26
2002..............................................             27
Thereafter........................................            206
                                                             ----
     Total........................................           $327
                                                             ====

     At year-end 1996, borrowings under this agreement totaled $347,000.

     Other borrowings also consist of an open-end Treasury, Tax and Loan note. The note, which has a $2,000,000 maximum borrowing, requires monthly interest payments. Borrowings under this agreement totaled $1,999,000 and $1,580,000 at December 31, 1997 and 1996. The interest rate on this note was 5.25% and 5.15% at December 31, 1997 and 1996.

NOTE 10 -- STOCK TRANSACTIONS AND EARNINGS PER SHARE

     The shares of Class A common and Class B common vote as a single class on all matters. Each share of Class A common is entitled to one vote, and each share of Class B common is entitled to twenty votes. Owners of Class A common are entitled to receive such cash dividends as may be declared by the Board of Directors out of funds legally available for that purpose. No cash dividend may be declared and paid on shares of Class B common unless, simultaneously therewith, there is declared and paid a cash dividend on each share of Class A common stock of at least 110% of the cash dividend payable on each Class B common share.

     Each share of Class B common stock is convertible into one share of Class A common stock at such times as there are authorized shares of Class A common stock available for issuance. Class A shares are not convertible

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

into Class B common stock. During 1997, 5,000 additional shares of Class A common stock were authorized. Subsequently, 361 Class B shares were converted to Class A shares.

     Earnings per share computations are based on the weighted average number of shares outstanding during the year. The weighted average number of shares outstanding was 45,579 Class A and 37,421 Class B for 1997 and 45,411 Class A and 37,589 Class B for 1996 and 1995.

     The equation for computing earnings per common share is as follows:

     Net Income = [Class A (1.10 X EPS)] + [Class B (EPS)]

Assumptions:
Earnings per common share -- Class B                          =      EPS
Earnings per common share -- Class A                          =      1.10 X EPS
Weighted average number of shares -- Class B                  =      Class B
Weighted average number of shares -- Class A                  =      Class A

NOTE 11 -- RETIREMENT PLAN

     The Bank provides a profit-sharing plan (the Plan) which covers substantially all employees. Eligible employees may contribute up to 15% of their compensation subject to a maximum statutory limitation.

     The Bank provides a matching contribution on behalf of participants who make elective compensation deferrals, at the rate of 50% of the elective deferral not to exceed 6% of the participant's compensation.

     In addition, the Bank may make an additional discretionary contribution allocated to all eligible participants on the basis of compensation. Employee contributions are always 100% vested. Employer matching and discretionary contributions become 100% vested after the participant completes three years of service. Contributions by the Bank were $460,000, $383,000, and $372,000 for the years ended December 31, 1997, 1996 and 1995.

NOTE 12 -- RELATED PARTIES

     Certain officers, directors and principal shareholders of the Bank, including their immediate families and companies with which they are affiliated, have borrowed funds from the Bank. A summary of activity on these borrower relationships is as follows:

                                                               1997      1996
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Beginning Balance...........................................  $5,420    $6,835
New loans and advances......................................   3,787     2,133
Repayments..................................................  (2,395)   (3,548)
                                                              ------    ------
Ending Balance..............................................  $6,812    $5,420
                                                              ======    ======

     In addition, certain directors and their related companies provide professional services and lease office space to the Bank. Payments for these services totaled $347,000, $329,000, and $294,000, in 1997, 1996 and 1995.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

NOTE 13 -- INCOME TAXES

     The provision for income taxes consists of the following components:

                                                           1997      1996      1995
                                                          ------    ------    ------
                                                            (DOLLARS IN THOUSANDS)
Current expense.........................................  $2,837    $2,407    $2,604
Deferred (benefit)/expense..............................    (188)      (64)     (282)
                                                          ------    ------    ------
     Total provision for income taxes...................  $2,649    $2,343    $2,322
                                                          ======    ======    ======

     The sources of gross deferred tax assets and gross deferred tax liabilities for the years ended December 31 are as follows:

                                                               1997      1996
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
DEFERRED TAX ASSETS:........................................  $1,237    $1,028
  Allowance for loan losses in excess of tax reserve........     153        47
  Core deposit amortization.................................      83        68
  Nonaccrual loan interest income...........................      --         1
  Deferred loan fees and costs..............................       9        38
                                                              ------    ------
  Other.....................................................   1,482     1,182
DEFERRED TAX LIABILITIES:
  Unrealized gain on securities available for sale..........    (504)     (237)
  Depreciation..............................................    (217)     (196)
  Deferred loan fees and costs..............................     (56)       --
  Federal Home Loan Bank stock dividends....................    (186)     (119)
  Section 475 mark to market adjustment.....................      --      (169)
  Mortgage servicing rights.................................   ( 247)     (110)
                                                              ------    ------
                                                              (1,210)     (831)
                                                              ------    ------
  Net deferred tax asset....................................  $  272    $  351
                                                              ======    ======

     The difference between the financial statement tax provision and amounts computed by applying the statutory federal income tax rate of 34% to income before taxes are as follows:

                                                           1997      1996      1995
                                                          ------    ------    ------
                                                            (DOLLARS IN THOUSANDS)
Income taxes computed at the statutory federal income
  tax rate..............................................  $2,948    $2,642    $2,593
Tax exempt income.......................................    (417)     (382)     (352)
Non-deductible expenses, net............................     102       101        86
Other...................................................      16       (18)       (5)
                                                          ------    ------    ------
     Total provision for income taxes...................  $2,649    $2,343    $2,322
                                                          ======    ======    ======

NOTE 14 -- COMMITMENTS, OFF BALANCE SHEET RISK, AND CONTINGENCIES

     There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

     Some financial instruments are used in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

     Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit, and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans. The amount of collateral, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral varies but may include accounts receivable, inventory, property, equipment, income-producing commercial properties, residential real estate and consumer assets.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments does not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.

     As of December 31, 1997 and 1996, commitments to extend credit amounted to approximately $122,328,000 and $93,526,000. Of this amount, $111,513,000 and
$88,301,000 represent unused amounts on commercial lines of credit, home equity lines of credit and credit cards as of December 31, 1997 and 1996. Fixed-rate commitments represented $21,474,000 and $22,767,000 of the respective commitment totals. The range of interest rates for the fixed-rate commitments was 5.25% to 18.5% at December 31, 1997 and 6.25% to 21% at December 31, 1996. Commitments under outstanding standby letters of credit amounted to $10,815,000 and $5,225,000 for the same period.

     At year-end 1997 and 1996, regulatory required cash reserves totaled $500,000 and $6,101,000, respectively. These reserves do not earn interest.

NOTE 15 -- REGULATORY MATTERS

     The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

     The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

     The minimum requirements are:

                                                       CAPITAL TO RISK-
                                                        WEIGHTED ASSETS
                                                       -----------------     TIER 1 CAPITAL
                                                       TOTAL     TIER 1     TO AVERAGE ASSETS
                                                       ------    -------    -----------------
Well capitalized.....................................    10%        6%              5%
Adequately capitalized...............................     8%        4%              4%
Undercapitalized.....................................     6%        3%              3%

     At year-end, actual capital levels and minimum required levels were:

                                                                ADEQUATELY             WELL
                                                               CAPITALIZED         CAPITALIZED
                                              ACTUAL           REQUIREMENT         REQUIREMENT
                                         ----------------    ----------------    ----------------
                                         AMOUNT     RATIO    AMOUNT     RATIO    AMOUNT     RATIO
                                         -------    -----    -------    -----    -------    -----
                                                          (DOLLARS IN THOUSANDS)
1997
Total capital (to risk weighted
  assets)..............................  $50,066    11.8%    $33,853     8.0%    $42,316    10.0%
Tier 1 capital (to risk weighted
  assets)..............................   45,591    10.8%     16,926     4.0%     25,390     6.0%
Tier 1 capital (to average assets).....   45,591     8.1%     22,419     4.0%     28,024     5.0%
1996
Total capital (to risk weighted
  assets)..............................  $44,286    11.8%    $30,138     8.0%    $37,672    10.0%
Tier 1 capital (to risk weighted
  assets)..............................   40,186    10.7%     15,069     4.0%     22,603     6.0%
Tier 1 capital (to average assets).....   40,186     7.9%     20,240     4.0%     25,300     5.0%

     The Bank at year-end 1997 and 1996 was categorized as well capitalized. Management is not aware of any matters subsequent to December 31, 1997 that would cause the Bank's capital category to change.

     Under current banking regulations, the Bank is limited in the amount of undivided profits available to be paid to shareholders. These restrictions generally limit dividends to the current and prior two years earnings without prior approval of the Ohio Division of Financial Institutions In addition to these restrictions, as a practical matter, dividend payments cannot reduce regulatory capital levels below minimum established guidelines. These restrictions would not currently limit the Bank from paying normal dividends. The amount of the Bank's retained earnings available for dividends without approval from the Ohio Division of Financial Institutions was $13,653,000 at December 31, 1997.

NOTE 16 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value approximates carrying value for all financial instruments except those described as follows:

     Securities: For securities available for sale and held to maturity, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

     Loans: Loans are grouped in homogeneous categories, such as commercial loans, residential mortgages, credit card receivables, and other consumer loans. The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities and categories.

                                 THE OHIO BANK

                        DECEMBER 31, 1997, 1996 AND 1995

     Deposits: The fair value of deposit liabilities with defined maturities is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Other Borrowings: The fair value of fixed-maturity FHLB advances is estimated by discounting future cash flows using the rates currently offered for borrowings of similar remaining maturities.

     Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written: The fair values of these items are not material and are therefore not included on the following schedule.

     The estimated year-end fair values of financial instruments were as follows:

                                                        1997                      1996
                                               ----------------------    ----------------------
                                               CARRYING       FAIR       CARRYING       FAIR
                                                 VALUE        VALUE        VALUE        VALUE
                                               ---------    ---------    ---------    ---------
                                                            (DOLLARS IN THOUSANDS)
FINANCIAL ASSETS
  Cash and cash equivalents..................  $  15,893    $  15,893    $  20,569    $  20,569
  Federal funds sold.........................      3,200        3,200          600          600
  Securities available for sale..............    142,932      142,932      134,825      134,825
  Loans, net.................................    400,161      406,441      367,030      370,652
  Mortgage servicing rights..................        728          728          323          323
  Accrued interest receivable................      4,400        4,400        3,880        3,880
FINANCIAL LIABILITIES
  Deposits...................................   (522,316)    (536,089)    (486,473)    (502,195)
  Other borrowings...........................     (2,326)      (2,330)      (3,927)      (3,913)
  Accrued interest payable...................     (2,501)      (2,501)      (2,080)      (2,080)

     While these estimates of fair value are based on management's judgment of the most appropriate factors, no assurance can be given that, were the Bank to have disposed of such items at year-end 1997 or 1996, the estimated fair values would necessarily have been achieved since market values may differ depending on various circumstances. The estimated fair values at year-end 1997, and 1996, should not necessarily be considered to apply at subsequent dates.

     Nonfinancial instruments, such as property and equipment, may have value but are not included in the above disclosures. Also, nonfinancial instruments typically not recognized in these financial statements nevertheless may have value, but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the value of a trained work force, customer goodwill and similar items.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of the 22nd day of July, 1998, by and among CITIZENS BANCSHARES, INC. ("Bancshares"), a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), The Ohio Bank ("Bank"), a state banking association organized and existing under the banking laws of the State of Ohio and an interim bank to be formed by Bancshares as a state banking association under the banking laws of the State of Ohio in connection with the transactions contemplated by this Agreement ("Interim Bank"). NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                              PLAN OF AFFILIATION

     Pursuant to this Agreement, Bancshares, Bank and Interim Bank have agreed to a plan of affiliation intended to result in a tax-free plan of reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the transactions contemplated by this Agreement at the Effective Time (as hereinafter defined), Interim Bank will be merged with and into the Bank (the "Merger"), pursuant to the terms and conditions set forth herein and in the Agreement of Merger substantially in the form attached as Exhibit A hereto (the "Merger" and the "Agreement of Merger", respectively). Upon consummation of the Merger, the separate existence of Interim Bank shall cease and Bank shall continue as the Resulting Bank (as hereinafter described). In addition, assuming the consummation of the merger of equals transaction between Mid Am, Inc. and Bancshares previously disclosed to Bank (the "Mid Am Transaction") and as soon as reasonably practicable after receipt of all required regulatory approvals (i) certain banking affiliates of Bancshares, specifically American Community Bank, N.A. and Amerifirst Bank, N.A., will be merged with and into Bank and (ii) two (2) banking affiliates of Bancshares, specifically, First National Bank of Northwest Ohio and Mid American National Bank will be merged with one another, with Mid American National Bank as the resulting bank.

                                   ARTICLE I

                THE MERGER; STATUS AND CONVERSION OF SECURITIES;

                            EXCHANGE OF CERTIFICATES

     Section 1.1. EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article VIII of this Agreement and in the Agreement of Merger have been satisfied or waived, Bancshares will file or cause to be filed
(i) a certificate of merger with the Secretary of State of the State of Ohio and
(ii) a certificate of merger with the Superintendent of the Division of Financial Institutions (the "Division"), which shall in each case be in the form required by and executed in accordance with applicable laws and regulations. The Merger shall become effective at the time the certificate of merger, together with a certificate of approval from the Division, shall be filed with the Secretary of the State of Ohio (the "Effective Time").

     Section 1.2.  CONVERSION OF BANK COMMON SHARES INTO BANCSHARES COMMON
SHARES.

          (a) At the Effective Time, each issued and outstanding share of Bank common stock, consisting of Class A common shares par value $50 per share and Class B common shares, par value $50 per share (collectively, "Bank Common Shares"), other than treasury shares and Bank Common Shares as to which dissenters' rights have been exercised (collectively, "Excluded Stock"), thereupon and without further action shall be converted into 63.25 Bancshares common shares, without par value ("Bancshares Common Shares"). The foregoing conversion of Bank Common Shares into Bancshares Common Shares shall hereinafter be referred to as the "Share Exchange".

          (b) No certificates or scrip representing fractional Bancshares Common Shares shall be issued upon the surrender for exchange of Bank certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Bancshares. Notwithstanding any other provision of this

     Agreement, each holder of Bank Common Shares converted into Bancshares Common Shares in the Merger who would otherwise be entitled to receive a fraction of a Bancshares Common Share (after taking into account all Bank certificates delivered for exchange by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Bancshares Common Share multiplied by the last reported sale price per share of Bancshares Common Shares on the trading day most recently preceding the Effective Time as reported on the Nasdaq National Market System (the "Nasdaq") (as published in The Wall Street Journal or, if not therein, in another authoritative source). Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by this Agreement.

          (c) If after the date hereof and prior to the Effective Time, Bancshares or Bank shall declare a stock dividend or make distributions upon or subdivide, split-up, reclassify, or combine its common stock or preferred stock or declare a dividend or make a distribution on its common stock or preferred stock in any security convertible into or exchangeable for its common stock or preferred stock, then the Exchange Ratio shall be appropriately adjusted. Nothing contained in this Section 1.2(c) shall be deemed to permit any action which is otherwise prohibited by this Agreement.

     Section 1.3. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of an outstanding certificate or certificates for Bank Common Shares converted to Bancshares Common Shares shall be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Bank Common Shares shall have been converted and, if applicable, a cash payment in lieu of any fractional share determined in accordance with this Agreement. In order to effect such surrender and exchange, each such holder of Bank Common Shares shall surrender the outstanding certificate(s) therefor to Bancshares' designated exchange agent (the "Exchange Agent"). In connection with the proxy solicitation of Bank shareholders, Bancshares shall mail, or cause to be mailed, to each holder of record of Bank Common Shares (i) instructions for effecting the surrender of their Bank certificates in exchange for certificates representing Bancshares common shares and (ii) a letter of transmittal which may be used to surrender Bank certificates to the Exchange Agent. Upon surrender of a Bank certificate(s) for cancellation to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may reasonably be requested, the holder of such Bank certificate shall be entitled to receive, and the Exchange Agent shall promptly deliver as soon as reasonably practicable after the consummation of the Merger, in exchange therefor a certificate representing that number of whole Bancshares Common Shares which such holder has the right to receive in respect of the Bank certificate(s) surrendered pursuant hereto (after taking into account all Bank Common Shares then held by such holder), and the Bank certificate(s) so surrendered shall forthwith be canceled. In the event of a lost certificate, the Bank shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate(s); (ii) an indemnity agreement and (iii) an affidavit requested by Bank in accordance with
Article VI, Section 3 of the Bank's Code of Regulations. Pending such surrender and exchange, such holder's certificate(s) for Bank Common Shares shall be deemed, for all corporate purposes (other than as set forth in Section 1.4 of this Agreement), to evidence the number of whole Bancshares Common Shares into which such Bank Common Shares shall have been converted pursuant to the Merger. The Exchange Agent shall, upon receipt of the duly endorsed Bank certificate or certificate with a duly endorsed separate assignment, issue the Bancshares' Common Shares certificate to the surrendering Bank certificate holder, together with any cash payment in lieu of fractional shares, as applicable. In the event of a transfer of ownership of Bank Common Shares that is not registered in the transfer records of Bank, a certificate representing the proper number of Bancshares Common Shares may be issued to a transferee if the Bank certificate representing such Bank Common Shares is presented to the Exchange Agent, accompanied by all documents required by Bancshares to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

     Section 1.4. PAYMENT OF DIVIDENDS. Unless and until any such outstanding certificate(s) for Bank Common Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificate(s). Upon the surrender of the Bank Common Share certificate(s), Bancshares shall pay to the record holder of Bancshares Common Shares issued in exchange therefor, the amount of dividends, if any, but without interest, that have theretofore become payable to such record holder.

     Section 1.5.  EFFECTS OF THE MERGER. At the Effective Time:

          (a) The Interim Bank shall be merged with and into Bank and the separate existence of the Interim Bank shall cease and Bank shall be the "Resulting Bank";

          (b) the Articles of Incorporation of Interim Bank, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Resulting Bank; and

          (c) the Code of Regulations of Interim Bank, as in effect immediately prior to the Effective Time shall be the Code of Regulations of the Resulting Bank.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES BY BANCSHARES

     Bancshares hereby represents and warrants to Bank that, with respect to Bancshares and its banking subsidiaries, as such banking subsidiaries exist as of the date hereof and as of the Closing Date (collectively, the "Bank Subsidiaries"), as applicable, except to the extent set forth in the Disclosure Schedules delivered to Bank at the signing of this Agreement, which are attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as hereinafter defined):

     Section 2.1. DUE ORGANIZATION AND GOOD STANDING. Bancshares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. Citizens is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged. Century is a corporation duly organized, validly existing and in good standing as a national banking association under the banking laws of the United States and is duly authorized to conduct the banking business in which it is engaged.

     Section 2.2. AUTHORITY FOR TRANSACTION. The execution and performance of this Agreement by Bancshares and its delivery to Bank have been duly authorized by all requisite corporate action, other than approval by Bancshares' shareholders (if such approval becomes necessary). This Agreement is valid and binding upon Bancshares and enforceable against it in accordance with its terms. The execution and performance of this Agreement by Interim Bank shall have been duly authorized by all requisite corporate action and this Agreement, upon its execution by Interim Bank, shall be valid and binding upon Interim Bank and enforceable against it in accordance with its terms.

     Section 2.3. BANCSHARES COMMON SHARES TO BE ISSUED. The Bancshares Common Shares to be issued to Bank shareholders pursuant to this Agreement, have been duly authorized and, when issued, will be validly issued by Bancshares and will be fully paid and nonassessable.

     Section 2.4.  BANCSHARES COMMON SHARES OUTSTANDING.

     (a) STOCK. The authorized capital stock of Bancshares consists of (i) 36,000,000 Bancshares Common Shares, without par value, of which, as of the date of this Agreement 17,748,688 shares are issued and outstanding and 9,571 shares are held in the treasury and (ii) 200,000 serial preferred shares, par value $10.00 per share, none of which are issued and outstanding and none of which are held in the treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable. In connection with the Mid Am Transaction, (i) Bancshares will be increasing the number of its authorized shares of capital stock to 160,000,000 shares, consisting of 150,000,000 common shares and 10,000,000 preferred shares and (ii) Bancshares will be issuing up to 17,987,138 Bancshares common shares to the shareholders of Mid Am, Inc.

          (b) OPTIONS AND OTHER SECURITIES. Except as set forth in Schedule 2.4(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bancshares Common Shares have been authorized, granted or entered into by Bancshares. Other than as set forth in Section 2.4(a), there are no Bancshares debt or equity securities authorized or outstanding.

     Section 2.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Bancshares, all of which have been made available to Bank, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Bancshares contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bancshares, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, except for minutes of the Bancshares Board of Directors meeting held on July 21, 1998 to approve this Agreement, which minutes have not yet been prepared.

     Section 2.6. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. Bancshares has furnished or will furnish to Bank (a) consolidated balance sheets of Bancshares and its subsidiaries as of December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, all as certified by Crowe, Chizek and Company LLP, Bancshares' independent auditors, and (b) unaudited consolidated balance sheets and income statements of Bancshares and its subsidiaries for the periods ended March 31, 1998 and June 30, 1998. The aforesaid financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Bancshares as of the dates thereof and for the periods covered thereby, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1997 consolidated balance sheet (the "Bancshares Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets, or business of Bancshares and its subsidiaries taken as a whole.

     2.7. TITLE TO PROPERTIES; ENCUMBRANCES. A complete and accurate list of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Bancshares and any of the Bank Subsidiaries has been or will be made available to Bank. Bancshares has made or will make available to Bank copies of the deeds and other instruments (as recorded) by which Bancshares and the Bank Subsidiaries acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Bancshares and the Bank Subsidiaries and relating to such property or interests. Bancshares and each of the Bank Subsidiaries own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Bancshares, or one of the Bank Subsidiaries (as the case may be), or reflected as owned in the books and records of Bancshares, or one of the Bank Subsidiaries, including all of the properties and assets reflected in the Bancshares Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed and personal property sold since the Bancshares Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Bancshares, and each of the Bank Subsidiaries since the date of the Bancshares Balance Sheet. Each property and asset reflected on the Bancshares Balance Sheet having a fair market value of at least $100,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Bancshares Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Bancshares or the Bank Subsidiaries, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record; and (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Bancshares and each of the Bank Subsidiaries lie wholly within the boundaries of the real property owned by Bancshares, or one of the Bank Subsidiaries (as the case may be), and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party.

     Section 2.8. LOANS AND INVESTMENTS. All loans and leases made or purchased by Bancshares and the Bank Subsidiaries that are reflected on the Bancshares Balance Sheet or on the accounting records of Bancshares, or any of the Bank Subsidiaries as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Bancshares and the Bank Subsidiaries in the ordinary course of business and, to Bancshares' Knowledge, no loan with a principal balance in excess of $50,000 is subject to any defense or counterclaim. Unless paid prior to the Closing Date, the Loans, on an aggregate basis, are and will be collectible net of the aggregate reserves shown on the Bancshares Balance Sheet as of its date and on such accounting records as of the Closing Date, as applicable (which reserves are and will be adequate and calculated in a manner consistent with past practice.) There is no contest or claim under any Loan relating to the amount or validity of such Loan which is, or together with other such Loans, is, in the aggregate, material to the business or financial condition of Bancshares. Except as set forth in Schedule 2.8, there are no loans of Bancshares, or any of the Bank Subsidiaries, the present principal balance of which is in excess of $50,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of December 31, 1997. Except for pledges to secure public and trust deposits, none of the investments reflected in the Bancshares Balance Sheet under the heading "Investment Securities," and none of the investments made by Bancshares and the Bank Subsidiaries since December 31, 1997, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bancshares, or any of the Bank Subsidiaries (as applicable), freely to dispose of such investment at any time. Except as set forth on Schedule 2.8, Bancshares and the Bank Subsidiaries are not parties to any repurchase agreement. Schedule
2.8 contains a list of all securities held by Bancshares and the Bank Subsidiaries (as applicable), delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.

     Section 2.9. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.9, neither Bancshares nor any of the Bank Subsidiaries has any material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Bancshares Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

     Section 2.10. ABSENCE OF CONFLICTS. To the best of Bancshares' Knowledge, neither the execution, performance or delivery of this Agreement by Bancshares nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or agreement to which Bancshares, or any of the Bank Subsidiaries is a party or to which any of its respective properties is subject or will result in a breach of Bancshares' Articles of Incorporation or Regulations, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. Except for the Board of Governors of the Federal Reserve System, and, if applicable, the FDIC, the Securities and Exchange Commission, the Ohio Secretary of State, the necessary state Blue Sky approvals (collectively the "Approvals"), the consent of Mid Am, Inc. (which has been obtained and delivered to Bank) and, if required, the approval of this Agreement, the Agreement of Merger and the Merger by Bancshares' shareholders, Bancshares is not and will not be required to make any filings with, give any notice or obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Merger.

     Section 2.11 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 2.11, since the date of the Bancshares Balance Sheet, Bancshares (including its Bank Subsidiaries), has conducted its business only in the ordinary course of business and there has not been any:

          (a) change in Bancshares' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Bancshares; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Bancshares of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock;

          (b) amendment to Bancshares' Articles of Incorporation or Regulations;

          (c) payment or increase by Bancshares, or by any of its Bank Subsidiaries of any bonuses, salaries, or other compensation to any shareholder, director, or (except in the ordinary course of business) officer or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Bancshares or any of the Bank Subsidiaries;

          (e) damage to or destruction or loss of any asset or property of Bancshares or any of the Bank Subsidiaries, whether or not covered by insurance involving a loss in excess of $25,000;

          (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to Bancshares or any of the Bank Subsidiaries of at least $100,000;

          (g) sale, lease, or other disposition of any material asset or property of Bancshares, or any of the Bank Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Bancshares, or any of the Bank Subsidiaries, other than in the ordinary course of business;

          (h) cancellation or waiver of any claims or rights with a value to Bancshares or any of the Bank Subsidiaries in excess of $100,000;

          (i)  material change in the accounting methods used by Bancshares; or

          (j) agreement, whether oral or written, by Bancshares or any of the Bank Subsidiaries to do any of the foregoing. It is understood and agreed that nothing in this Section 2.11 or any other section of this Agreement shall be deemed to restrict the issuance of Bancshares common shares in connection with any acquisition of any entity between the date hereof and the Effective Time.

     Section 2.12.  COMPLIANCE WITH LAWS; LICENSES. Except as set forth in
Schedule 2.12 hereof, Bancshares and the Bank Subsidiaries are not engaged in or a party to, (as a defendant), nor do they have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which either individually or in the aggregate would have or could be reasonably expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. None of Bancshares or any of the Bank Subsidiaries has been charged with nor to its Knowledge is it under investigation with respect to, and none of Bancshares or any of the Bank Subsidiaries has any basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bancshares or any of the Bank Subsidiaries. There is no litigation, proceeding, or governmental investigation pending or to Bancshares' Knowledge, threatened (or which Bancshares, or any of the Bank Subsidiaries has any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement. Bancshares and the Bank Subsidiaries have responded to and satisfied all exceptions, if any, arising out of any federal, state or other

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regulatory examination. Bancshares and the Bank Subsidiaries possess all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bancshares', or any of the Bank Subsidiaries' banking business without material interference or interruption.

     Section 2.13. BROKERAGE AND FINDER'S FEES. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), Bancshares has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 2.14. ACCOUNTING MATTERS. Neither Bancshares nor, to its best Knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

     Section 2.15. COMPLIANCE WITH SECURITIES LAWS. To the best of its Knowledge, Bancshares is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

     Section 2.16. OWNERSHIP OF BANK COMMON SHARES. Except for Bancshares' right to acquire shares of Bank common stock pursuant to that certain Stock Option Agreement to be entered into on July 23, 1998, neither Bancshares, nor any of its affiliates or associates beneficially owns, directly or indirectly, more than 4.9% of the outstanding Bank Common Shares.

     Section 2.17. INSURANCE OF DEPOSITS. The deposits of the Bank Subsidiaries are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). The Bank Subsidiaries have paid all assessments and filed all reports required under the FDIA and are in compliance with all regulatory requirements imposed in connection with the insurance of their deposits.

     Section 2.18. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bancshares of the transactions contemplated by this Agreement.

     Section 2.19. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The Board of Directors of Bancshares has unanimously approved this Agreement, and, if necessary, will direct that this Agreement be submitted to a vote of Bancshares shareholders at a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of Bancshares.

     Section 2.20. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Bancshares in this Agreement or any document, statement, certificate, schedule or exhibit furnished or to be furnished to Bank by or on behalf of Bancshares or the Bank Subsidiaries pursuant hereto contains, or will when furnished contain, any untrue statement of material fact, or omits or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made) not misleading.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES BY BANK

     Bank hereby represents and warrants to Bancshares that, except to the extent set forth in the Disclosure Schedules delivered to and accepted by Bancshares pursuant to Section 5.13 of this Agreement (which, upon

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

acceptance will be attached hereto and made a part hereof), the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

     Section 3.1.  OUTSTANDING SECURITIES OF BANK.

          (a)  STOCK. The authorized capital stock of Bank consists solely of
     (i) 50,411 Class A common shares, par value $50 per share, of which 45,772 shares are issued and outstanding and none are held in the treasury as of the date of this Agreement and (ii) 37,228 Class B common shares, par value $50 per share, of which 37,228 shares are issued and outstanding and none are held in the treasury as of the date of this Agreement. Each outstanding Bank Common Share is duly authorized, validly issued, fully paid, and nonassessable.

          (b) OPTIONS AND OTHER SECURITIES. Except as set forth on Schedule 3.1(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bank Common Shares have been authorized, granted or entered into by Bank. Other than as set forth in Section 3.1(a), there are no Bank debt or equity securities authorized or outstanding. Except as set forth on Schedule 3.1(b), Bank does not have, nor will it have at any time from the execution of this Agreement through the time of Closing (as hereinafter defined), any obligations or commitments related to the Common Shares that may require Bank to issue or change the number of its issued or authorized Common Shares.

     Section 3.2. DUE ORGANIZATION AND GOOD STANDING. Bank is a corporation duly organized, validly existing, and in good standing under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged. Except as set forth on Schedule 3.2, Bank does not have any subsidiaries or affiliates (as such term is defined under Rule 405 of the Securities Act of 1933, as amended).

     Section 3.3. AUTHORITY FOR TRANSACTION. The execution of this Agreement and its delivery to Bancshares have been authorized by all requisite corporate action, other than approval by Bank shareholders. This Agreement is valid and binding upon Bank, and enforceable against Bank in accordance with its terms.

     Section 3.4. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Bank, all of which have been or will be made available to Bancshares, are complete and correct in all material respects and have been maintained in accordance with sound business practices and , in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bank, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, except for the minutes of the meeting of Bank's Board of Directors held on July 22, 1998 to approve this Agreement, which minutes have not yet been prepared.

     Section 3.5. ABSENCE OF CONFLICTS. To the best of Bank's Knowledge, except as set forth on Schedule 3.5 hereto, neither the execution, delivery or performance of this Agreement by Bank, nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or other agreement to which Bank is a party or to which any of its properties is subject or will result in a breach of Bank's Articles of Incorporation or Code of Regulations, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Bank. Except for the Approvals and the approval of this Agreement, the Agreement of Merger and the Merger by the Bank shareholders, Bank is not or will not be required to give any notice or to obtain any consent from any third party in connection with the execution and delivery of this Agreement, the Agreement of Merger or the consummation of the Merger.

     Section 3.6. FINANCIAL STATEMENTS. Bank has delivered or will deliver to Bancshares (a) financial statements for each of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek, L.L.P., Bank's independent auditors, and (b) unaudited consolidated financial statements for the interim periods ended March 31, 1998 and June 30, 1998 consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Bank as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1997 Balance Sheet (the "Bank Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets or business of Bank.

     Section 3.7. TITLE TO PROPERTIES; ENCUMBRANCES. Bank has previously delivered a complete and accurate list, contained in the Information Memorandum and Supplemental Appendices dated May, 1998 and prepared by Danielson Associates, Inc. (the "Danielson Information Memorandum"), of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Bank. Bank has made or will make available to Bancshares copies of the deeds and other instruments (as recorded) by which Bank acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Bank and relating to such property or interests. Bank owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, located in the facilities owned or operated by Bank or reflected as owned in the books and records of Bank, including all of the properties and assets reflected in the Bank Balance Sheet (except for assets held under capitalized leases disclosed in the Danielson Information Memorandum and personal property sold since the Bank Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Bank since the date of the Bank Balance Sheet. Each property and asset reflected on the Bank Balance Sheet having a fair market value of at least $50,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Bank Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Bank, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record, and (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Bank lie wholly within the boundaries of the real property owned by Bank and do not encroach upon the property of, or otherwise conflict with the property rights of, any third party.

     Section 3.8.  CONTRACTS.

     (a) Schedule 3.8(a) contains a complete and accurate list, and Bank has delivered or will deliver to Bancshares true and complete copies, of:

            (i) each contract (other than Loans (as defined in Section 3.10) entered into by Bank in the ordinary course of business) that involves performance of services by Bank of an amount or value in excess of $25,000;

           (ii) each contract (other than Loans (as defined in Section 3.10) entered into by Bank in the ordinary course of business) that involves performance of services or delivery of goods or materials to Bank of an amount or value in excess of $25,000;

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

           (iii) each contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of Bank in excess of $25,000;

           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

            (v) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by Bank with any other person, third party or entity;

           (vi) each contract containing covenants that in any way purport to restrict the business activity of Bank or any affiliate of Bank or limit the freedom of Bank or any affiliate of Bank to engage in any line of business or to compete with any person, third party or entity;

           (vii) each power of attorney that is currently effective and outstanding;

          (viii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by Bank to be responsible for consequential damages;

           (ix) each contract for capital expenditures in excess of $25,000;

            (x) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by Bank other than in the ordinary course of business; and

           (xi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth on 3.8(b), to Bank's Knowledge, no officer, director, agent, employee, consultant, or contractor of Bank is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of Bank.

     (c) Except as set forth on Schedule 3.8(c), each contract identified or required to be identified on Schedule 3.8(a) is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except with respect to Loans (as defined in Section 3.10) and leases in the ordinary course of business and except as set forth on Schedule 3.8(d):

           (i) Bank is, and at all times since December 31, 1993 has been, in full compliance with all applicable terms and requirements of each contract under which Bank has or had any obligation or liability or by which Bank or any of the assets owned or used by Bank are or were bound and the breach of which would reasonably be expected to have a material adverse effect on Bank;

           (ii) to Bank's Knowledge, each other person, third party or entity that has or had any obligation or liability under any such contract under which Bank has or had any rights is, and at all times since December 31, 1993 has been, in full compliance with all applicable terms and requirements of such contract;

          (iii) to Bank's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Bank or any other person, third party or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any such contract; and

           (iv) Bank has not given to or received from any other person, third party or entity, at any time since December 31, 1993, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any such contract.

     (e) Except with respect to Loans and leases in the ordinary course of business, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Bank, as

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

applicable, under current or completed contracts with any person, third party or entity and, to the Knowledge of Bank, no such person, third party or entity has made written demand for such renegotiation.

     (f) The contracts relating to the provision of services by Bank have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, third party or entity, or any consideration having been paid or promised, that is or would be in violation of any applicable federal, state or local law, rule, regulation or statute.

     Section 3.9. INSURANCE OF DEPOSITS. The deposits of Bank are insured by the Federal Deposit Insurance Corporation in accordance with the FDIA. Bank has paid all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

     Section 3.10. LOANS AND INVESTMENTS. All loans and leases made or purchased by Bank that are reflected on the Bank Balance Sheet or on the accounting records of Bank as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Bank that are or will be collectible in the ordinary course of business (net of the applicable reserve for loan and lease losses described in this Section 3.10), and, to Bank's Knowledge, except as set forth on Schedule
3.10 hereto, no loan with a principal balance in excess of $25,000 is subject to any defense or counterclaim. The reserve for possible loan and lease losses shown on the statement of Bank as of June 30, 1998 is, and the reserves for possible loan and lease losses on the balance sheets of Bank as of quarter ends subsequent to the date of this Agreement will be, adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses relating to the loan and lease portfolios of Bank, net of recoveries relating to loans previously charged off, as of the respective dates of such balance sheets. There is no contest or claim under any Loan relating to the amount or validity of such Loan, which Loans are in the aggregate material to the business or financial condition of Bank. Except as set forth in Schedule 3.10, there are no loans of Bank, the present principal balance of which is in excess of $25,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of June 30, 1998. Except for pledges to secure public and trust deposits, none of the investments reflected in the Bank Balance Sheet under the heading "Investment Securities," and none of the investments made by Bank since December 31, 1997, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bank freely to dispose of such investment at any time. Except as set forth on Schedule 3.10, Bank is not a party to any repurchase agreement. Schedule 3.10 contains a list of all securities held by Bank as of June 30, 1998 (to be updated at Closing), delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.

     Section 3.11. INSURANCE POLICIES. All premiums due on all insurance policies (copies of which have been or will be delivered to Bancshares), have been paid, and such policies will continue to remain in force through the Effective Time. Schedule 3.11 also contains a description of all claims in excess of $25,000 currently pending under such insurance policies, together with a list of all other claims in excess of $25,000 which have been filed during the last three (3) years and a description of the disposition thereof.

     Section 3.12.  EMPLOYMENT CONTRACTS AND EMPLOYEE BENEFIT PLANS. Schedule
3.12 contains a complete list (as of July 1, 1998) of all employees of Bank, their respective dates of hire, current monthly cash compensation, the value of any allocation of benefits each has accrued or received under the Company Plans (as defined in Section 3.13 hereof) for the plan years most recently ended, and the amount of any indebtedness to Bank has been or will be delivered to Bancshares. On or before the Closing Date, Bank shall fully accrue for (in accordance with generally accepted accounting principles) all amounts payable under any of the Plans. Bank will also deliver to Bancshares a list of all employees as of July 1, 1998 who are currently entitled to perquisites (including, but not limited to, automobiles and club memberships) as well as a brief description of each such perquisite. Since July 1, 1998, no employment contract or Plan has been instituted, agreed to, or changed by Bank, nor has there been any increase in the compensation payable or to become payable by Bank to any employee, whose total compensation for services rendered currently exceeds $15,000 annually.

     Section 3.13. COMPLIANCE OF EMPLOYEE BENEFIT PLANS WITH ERISA AND INTERNAL REVENUE CODE.

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Bank or an ERISA Affiliate of Bank.

     "Company Plan" means all Plans of which Bank or an ERISA Affiliate of Bank is or was a Plan Sponsor, or to which Bank or an ERISA Affiliate of Bank otherwise contributes or has contributed, or in which Bank or an ERISA Affiliate of Bank otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Company VEBA" means a VEBA whose members include employees of Bank or any ERISA Affiliate of Bank.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules revised pursuant to such Act.

     "ERISA Affiliate" means, with respect to Bank, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, Bank within the meaning of IRC sec. 414 and or IRC sec. 4001(a)(14).

     "Multiemployer Plan" has the meaning given in ERISA sec.sec. 3(37)(A) and 4001(a)(3).

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former officers, directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC sec. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA sec. 3(2)(A).

     "Plan" has the meaning given in ERISA sec. 3(3).

     "Plan Sponsor" has the meaning given in ERISA sec. 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC sec. 401(a).

     "Title IV Plans" means all Plans that are subject to Title IV of ERISA, 29 U.S.C. sec. 1301 et seq., other than Multiemployer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC sec. 501(c)(9).

     "Welfare Plan" has the meaning given in ERISA sec. 3(1).

     (b) (i) Schedule 3.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs existing on the date of this Agreement, and identifies as such all Company Plans that are
(A) Qualified Plans, (B) Title IV Plans, or (C) Multiemployer Plans.

     (ii) Schedule 3.13(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of Bank, (B) all Plans, other than Qualified Plans, of which any such ERISA Affiliate is or, within the past five years, was a Plan Sponsor, in which any such ERISA Affiliate participates or, within the past five years, has participated, or to which any such ERISA Affiliate contributes or, within the past five years, has contributed, and (C) all Qualified Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

     (iii) Schedule 3.13(b)(iii) sets forth, for each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of Bank and the Bank's ERISA Affiliates, as of said valuation date.

     (iv) Schedule 3.13(b)(iv) sets forth a calculation of the liability of Bank for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Bank is required by said Statement to disclose such information.

     (v) Schedule 3.13(b)(v) sets forth the annual cost for the immediately preceding two (2) year period of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

     (c) Bank has delivered to Bancshares, or will deliver to Bancshares within ten days of the date of this Agreement:

             (i) all documents that set forth the current terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Bank or any ERISA Affiliate of Bank is required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

           (ii) all personnel, payroll, and employment manuals and policies in effect at any time after December 31, 1996;

           (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Bank and the ERISA Affiliates of Bank, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

           (iv) a written description of any Company Plan or Company Other Benefit Obligation that otherwise is not in writing;

            (v) all insurance policies purchased by, or to provide benefits under, any Company Plan and any Company Other Benefit Obligation;

           (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors to provide benefits or services under any Company Plan, Company Other Benefit Obligation, or Company VEBA;

           (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (viii) copies of all forms of notifications currently being provided to employees of their rights under ERISA sec. 601 et seq. and IRC sec. 4980B;

           (ix) the Form 5500 filed in each of the six plan years preceding the date of this Agreement with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

            (x) copies of all forms of non-individual specific notices that were given by Bank or any ERISA Affiliate of Bank or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation or otherwise within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

           (xi) copies of all forms of notices that were given by the IRS, the PBGC, or the U.S. Department of Labor to Bank, any ERISA Affiliate of Bank, or any Company Plan within the four years preceding the date of this Agreement;

           (xii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of Bank that is a Qualified Plan and most recent exemption in response to the filing of IRS Form 1024 for each Company VEBA; and

          (xiii) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

     (d) Except as set forth in Schedule 3.13(d):

           (i) Bank and Bank's ERISA Affiliates has performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. Bank has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plans, Company VEBAs, and Company Other Benefit Obligations that have been accrued but are not due.

           (ii) To the best knowledge of Bank as of the date of this Agreement, no statement, either written or oral, has been made by Bank to any Person with regard to any Company Plan or Company Other Benefit Obligation that was not in accordance with the Company Plan or Company Other Benefit Obligation and that could have an adverse economic consequence to Bank.

          (iii) Bank, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in substantial compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreements.

             (A) To the best knowledge of Bank as of the date of this Agreement, no transactions prohibited by ERISA sec. 406 and no "prohibited transaction" under IRC sec. 4975(c) have occurred with respect to any Company Plan.

             (B) To the best knowledge of Bank as of the date of this Agreement, Bank has no liability to, and no ERISA Affiliate of Bank has any liability to, the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

             (C) Bank has no liability to, and no ERISA Affiliate of Bank has any liability to, the PBGC with respect to any Plan or has any liability under ERISA sec. 502 or sec. 4071.

             (D) All filings required by ERISA and the IRC as to each Company Plan, Company VEBA, and Company Other Benefit Obligation have been timely filed as of the date of this Agreement (taking into account any applicable extensions) and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided, except where the failure to file or provide would not have a material adverse effect on Bank.

             (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC sec. 162 or sec. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

            (iv) Each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan or Company Other Benefit Obligation except as expressly required by applicable law.

             (v) Since December 31, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

            (vi) To the best knowledge of Bank as of the date of this Agreement, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plans and Company Other Benefit Obligations that are self-insured.

            (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Bank's Knowledge, is Threatened.

           (viii) Each Company Plan that is a Qualified Plan of Bank is qualified in form and operation under IRC sec. 401(a); each trust for each such Qualified Plan is exempt from federal income tax under IRC sec. 501(a). Each Company VEBA is exempt from federal income tax and qualifies under IRC sec. 501(c)(9). No event has occurred or circumstance exists that can be expected to result in disqualification or loss of tax-exempt status of any such Qualified Plan or trust or Company VEBA.

            (ix) With respect to each Company Plan that is a Qualified Plan, Bank and each ERISA Affiliate of Bank has met the minimum funding standard, and has made all contributions required, under ERISA sec. 302 and IRC sec. 412.

             (x) Bank has paid all amounts due to the PBGC pursuant to ERISA sec. 4007.

            (xi) Neither Bank nor any ERISA Affiliate of Bank has ceased operations at any facility or has withdrawn from any Title IV Plan or has engaged in a transaction in a manner that would subject to any entity or the [Surviving Corporation/Resulting Bank] to liability under ERISA sec. 4062(e), sec. 4063, or sec. 4065.

           (xii) Except with respect to Bank's terminated Title IV Plan, neither Bank nor any ERISA Affiliate of Bank has filed a notice of intent to terminate any Plan or has adopted any amendment to terminate a Plan. The PBGC has not instituted proceedings to terminate any Company Plan. No event has occurred or circumstance exists that may constitute grounds under ERISA sec. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

           (xiii) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA sec. 307 or IRC sec. 401(a)(29).

           (xiv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Plan.

            (xv) The actuarial report for each Company Plan that is a Title IV Plan of Bank and each ERISA Affiliate of Bank fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

           (xvi) Since the last valuation date for each Company Plan that is a Title IV Plan of Bank and each ERISA Affiliate of Bank, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA sec. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

           (xvii) No reportable event (as defined in ERISA sec. 4043 and in regulations issued thereunder) has occurred.

           (xviii) Bank has no Knowledge of any facts or circumstances that may give rise to any liability of Bank, any ERISA Affiliate of Bank or the Surviving Corporation to the PBGC under Title IV of ERISA.

           (xix) Neither Bank nor any ERISA Affiliate of Bank has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan or, since the termination of Bank's Title IV Plan, any Title IV Plans.

            (xx) Neither Bank nor any ERISA Affiliate of Bank has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Bank or the Resulting Bank to a Multiemployer Plan.

           (xxi) Neither Bank nor any ERISA Affiliate of Bank has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Multiemployer Plan intends to terminate or has terminated.

           (xxii) No Multiemployer Plan to which Bank or any ERISA Affiliate of Bank contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

          (xxiii) Except to the extent required under ERISA sec. 601 et seq. and IRC sec. 4980B, Bank provides no health or welfare benefits for any retired or former employee, officer, director, or any other person, or is obligated to provide health or welfare benefits to any active employee, officer, director, or any other person, following such employee's retirement or other termination of service.

           (xxiv) Bank has the right to modify and terminate benefits to retirees under the Company Plans and Company Other Benefit Obligations with respect to both retired and active employees.

           (xxv) Bank has complied with the provision of ERISA sec. 601 et seq. and IRC sec. 4980B.

           (xxvi) No payment is owed or may become due to any director, officer, employee, or agent of Bank subject to tax under IRC sec. 280G or sec. 4999; nor will Bank be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xxvii) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

     Section 3.14. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.14, Bank has no material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Bank Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

     Section 3.15. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 3.15, since the date of the Bank Balance Sheet, the Bank has conducted its business only in the ordinary course of business and there has not been any:

          (a) change in Bank's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Bank; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Bank of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Articles of Incorporation or Code of Regulations of Bank;

          (c) any increase in the salary or bonus paid to employees of Bank, other than increases which, in the aggregate, were consistent with the increases awarded in prior years and which, individually, were consistent with management's reasonable evaluation of an individual's performance and management's determination of the market level of compensation for the individual's services; provided, however, that (i) the aggregate salary increases shall not exceed five percent (5%) of the aggregate payroll of Bank and (ii) aggregate bonuses shall be calculated based upon increases in core pre-tax net income consistent with past practices of the Bank.

          (d) adoption of, or increase in the contributions to any profit sharing, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Bank;

          (e) damage to or destruction or loss of any asset or property of Bank, whether or not covered by insurance, involving a loss in excess of $25,000;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction (other than Loans entered into by Bank in the ordinary course of business) involving a total remaining commitment by or to Bank of at least $25,000;

          (g) sale, lease, or other disposition of any asset or property (other than OREO properties) of Bank or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Bank, other than in the ordinary course of business;

          (h) cancellation or waiver of any claims or rights with a value to Bank in excess of $25,000;

          (i) material change in the accounting methods used by Bank; or

          (j) agreement, whether oral or written, by Bank to do any of the foregoing.

     Section 3.16.  TAXES.

          (a) Bank has filed or caused to be filed (on a timely basis since
     1993) all tax returns that are or were required to be filed by it (either separately or as a member of a group of corporations), pursuant to applicable federal, state and local laws. Bank (either separately or as a member of a group of corporations) has made or will make available to Bancshares copies of all such tax returns relating to income or franchise taxes filed since 1993. Bank has paid, or made provision for the payment of all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Bank, except such taxes if any, as are listed on Schedule 3.16 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Bank Balance Sheet.

          (b) The United States federal and state franchise tax returns of Bank have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1992. Schedule 3.16 contains a complete and accurate list of all audits since 1992 of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Schedule 3.16, are being contested in good faith by appropriate proceedings. Schedule 3.16 describes all adjustments to the United States federal income tax returns filed by Bank for all taxable years since 1993, and the resulting deficiencies proposed by the IRS in excess of $5,000. Except as described on Schedule 3.16, Bank has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other third party) of any statute of limitations relating to the payment of taxes of Bank or for which Bank may be liable.

          (c) The charges, accruals, and reserves with respect to taxes on the books of Bank are adequate (determined in accordance with GAAP) and are at least equal to Bank's liability for taxes. There exists no proposed tax assessment against Bank except as disclosed in the Bank's Balance Sheet or on Schedule 3.16. All taxes that Bank is or was required by applicable federal, state or local law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state or local governmental authority.

          (d) All tax returns filed by Bank are true, correct, and complete, in all material respects.

     Section 3.17.  COMPLIANCE WITH LAWS; LICENSES. Except as set forth on
Schedule 3.17, Bank is not engaged in or a party to (as a defendant), nor does it have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which individually or in the aggregate would reasonably be expected to have a material adverse effect on Bank. Bank has not been charged with nor to its Knowledge is it under investigation with respect to, and Bank has no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bank. There is no litigation, proceeding, or governmental investigation pending or, to Bank's Knowledge, threatened (or which Bank has any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement or the Agreement of Merger. Bank has responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Bank possesses all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bank's banking business without material interference or interruption.

     Section 3.18. NO BROKERAGE AND FINDER'S FEES. Except for the fees payable to its financial advisor, Danielson & Associates, Inc. ("Danielson"), Bank has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 3.19. AUTHORIZATION FOR THIS AGREEMENT. Other than as contemplated in Articles VI and VII hereof, no authorization, approval, or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bank of the transactions contemplated by this Agreement.

     Section 3.20. BOARD APPROVAL; SUBMISSION TO SHAREHOLDERS. The Board of Directors of Bank has unanimously approved this Agreement, and will direct that this Agreement be submitted to a vote of Bank's shareholders at a special meeting of shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Code of Regulations of Bank.

     Section 3.21. CERTAIN TRANSACTIONS. Except as set forth in Schedule 3.21 or described in the Bank's financial statements, Bank has no business relationships or business transactions (other than indebtedness incurred in the ordinary course of business on credit and other terms generally available to Bank customers which indebtedness is not "past due"), with or to any of its Related Persons, its officers or directors, or any of such officers' or directors' Related Persons. For the purposes of this Section 3.21, "Related Person" shall mean, with respect to a particular individual, (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" shall mean (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (A) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (B) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, and (C) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity.

     Section 3.22. NO VIOLATION OF ENVIRONMENTAL LAWS. The business as currently being conducted by Bank and all real property in which Bank has an interest, comply in all material respects with any applicable law or regulation relating to air, water, or noise pollution or the production, storage, treatment, labeling, transportation, or disposition of wastes or hazardous or toxic substances or waste materials.

     Section 3.23. ACCOUNTING MATTERS. Neither Bank nor, to its best Knowledge, any of Bank's affiliates, have through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

     Section 3.24. COMPLIANCE WITH SECURITIES LAWS. To the best of its Knowledge, Bank is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

     Section 3.25. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Bank in this Agreement or any document, statement, certificate, schedule, or exhibit furnished or to be furnished to Bancshares by or on behalf of Bank pursuant hereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made), not misleading.

                                   ARTICLE IV

                            COVENANTS OF BANCSHARES

     Bancshares covenants and agrees with Bank, as follows:

     Section 4.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Bank, Bancshares will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in
Article II of this Agreement to become untrue or incorrect in any material respect.

     Section 4.2. INFORMATION REGARDING BANCSHARES. Bancshares shall furnish to Bank all information concerning Bancshares and its subsidiaries required by applicable securities or corporation laws to be set forth in the proxy materials required to be delivered by Bank to its shareholders in connection with this Agreement and the transactions contemplated hereby.

     Section 4.3. CORRECTION OF INFORMATION. Bancshares shall promptly correct and supplement any information furnished under this Agreement to Bank so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 4.4. CONSENTS. Bancshares shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     Section 4.5. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bancshares will confer with the representatives of Bank and will furnish to Bank either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bank will be permitted to make copies of) and such information as Bank may reasonably request. Bancshares will confer with representatives of Danielson, will cooperate to the fullest extent reasonably possible with Danielson, and will furnish such records, documents, memoranda and all such other information as Danielson may reasonably request in order for Danielson to prepare and provide a fairness opinion.

     Section 4.6. ACCOUNTING AND TAX TREATMENT. Bancshares agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Bancshares to treat the Merger as a "pooling-of-interests" in accordance with GAAP or Bank or the shareholders of Bank to characterize the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Bancshares agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Bancshares to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

     Section 4.7. NASDAQ LISTING. Bancshares will file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, at the time prescribed by applicable rules and regulations. In addition, Bancshares will use its best efforts to maintain its listing on the NASDAQ National Stock Market.

     Section 4.8. SHAREHOLDER APPROVAL. If approval by Bancshares shareholders is required, Bancshares shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Regulations to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration

Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Bancshares shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise required by the applicable fiduciary duties of the directors of Bancshares as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

     Section 4.9.  POST-AFFILIATION BANCSHARES BOARD STRUCTURE; DIRECTOR
NOMINEES.

          (a) Bancshares shall cause the Nominating Committee of its Board of Directors to nominate for election to Bancshares' Board of Directors three
     (3) members of Bank's Board of Directors (or in the event the Mid Am Transaction is not consummated, four (4) members of Bank's Board of Directors) to be recommended by Bank and to be selected by Bancshares (collectively, the "New Directors"). At the Effective Time, the New Directors will be elected/designated to fill vacancies and one of them shall have been designated by Bancshares for membership on the Executive Committee of the Board of Directors, if any such committee has been or is formed by the Board of Directors. In addition, a member of the Bank's management team shall be selected by Bancshares to serve on the Management Executive Committee to be formed following consummation of the Mid Am transaction.

          (b) At least two (2) of the New Directors shall have been nominated to serve on Bancshares' Board of Directors for terms of three (3) years.

     Section 4.10. BANK BOARD OF DIRECTORS. At the Effective Time of the Merger, the number of members of the Bank Board of Directors will be reduced and certain of the current members shall continue to serve as directors of the Bank and the Bank Board of Directors will be expanded to include members of the Board of Directors of the Merged Banks, all as mutually agreed by Bancshares and Bank.

     Section 4.11. DESIGNATION OF CERTAIN BANK OFFICERS. It is contemplated that at and after the Effective Time, Jack Donaldson would remain as the President and Chief Executive Officer of the Bank and that James Burwell will serve as the Bank's Chief Operating Officer. It is further contemplated that Mr. Burwell will become the Chief Executive Officer of the Bank upon Mr. Donaldson's retirement.

     Section 4.12. BANK NAME. Following the Closing Date, Bancshares would anticipate, given the notable recognition associated with the "The Ohio Bank' name, that it would continue to be featured in all Bank signage and literature.

     Section 4.13. OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. Bancshares shall offer the existing employees of the Bank the opportunity to continue as employees of Bank, on the Closing Date, for a minimum period of six (6) months; subject, however, to the right to terminate any such employees for "cause". It is understood and agreed that nothing in this Section 4.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision; provided, that employees shall have the right to enforce the first sentence of Section 4.13 through the six (6) month anniversary of the Effective Time. From and after the Effective Time, Bank employees shall continue to participate in the Company Plans in effect on the Effective Time unless and until Bancshares, in its sole discretion, shall determine that Bank employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Bancshares (including, without limitation, employee benefit plans established by Bancshares after its merger with Mid Am, Inc.).

                                   ARTICLE V

                               COVENANTS OF BANK

     Bank hereby covenants and agrees with Bancshares as follows:

     Section 5.1. NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of Bancshares, Bank will not do any act or suffer any omission of

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

any nature whatsoever which would cause any of the representations or warranties made in Article III of this Agreement to become untrue or incorrect in any material respect.

     Section 5.2. CARRY ON BUSINESS IN NORMAL MANNER. From the date of this Agreement to the Closing Date, Bank shall carry on its business in substantially the same manner as heretofore and, without the written consent of Bancshares, Bank shall not (a) do any of the things which they represent and warrant herein have not been done since December 31, 1997 or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Bank; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Bank set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such transaction; or (c) engage in any lending activities other than in the ordinary course of business consistent with past practice. Bank shall send to Bancshares via facsimile transmission a copy of all loan presentations made to Bank's Board Loan Committee at the same time as such presentations are transmitted to said committee, to enable one of Bancshares' senior loan committee members to review, comment and make reasonable recommendations to the loan committee with respect to such loan presentations. Bank shall consult with Bancshares prior to hiring any full-time employees at an annual salary in excess of $25,000, other than replacement employees for positions then existing. Bank will use its reasonable best efforts to keep its business organizations intact, to keep available the services of present employees, and to preserve the goodwill of customers, suppliers, and others having business relations with them.

     Section 5.3. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bank will confer with the representatives of Bancshares and will furnish to Bancshares either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bancshares will be permitted to make copies of) such information as Bancshares may reasonably request. Bank will confer with the representatives of Sandler, O'Neill, will cooperate to the fullest extent reasonably possible with Sandler O'Neill and will furnish such records, documents, memoranda and all such other information as Sandler O'Neill may reasonably request in order for Sandler, O'Neill to prepare and provide a fairness opinion.

     Section 5.4. CONSENTS. Bank shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     Section 5.5. INSURANCE COVERAGE. Bank shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

     Section 5.6. COMPLIANCE WITH SECURITIES LAWS. Bank shall cooperate with Bancshares in doing all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement.

     Section 5.7. SHAREHOLDER APPROVAL. Bank shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Code of Regulations to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Bank shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise necessary under the applicable fiduciary duties of the directors of Bank as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

     Section 5.8. CORRECTION OF INFORMATION. Bank shall promptly correct and supplement any information furnished under this Agreement to Bancshares so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 5.9. OTHER OFFERS. On and after the date hereof, except with the written consent of Bancshares, Bank shall not directly or indirectly solicit or encourage (nor shall Bank permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Bank or for the acquisition of the shares or all or substantially all of the assets or business of Bank, or discuss with or enter into conversations with any person, other than Bank shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the share exchange with Bancshares', provided, that to the extent the Board of Directors of Bank determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so, Bank may furnish to a third party, upon written request, the Danielson Information Memorandum. Bank will promptly notify Bancshares orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

     Section 5.10. DIVIDENDS. On and after the date hereof, Bank shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than regular semi-annual cash dividends each in an amount not to exceed the semi-annual cash dividend of 10.34 per Class A common share and 9.30 per Class B common share declared on July 22, 1998; provided, however, that in the event the transactions contemplated by this Agreement are not consummated by the time of the next scheduled semi-annual dividend in January, 1999, said Bank dividend may be in an amount equal to what would have been received by Bank shareholders as a dividend from Bancshares with respect to the period ending December 31, 1998. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a payment of both a Bancshares and Bank dividend. The parties further agree that if the Closing Date is at the end of a fiscal six (6) month period, then they will cooperate to assure that the Bank shareholders receive the dividend, if any, declared by Bank rather than the dividend for that period, if any, declared by Bancshares.

     Section 5.11. ACCOUNTING AND TAX TREATMENT. Bank agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Bank to treat the Merger as a "pooling-of-interests" in accordance with GAAP or of Bank or the shareholders of Bank to characterize the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Bank agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Bank to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

     Section 5.12. LARGE DEPOSITS. Prior to the Closing, Bank will have provided Bancshares with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $100,000; and (ii) all customers with aggregate deposits in excess of $500,000.

     Section 5.13. DELIVERY OF DISCLOSURE SCHEDULES. Bank shall deliver to Bancshares, within fifteen (15) days of execution of this Agreement, its Disclosure Schedules pursuant to Article III hereof (the "Bank Schedules"). Thereafter, Bancshares will have fifteen (15) days to review the Bank Schedules and advise Bank of its acceptance thereof, in whole or in part, all in accordance with the procedures and standards set forth in Section 9.1(d) of this Agreement. Upon receipt of notice of acceptance by Bancshares, the Bank Schedules shall be attached to this Agreement and shall be deemed to be part of this Agreement as of the date of execution hereof.

                                   ARTICLE VI

                     JOINT COVENANTS OF BANK AND BANCSHARES

     Section 6.1. CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Bank and Bancshares (which for purposes hereof shall include Mid Am, Inc.), pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this
Section 6.1 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of Bank and, if applicable, Bancshares under Section 7.1 (individually, a "Prospectus/Proxy Statement" and collectively, the "Prospectus/Proxy Statements"). Bank and Bancshares agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement and the Agreement of Merger. Bank and Bancshares agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Bank or Bancshares to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Bank and Bancshares contained in this Section 6.1 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Bank and Bancshares agree to return all copies of the Information provided to the other promptly.

     Section 6.2. REGULATORY APPROVALS. As promptly as practicable after the date hereof, each of Bancshares and Bank shall use its respective best efforts, separately and jointly with the other party, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Merger, including without limitation the Approvals and shall do any and all acts and things reasonably necessary or advisable in order to cause the Merger to be completed on the terms provided in this Agreement as soon as reasonably practicable thereafter. In furtherance of the foregoing covenant, Bancshares and Bank agree to use their respective best efforts, separately and jointly and in good faith to make all regulatory filings needed to obtain the Approvals by October 1,1998. In addition, as promptly as practicable after the consummation of the Mid Am Transaction, each of Bancshares and Bank (as applicable), shall use its respective best efforts, separately and jointly with the other party, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law to effect the various transactions described in items (i) and (ii) under "Plan of Affiliation" on pages 1 and 2 of this Agreement.

     Section 6.3. ANNOUNCEMENTS. Except as may be required by law or as otherwise contemplated herein, no party shall make any public announcements or filing or disclosure to third parties of the transaction contemplated herein or the other party's involvement therein without the prior written approval of the other party. The restrictions contained in this Section shall not apply to disclosures made by either party to its shareholders, employees, suppliers or customers to the extent appropriate to consummate the transactions contemplated by this Agreement. Each party shall endeavor to give the other at least one (1) business day's prior notice of announcements to the public, which notice shall be accompanied by a copy of the text of the proposed disclosure.

                                  ARTICLE VII

                    REGISTRATION OF BANCSHARES COMMON SHARES
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

     Section 7.1. REGISTRATION STATEMENT. Bancshares and Bank acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Bancshares agrees to prepare and file, as soon as practicable after the execution of this Agreement, a registration statement on Form S-4 (the "Registration Statement") under and pursuant to the provisions of the Act for the purposes of (i) filing the Prospectus/Proxy Statements to be used by Bank (and if necessary Bancshares) to obtain the approval of their respective shareholders of the transactions contemplated by this Agreement and (ii) registering the Bancshares Common Shares to be issued in connection with the transactions contemplated hereby. Bank agrees to provide promptly to Bancshares, information concerning the business and financial condition and affairs of Bank as may be required or appropriate for inclusion in the Registration Statement and to cause its counsel and auditors to cooperate with Bancshares' counsel and auditors in the preparation of such Registration Statement. Bancshares agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable and Bancshares (if applicable), and Bank agree to distribute its respective Prospectus/Proxy Statement contained in such Registration Statement to its respective shareholders not less than twenty
(20) business days prior to the scheduled meeting of its shareholders that will be held to consider approval of this Agreement. Except to the extent permitted by Rule 145(b) under the

Act, Bancshares and Bank agree not to publish any communication other than the Prospectus/Proxy Statement(s) in respect of this Agreement or the transactions contemplated hereby. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Bancshares and Bank agree that, between the date the Registration Statement becomes effective and the Closing Date, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause their respective Prospectus/Proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Bancshares shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Bancshares Common Shares by Bank shareholders who may be deemed to be affiliates of Bank, as such term is defined in Rule 145 promulgated under the Act (individually, an "Affiliate" and collectively, the "Affiliates").

     Section 7.2. AFFILIATES' CERTIFICATES. Each Affiliate of Bank shall furnish to Bancshares a letter representing that such Affiliate will not sell, assign, or transfer any of the Bancshares Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to
(a) registration under the Act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P., Baker & Hostetler, LLP or other counsel satisfactory to Bancshares, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Bancshares Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply reasonably satisfactory evidence of compliance with such Rule to Bancshares. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Bancshares and Bancshares' officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Bancshares or any officer or director of Bancshares may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Bancshares Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:

          The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.

     Bancshares covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Bancshares Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon receipt of advice from its counsel that such actions are appropriate under the then-existing circumstances. In addition, Bancshares covenants and agrees to publish in a Form 8-K or otherwise, the combined financial results of operation of Bank and Bancshares for the initial 30-day period following consummation of the Merger as promptly as practicable after such results are available.

     Section 7.3. BLUE SKY REGISTRATION. Bancshares shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Bank of all information regarding Bank required or desirable to be reflected therein, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Bancshares Common Shares in connection with the Agreement of Merger.

     Section 7.4.  SUPPLEMENTAL ASSURANCES.

          (a) On the date the Registration Statement becomes effective and on the Closing Date, Bank shall deliver to Bancshares a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' Knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) On the date the Registration Statement becomes effective and on the Closing Date, Bancshares shall deliver to Bank a certificate signed by the chief executive officer and by the chief financial officer of Bancshares to the effect, to such officers' Knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1. CONDITIONS TO BANCSHARES' OBLIGATIONS. The obligation of Bancshares to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Bancshares may waive the same in writing:

          (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1997, to the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, or assets of Bank, and there shall have been no occurrence or circumstances which would reasonably be expected to result in any such material adverse change.

          (b) CONDUCT OF BUSINESS IN ORDINARY COURSE. From December 31, 1997, to the Closing Date, Bank will have conducted business only in the ordinary and usual course except for matters expressly referred to in this Agreement or the Disclosure Schedule, matters incident to carrying out this Agreement and such further matters as may be consented to in writing by Bancshares.

          (c) OPINION OF BANK'S COUNSEL. Bank's counsel, Baker & Hostetler, LLP, shall have delivered to Bancshares its opinion, dated the Closing Date, to the effect that (i) Bank is a state banking association duly organized under the laws of the State of Ohio and is in good standing under the laws of the State of Ohio, (ii) each of this Agreement and the Agreement of Merger has been duly executed by Bank and constitutes a binding obligation of Bank, enforceable in accordance with its terms against Bank, (iii) the Bank Common Shares have been duly authorized, validly issued and are fully paid, (iv) assuming that the Merger is duly authorized by Bancshares, and, if required, approved by its shareholders and that Bancshares has taken all action required to be taken by it prior to the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of Ohio (accompanied by a certificate of approval from the Division), in accordance with Section 1.1., the Merger will become effective under Ohio law.

          (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bank in Article III hereof shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except for representations and warranties made as of an earlier date, which representations and warranties shall have been correct in all material respects as of such earlier date), and Bank shall have fully complied with all the terms and conditions hereof, and Bank shall have delivered to Bancshares a certificate to that effect, which certificate shall be signed by the President of Bank and shall be in a form reasonably satisfactory to Bancshares.

          (e) AFFILIATES' CERTIFICATES. Bancshares shall have received from each Affiliate a certificate in the form specified in Section 7.2 hereof.

          (f)  OFFICERS' CERTIFICATES REGARDING REGISTRATION
     STATEMENT. Bancshares shall have received from Bank the officers' certificates required pursuant to Section 7.4(a) hereof.

          (g) FAIRNESS OPINION. The receipt of a fairness opinion from Sandler O'Neill dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transactions contemplated by this Agreement fair to the Bancshares shareholders from a financial point of view.

          (h) DISSENTERS' RIGHTS. Bank Common Shares, the holders of which shall have taken such actions as are required by Ohio Revised Code Section 1701.85 to assert dissenters' rights, combined with fractional shares for which cash is paid and any shares that are deemed to be in contemplation of the combination when determining whether the pooling-of-interests method of accounting is appropriate under GAAP, may not exceed ten percent (10%) of the issued and outstanding Bank Common Shares.

          (i) NO DEFAULT. There shall have occurred no event constituting a default under any material indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by Bank which materially adversely affects Bank's financial condition.

          (j) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

          (k) OFFICER AGREEMENTS. Bancshares shall have entered into employment or severance agreements to take effect at the Effective Time with certain currenet officers of the Bank, all as mutually agreed upon by Bancshares and said officers (collectively, the "Officer Agreements").

     Section 8.2. CONDITIONS TO BANK'S OBLIGATIONS. The obligation of Bank to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Bank may waive the same in writing:

          (a) NO MATERIAL ADVERSE CHANGE. From December 31, 1997, through the Closing Date, there shall have been no material adverse change in the financial condition, results of operation, business or assets of Bancshares and there shall have been no occurrence or circumstance (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

          (b) OPINION OF BANCSHARES' COUNSEL. Bancshares' counsel, Squire, Sanders & Dempsey L.L.P., shall have delivered to Bank an opinion dated the Closing Date to the effect that (i) Bancshares is a corporation duly organized and in good standing under the State of Ohio, (ii) this Agreement and the Agreement of Merger have been duly executed by Bancshares and constitute the binding obligation of Bancshares, enforceable in accordance with their terms against Bancshares, (iii) the Bancshares Common Shares, when issued, shall be duly authorized, validly issued, fully paid and nonassessable, (iv) assuming that the Merger is duly authorized by Bank and its shareholders and that Bank has taken all action required to be taken by it prior to the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, accompanied by a certificate of approval from the Division in accordance with Section 1.1, the Merger will become effective and each Bank Common Share outstanding will be converted into Bancshares Common Shares in accordance with Section
     1.2 hereof.

          (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS ON CLOSING DATE. The representations and warranties made herein by Bancshares shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (provided, however, that nothing herein contained shall be construed to place any limitations upon the issuance of additional shares or other securities of Bancshares) and Bancshares shall have fully complied with all the terms and conditions hereof, and Bancshares and Citizens shall have delivered to Bank a certificate to that effect, which certificate shall be signed by the President of Bancshares and shall be in a form reasonably satisfactory to Bank.

          (d)  OFFICERS' CERTIFICATES REGARDING REGISTRATION
     STATEMENT. Bancshares shall have furnished to Bank the officers' certificates required pursuant to Section 7.4(b) hereof.

          (e) FAIRNESS OPINION. The receipt of a fairness opinion from Danielson dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transaction contemplated by this Agreement is fair to the Bank shareholders from a financial point of view.

          (f) TAX OPINION. Bank shall have obtained an opinion of its counsel, Baker & Hostetler, LLP, reasonably satisfactory in form and substance to it and dated as of Closing, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the IRC,
     (ii) no gain or loss will be recognized by Bank as a consequence of the Merger, and (iii) no gain or loss will be recognized by the shareholders of Bank pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights or paid in lieu of the issuance of fractional shares.)

          (g) ACCOUNTING TREATMENT. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

          (h) OFFICER AGREEMENTS. Bancshares and certain Bank officers shall have entered into the Officer Agreements.

     Section 8.3. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of Bancshares and Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as any of them may waive the same in writing:

          (a) ORDERS, INJUNCTIONS, ETC. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending.

          (b) NO ADVERSE GOVERNMENTAL ACTION. On or before the Closing Date, no action shall have been taken or threatened by any governmental entity which makes consummation of the Merger illegal.

          (c) COMMON SHARE REGISTRATION. The Bancshares Common Shares into which the Bank Common Shares are to be converted pursuant to this Agreement shall have been registered with the Securities and Exchange Commission and no stop order shall be threatened or in effect with respect thereto.

          (d) BLUE SKY LAWS. Pursuant to Section 7.3 hereof, Bancshares shall have filed such registration statements or applications as may be required under applicable blue sky laws and such registration statements or applications shall have become effective or approved and no stop order shall be threatened or in effect with respect thereto.

          (e) SHAREHOLDER ACTION. Prior to the Closing Date, this Agreement shall have been approved by the affirmative vote of the holders of Bank Common Shares representing a majority of the voting power and, if required, the affirmative vote of 66 % of the outstanding Bancshares Common Shares (or such lesser percentage as the Bancshares Articles of Incorporation, as then in effect, require).

          (f) REGULATORY APPROVALS. All Approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in force and all statutory waiting periods in respect thereof shall have expired and no such Approvals shall contain any conditions, restrictions or requirements which either the Bank or the Bancshares Board of Directors reasonably determines would, following the Effective Time, have a Material Adverse Effect (as such term is defined in Article IX hereof) on Bancshares and its subsidiaries taken as a whole.

     Section 8.4. CLOSING DATE. The closing ("Closing") of the transactions contemplated by this Agreement shall occur on a date mutually agreed to by Bancshares and Bank as soon as reasonably practicable after satisfaction of all the conditions set forth in Sections 8.l, 8.2 and 8.3 hereof and the expiration of all waiting periods imposed by any and all regulatory authorities (the "Closing Date").

                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT

     For purposes of this Article IX, the term "Material Adverse Effect" means an effect which (A) is materially adverse to the business, properties, financial condition or results of operations of Bank or Bancshares, as the context may dictate, and its subsidiaries taken as a whole, (B) materially impairs the ability of Bank or Bancshares, as the context may dictate to consummate the Merger or (C) enables any Person to prevent the consummation of Bank or Bancshares of the Merger; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the proximate cause of which is (i) any change in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally.

     Section 9.1. RIGHT TO TERMINATION. This Agreement may be terminated and the Merger abandoned prior to the Closing Date in the following manner:

          (a) MUTUAL CONSENT. By mutual consent of Bank and Bancshares, authorized by their respective Boards of Directors; or

          (b) BY BANK. If the Average NMS Closing Price (as defined below) of Bancshares Common Shares is less than $26.00, then Bank may, at its option, terminate this Agreement; provided however, that prior to Bank exercising any right of termination hereunder, Bancshares may, at its option, for a period of ten (10) business days, offer to distribute to Bank shareholders, in connection with the Share Exchange, an additional number of Bancshares Common Shares to (i) offset the amount by which the Average NMS Closing Price is below $26.00 plus (ii) some additional number of Bancshares Common Shares (the "Bancshares Offer). Thereafter, for a period of ten (10) business days, the Bank shall have the opportunity to accept or reject the Bancshares Offer. If the Bank rejects the Bancshares Offer, the Bank may terminate this Agreement in accordance with the provisions hereof. For purposes of this Section 9.1(b), the term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Merger.

          (c) BY BANCSHARES OR BANK. By either Bancshares or Bank (i) in the event the transactions contemplated by this Agreement are not consummated on or before March 31, 1999 or (ii) in the event of a material breach by the other party (provided, however, that the terminating party is not in material breach of this Agreement), which breach is not cured after thirty
     (30) days written notice hereof to the breaching party.

          (d) BY BANCSHARES. If Bancshares does not accept the Bank Schedules delivered pursuant to Section 5.13 hereof, then Bancshares, at its option, may terminate this Agreement in accordance with the standards set forth in this subsection (d). In addition, this Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Bancshares as follows: (i) It is intended that Bancshares will continue its due diligence review of Bank for up to 30 days after the date hereof. In the event that Bancshares' due diligence investigation of Bank and its subsidiaries discloses one or more matters which either (i) Bancshares in good faith believes in the reasonable judgment of the Board of Directors of Bancshares to be inconsistent with any of the representations and warranties of Bank and which constitute or have had or are reasonably likely to have a Material Adverse Effect (as defined above) on Bank or (ii) in the reasonable judgment of the Board of Directors of Bancshares either
     (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on Bank and its subsidiaries, taken as a whole, or (B) deviates materially and adversely from the financial statements for the year ended December 31, 1997, or the three months or six months ended March 31, 1998 or June 30, 1998, respectively, of Bank, the Board of Directors of Bancshares may elect to terminate this Plan by giving notice of termination to Bank within or at the end of the 30 day period following the date hereof; or

          (e) BY BANK. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Bank as follows: (i) it is intended that Bank will continue its due diligence review of Bancshares for up to 30 days after the date hereof. In the event that Bank's due diligence investigation of Bancshares and its subsidiaries discloses one or more matters which either (A) Bank in good faith believes in the reasonable judgment of the Board of Directors of Bank to be inconsistent with any of the representations and warranties of Bancshares and which constitute or have had or are reasonably likely to have a Material Adverse Effect on Bancshares or (B) in the reasonable judgment of the Board of Directors of Bank either (1) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on Bank and its subsidiaries, taken as a whole, or (2) deviates materially and adversely from the financial statements for the year ended December 31, 1997 or the three months or six months ended March 31, 1998 or June 30, 1998, respectively, of Bancshares, the Board of Directors of Bank may elect to terminate this Plan by giving notice of termination to Bancshares within or at the end of the 30 day period following the date hereof.

     Section 9.2. EFFECT OF TERMINATION. If for any reason this Agreement and the Agreement of Merger shall be terminated and the Merger abandoned as provided in Section 9.1, this Agreement shall become null and void, without any further action by the shareholders of either of the parties. In the event of any such termination, the Directors of Bancshares and Bank shall each direct their officers not to file this Agreement or a certificate of merger, in the offices of the Secretary of State of the State of Ohio notwithstanding favorable action by the shareholders of Bank and, if required, the shareholders of Bancshares. In the event of any such termination, neither party hereto nor any of its respective shareholders, directors, or officers shall have any obligation to the other in damages or for costs, expenses, or otherwise in connection with this Agreement or the transactions contemplated herein, other than (i) the return to Bank, by Bancshares, of all such copies of Bank's records as may have been provided to Bancshares, under Section 5.2 or other Sections of this Agreement, and the return to Bancshares, by Bank, of all such copies of Bancshares' records as may have been provided to Bank, under Section 5.2 or other Sections of this Agreement or (ii) with respect to any liabilities or damages incurred or suffered by a party as the result of a material breach by the other party of this Agreement pursuant to Section 9.1(c)(ii) hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and in any certificate delivered hereunder, other than those contained in Section 2.3 hereof, shall expire on the Closing Date and thereafter neither Bancshares nor Bank shall have any further liability or obligation with respect thereto.

     Section 10.2. REPRESENTATIONS TO THE KNOWLEDGE OF A PARTY. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

     Section 10.3. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and mailed, first class postage prepaid and addressed as follows:

     (a)  If to Bank:

        Richard R. Hollington, Jr.
        Chairman of The Ohio Bank
        Baker & Hostetler, LLP
        National City Center
        1900 E. 9th Street, Suite 3200
        Cleveland, Ohio 44114

        With copies to:

        William Appleton, Esq.
        Baker & Hostetler, LLP
        312 Walnut Street
        Cincinnati, Ohio 45202-4038

     (b)  If to Bancshares or Citizens:

        Citizens Bancshares, Inc.
        10 East Main Street
        Salineville, Ohio 43945
        Attention: Marty E. Adams

        With copies to:

        M. Patricia Oliver, Esq.
        Squire, Sanders & Dempsey L.L.P.
        4900 Key Tower
        127 Public Square
        Cleveland, Ohio 44114-1304

or at such other address or addresses as the party addressed may from time to time designate in writing. Any such notice shall be deemed given when received.

     Section 10.4. ENTIRE AGREEMENT AND MODIFICATIONS. This Agreement and all exhibits and schedules attached thereto, together with that certain Stock Option Agreement which Bancshares and Bank covenant and agree to enter into on July 23, 1998 (the "Option Agreement") and that certain voting agreement by and among some of the Bank shareholders, an executed copy of which has been delivered to Bancshares prior to the execution of this Agreement, constitute the entire agreement among Bancshares, Bank, and when executed, Interim Bank with respect to the subject matter hereof, and supersede any prior oral or written agreement and any other written or oral representations, including but not limited to the confidentiality agreement previously entered into between Bancshares and Bank. Each of Bank and Bancshares shall have the right, with the prior consent of the other, from time to time prior to the Closing Date, to supplement its respective Disclosure Schedules with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. This Agreement may be amended only by instrument in writing executed by the parties hereto and thereto and authorized as provided herein or therein. Except as provided in Section 10.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     Section 10.5. DIRECTORS' AND OFFICERS' INSURANCE. After the Effective Time, Bancshares shall and shall cause the Resulting Bank to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Bank (each, an "Indemnified Party") after the Effective Time against all losses, expenses, claims damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under Ohio law and by Bank's Articles of Incorporation and Code of Regulations as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. In addition, Bancshares shall maintain Bank's existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by Bank's D&O Insurance for a period of three (3) years after the Effective Time on terms no less favorable than those in effect on the date hereof; provided, however, that Bancshares may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof.

     Section 10.6. EXECUTION OF COUNTERPARTS; EXECUTION BY INTERIM BANK. For the convenience of the parties and to facilitate any required filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. It is understood and agreed that upon its formation by Bancshares, Interim Bank shall become a party to this Agreement and one or more of its incorporators or authorized officers (as the case may be) shall execute this Agreement and the Agreement of Merger without any further act required on the part of Bancshares or Bank.

     Section 10.7. EXPENSES. Except as otherwise provided in the Option Agreement, the parties hereto each shall bear their own expenses incurred in connection with this Agreement, including, without limitation, all fees of their respective legal counsel, financial advisers and accountants.

     Section 10.8. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     Section 10.9. EXCHANGE AGENT. Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio, as transfer agent for the Bancshares Common Shares (or such other bank or trust company as Bancshares selects) shall act as Exchange Agent in respect of the conversion of Bank Common Shares into Bancshares Common Shares.

     Section 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by any party without the written consent of the other party (ies). This Agreement shall inure to the benefit of the successors and permitted assigns of the parties hereto. If Bancshares or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancshares shall assume the obligations of Bancshares set forth in this Agreement and the Agreement of Merger.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, all as of the date first above written.

Attest:                                                     CITIZENS BANCSHARES, INC.

By: /s/ TRACEY L. REEDER                                    By: /s/ MARTY E. ADAMS
-----------------------------------------------------       -----------------------------------------------
                 Tracey L. Reeder                                            Marty E. Adams
                 Assistant Secretary                                         President and
                                                                             Chief Executive Officer

Attest:                                                     THE OHIO BANK

By: /s/ GARY COLE                                           By: /s/ RICHARD R. HOLLINGTON, JR.
-----------------------------------------------------       -----------------------------------------------
                     Gary Cole                                         Richard R. Hollington, Jr.
                     Secretary                                         Chairman

Executed as of this   day of             , 1998

Attest:                                                     "INTERIM BANK"

By: /s/ TRACEY L. REEDER                                    By: /s/ MARTY E. ADAMS
-----------------------------------------------------       -----------------------------------------------
                 Tracey L. Reeder                                            Marty E. Adams
                 Assistant Secretary                                         President and Chief Executive
                                                                             Officer

                                                                     (EXHIBIT A)

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER ("Merger Agreement") dated as of           , 1998, by
and between INTERIM BANK, an Ohio bank having its principal office at 50 East
Main Street, Salineville, Ohio 43945 ("Interim Bank"), and                , an
Ohio bank having its principal office at                ,                , Ohio
               ("Bank") and joined in by Citizens Bancshares, Inc., an Ohio corporation and registered bank holding company having its principal office at
               ,                , Ohio                ("Bancshares"), which is
the sole shareholder of Interim Bank. Interim Bank and Bank are hereinafter sometimes referred to as the "Constituent Banks."

     The respective Boards of Directors of Interim Bank and Bancshares have determined that it is advisable and in the best interests of each of the respective Constituent Banks that Interim Bank merge with and into Bank upon the terms and subject to the conditions herein provided and the Board of Directors of Bank has determined that such action is fair to, and in the best interests of, the Bank shareholders.

     The respective Boards of Directors of Interim Bank and Bank have, by resolutions duly adopted, (i) authorized this Merger Agreement as part of the plan of affiliation and merger set forth in an Agreement and Plan of Merger dated as of July , 1998 (the "Agreement") (collectively, the "Plan"), and (ii) authorized that it be executed by the undersigned officers.

     The transactions contemplated by the Plan and this Merger Agreement have been submitted to, and adopted and approved by, the shareholders of Bank.

     In consideration of the mutual agreements herein contained, the parties agree that Interim Bank shall be merged with and into Bank and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the common shares of the Constituent Banks and certain other provisions relating thereto shall be as hereinafter set forth.

                                   ARTICLE I

                                   THE MERGER

     1.01 RESULTING BANK. Subject to the terms and provisions of this Merger Agreement, and in accordance with Chapters 1101, 1115 and 1701 of the Ohio Revised Code, at the Effective Time (as defined in Section 1.07 hereof) Interim
Bank shall be merged with and into Bank (the "Merger"). The                shall
be the resulting bank (hereinafter called the "Resulting Bank") of the Merger and shall continue its existence as a bank under the laws of the State of Ohio
under the name "               ". At the Effective Time, the separate existence
of Interim Bank shall cease. The principal place of business of the Resulting
Bank shall be                ,                County, Ohio.

     1.02 EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Sections 1115.11 and 1701.82 of the Ohio Revised Code.

     1.03  ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of
Incorporation of                , as in effect immediately prior to the
Effective Time, shall become the Articles of Incorporation of the Resulting Bank until thereafter duly altered, amended, or repealed in accordance with the provisions thereof and applicable law.

     1.04  CODE OF REGULATIONS. As of the Effective Time, the Code of
Regulations of                , as in effect immediately prior to the Effective
Time, shall become the Code of Regulations of the Resulting Bank until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation of the Resulting Bank and applicable law.

     1.05 DIRECTORS OF THE RESULTING BANK. At the Effective Time, [SPECIFICS REGARDING BANK BOARD -- TO BE PROVIDED.] The names and address of the directors of the Resulting Bank are as follows: [TO BE PROVIDED.]

     1.06  OFFICERS OF THE RESULTING BANK. At the Effective Time, each person
who is an officer of                immediately prior to the Effective Time
shall remain an officer of the Resulting Bank and hold the same office as he or she held immediately prior to the Effective Time [CHECK AND UPDATE AS NEEDED]. At the Effective Time, the officers of Interim Bank will resign.

     1.07 EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Sections 1115.11 and 1701.81 of the Ohio Revised Code, upon the filing of a certificate of merger, [together with a certificate of approval from the Superintendent of the Division of Financial Institutions], with the Secretary of State of the State of Ohio. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     1.08 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Resulting Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Merger Agreement, Interim Bank and its proper officers and directors shall be deemed to have granted hereby to the Resulting Bank an irrevocable power of attorney to execute and deliver any and all assignments and assurances in law and to do all acts necessary or proper to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Resulting Bank are hereby fully authorized in the name of Interim Bank or otherwise to take any and all such action.

                                   ARTICLE II

                 CONVERSION AND EXCHANGE OF BANK COMMON SHARES;
                           FRACTIONAL SHARE INTERESTS

     2.01  CONVERSION AND EXCHANGE. At the Effective Time:

          (a) [SPECIFICS REGARDING INTERIM BANK COMMON SHARES HELD BY BANCSHARES -- TO COME.]

          (b) Other than Bank common shares as to which dissenters' rights have been exercised, all common shares of Bank that shall be issued and outstanding at the Effective Time (the "Bank Common Shares") shall thereupon and without further action be converted into and become 63.25 Bancshares common shares having the same rights and privileges as all other Bancshares Common Shares (individually hereinafter referred to as a "Bancshares Common Share" and collectively, as the "Bancshares Common Shares").

          (c) Other than as provided for in Sections 2.01[(a)] and (b) hereof, at the Effective Time, all authorized but unissued shares of Bank Common Shares shall be canceled and no stock, cash or other property shall be delivered in exchange therefor.

          (d) No fractional Bancshares Common Share or certificate or scrip therefor shall be issued as a result of the conversion of Bank Common Shares into Bancshares Common Shares. To the extent an outstanding Bank Common Share would otherwise have become a fractional Bancshares Common Share, the holder thereof shall receive, in lieu thereof, an amount of cash (rounded to the nearest whole-cent) equal to the product of such fraction multiplied by the "NMS Closing Price" of Bancshares Common Shares on the date of the Effective Time [DOVETAIL WITH FINAL PLAN LANGUAGE]. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by the Plan and by this Merger Agreement.

          (f) At the Effective Time, the share transfer books of Bank shall be closed and no transfer of Bank Common Shares shall thereafter be made or recognized. Notwithstanding any other provision of this Merger Agreement, neither Bancshares or its agent nor any party hereto shall be liable to a holder of Bank Common Shares for any amount properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) No conversion under subsection (b) of this Section 2.01 shall be made in respect of any Bank Common Share as to which a Bank shareholder has elected to exercise dissenters' rights under applicable Ohio law, if any, until such time as such rights have been lost or extinguished.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.01 AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified, or supplemented by written agreement of the Constituent Banks and Bancshares at any time prior to the Effective Time.

     3.02 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, Interim Bank, Bank and Bancshares have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.


Attest:                                                  INTERIM BANK, an Ohio bank

By                                                       By
   --------------------------------------------------       --------------------------------------------------
                     Tracey L. Reeder,                                       Marty E. Adams,
                    Assistant Secretary                                        President

Attest:
                                                         ' an Ohio bank
By                                                       By
   --------------------------------------------------          --------------------------------------------------
                   William McElwain
                      Secretary

Attest:                                                  CITIZENS BANCSHARES, INC., an Ohio corporation

By                                                       By
   --------------------------------------------------          --------------------------------------------------
                   Tracey L. Reeder                                          Marty E. Adams,
                 Assistant Secretary                                           President

                                   APPENDIX B

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

1701.85  DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

     (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of The certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

                     OPINION OF DANIELSON ASSOCIATES, INC.

                   OPINION OF OHIO BANK'S FINANCIAL ADVISOR:

     Ohio Bank retained Danielson Associates Inc. ("Danielson Associates") to advise the Ohio Bank Board of Directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer to acquire Ohio Bank. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in the connection with mergers, acquisitions, and other securities transactions; and has knowledge of, and experience with, the Ohio banking markets and banking organizations operating in those markets. Danielson Associates was selected by Ohio Bank because of its knowledge of, expertise with, and reputation in the financial services industry.

     In such capacity, Danielson Associates reviewed the Merger Agreement with respect to the pricing and other terms and conditions of the Merger, but the decision as to accepting the offer was ultimately made by the Board of Directors of Ohio Bank. Danielson Associates rendered its oral opinion to the Ohio Bank Board of Directors, which it subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Citizens offer were "fair" to Ohio Bank and its shareholders. No limitations were imposed by the Ohio Bank Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

     In arriving at its opinion, Danielson Associates (a) reviewed certain business and financial information relating to Ohio Bank and Citizens, including annual reports for the fiscal year ended December 31, 1997 and call report data from 1989 to 1997 including quarterly reports for 1998; (b) discussed the past and current operations, financial condition and prospects of Ohio Bank with its senior executives; (c) analyzed the pro forma impact of the merger on Citizens's earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for the Ohio Bank and the Citizens Common Stock and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the Merger Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

     Danielson Associates did not obtain any independent appraisal of assets or liabilities of Ohio Bank or Citizens or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by Ohio Bank or Citizens and assumed the accuracy and completeness of all such information.

     In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson Associates' opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analysis and summary description.

     In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond Ohio Bank's or Citizens's control. Any estimates contained in Danielson Associates' analyses are not necessarily indicative of the future results of value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

PRO FORMA MERGER ANALYSES

     Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of about $191 million at the time of the Merger Agreement for all of the outstanding shares of Ohio Bank Common Stock, which will be paid in Citizens common stock. The analysis evaluated, among other things, possible dilution in earnings and capital per share for Citizens Common Stock.

COMPARABLE COMPANIES

     Danielson Associates compared Ohio Bank's (a) tangible capital of 7.87% of assets as of April 30, 1998, (b) .44% of assets nonperforming as of April 30, 1998, and (c) net operating income of 1.78% of average assets for the trailing twelve month period ending March 31, 1998, with the medians for selected Ohio banks, which Danielson Associates deemed comparable. These banks included Capital Holdings, Inc., CoBancorp, Inc., Farmers and Merchants Bancorp, Inc., Intercounty Bancshares, Inc., LNB Bancorp, Inc., Mahoning National Bancorp, Inc., Peoples Bancorp, Inc., Rurban Financial Corp., Second Bancorp, Inc., Security Banc Corporation, UNB Corporation and Wayne Bancorp, Inc.. Their medians were (a) tangible capital of 9.22% of assets, (b) .33% of assets nonperforming, and (c) net operating income of 2.09% of average assets.

     Danielson Associates also compared Citizens's (a) stock price as of July 20, 1998 of 23.5 times adjusted earnings and 414% of book, (b) dividend yield based on trailing four quarters as of March 31, 1998 and stock price as of July 20, 1998 of 1.78%, (c) tangible capital as of March 31, 1998 of 8.42% of assets,
(d) non-performing assets as of March 31, 1998 equal to .12% of total assets,
(e) return on average assets during the trailing four quarters ended March 31, 1998 of 1.39% and (f) return on average equity during the same period of 15.11%, with the medians for selected banks and bank holding companies that Danielson Associates deemed to be comparable to Citizens. The selected institutions included BancFirst Ohio Corporation, First Financial Bancorp and Park National Corporation in Ohio; Area Bancshares Corporation, Community Trust Bancorp, Inc., and Mid-America Bancorp in Kentucky; and 1st Source Corporation, CNB Bancshares, Inc., First Financial Corporation, First Merchants Corporation and National City Bancshares, Inc. in Indiana. The comparable medians were (a) stock price of 22.7 times earnings and 290% of book, (b) dividend yield of 1.81%, (c) tangible capital of 8.68% of assets, (d) .36% of assets nonperforming, (e) return on average assets of 1.27% and (f) return on average equity of 12.75%. Danielson Associates also compared other income, expense, and balance sheet information of such companies with similar information about Citizens.

COMPARABLE TRANSACTION ANALYSIS

     Danielson Associates compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of Ohio Bank with earnings and capital multiples paid in acquisitions of banks in Kentucky, Maryland, Ohio, Pennsylvania and West Virginia through the opinion date. Of these, the most applicable recent transactions included Citizens/Century, National City/Fort Wayne National, Star/Trans Financial and First Commonwealth/Southwest. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 377% of Ohio Bank's March 31, 1998 book value and 28.7 times Ohio Bank's adjusted earnings for the trailing four quarters as of March 31, 1998. This compares to the median multiples of 270% of book value and 26.4 times earnings for the comparable acquisitions.

OTHER ANALYSIS

     In addition to performing the analyses summarized above, Danielson Associates also considered the general market for bank and thrift mergers, the historical financial performance of Ohio Bank and Citizens, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

     No company or transaction used in this composite analysis is identical to Ohio Bank or Citizens. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

     The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as the financial advisor to Ohio Bank, Danielson Associates is to be paid an estimated fee of about $560,000, all of which is payable upon the closing of the transaction.

     The full text of the opinion of Danielson Associates dated as of July 21, 1998, which sets forth assumptions made and matters considered, is attached
hereto as Exhibit      to this Proxy Statement/Prospectus. Ohio Bank
shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by Ohio Bank shareholders in the Merger and does not constitute a recommendation to any Ohio Bank shareholder as to how such shareholder should vote at the Shareholders Meeting.

                                   APPENDIX D

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT ("Agreement"), effective as of this 23rd day of July, 1998, by and between Citizens Bancshares, Inc. of Salineville, Ohio, an Ohio corporation ("Grantee"); and The Ohio Bank, an Ohio bank ("Grantor");

                                  WITNESSETH:

     A. Grantor and Grantee have entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), providing for their affiliation with one another.

     B. As further inducement for the parties to consummate the transactions contemplated by the Merger Agreement, Grantor wishes to grant Grantee the Option described herein.

     C. The Board of Directors of Grantor has approved the grant of the Option and the Merger Agreement prior to the date hereof.

     NOW, THEREFORE, the parties agree as follows:

     1.  DEFINITIONS.

     "Applicable Price" shall mean the higher of (i) the highest price per share of Grantor Common Stock paid for any such share by the person or groups described in the definition of a Repurchase Event, or (ii) the price per share of Grantor Common Stock received by holders of Grantor Common Stock in connection with any merger or other business combination transaction which is a Purchase Event. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Grantor, which determination shall be conclusive for all purposes of this Agreement.

     "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, imposition by a governmental entity of any condition or restriction upon the party or one of its Subsidiaries (as defined herein) which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party, or (ii) prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated by the Merger Agreement that they currently anticipate obtaining.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Grantee" shall mean Citizens Bancshares, Inc.

     "Grantor" shall mean The Ohio Bank.

     "Grantor Common Stock" shall mean Class A Common Shares, $50 par value per share.

     "Merger Agreement" shall mean the definitive agreement executed by Citizens Bancshares, Inc. and The Ohio Bank on July 22, 1998, pursuant to which the parties hereto intend to affiliate.

     "Option" shall mean the option granted by Grantor to Grantee under this Agreement.

     "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     "Purchase Event" shall mean any of the following events or transactions occurring after the date of this Agreement with respect to the Grantor:

           (i) the Grantor or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") (each hereinafter individually referred to as a "Subsidiary" and collectively, as the "Subsidiaries")), without having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Grantor shall have recommended that the shareholders of Grantor approve or accept a transaction with, any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of the Grantor or any of its Subsidiaries, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of such Grantor or any of its Subsidiaries (other than pursuant to this Agreement);

           (ii) any person (other than the Grantor in a fiduciary capacity, or Grantee or one of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 20% or more of the voting power of Grantor after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

           (iii) Grantor shall have breached this Agreement in any material respect, which breach shall not have been cured within fifteen (15) days after notice thereof is given by Grantee to Grantor;

           (iv) any person other than Grantee shall have made a bona fide Takeover Proposal to the Grantor by public announcement or written communication that is or becomes the subject of public disclosure, and following such bona fide Takeover Proposal, the shareholders of the Grantor vote not to adopt the Merger Agreement;

           (v) Grantor shall have breached the Merger Agreement following a bona fide Takeover Proposal to such Grantor or any of its Subsidiaries, which breach would entitle Grantee to terminate the Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below);

           (vi) the shareholders of Grantor shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a Takeover Proposal; or

          (vii) the Grantor Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee, its recommendation that the shareholders of Grantor approve the transactions contemplated by the Merger Agreement, or Grantor or any Grantor Subsidiary or group of Grantor Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in a Takeover Proposal with any person other than Grantee or a Grantee Subsidiary.

     If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

     "Repurchase Event" shall mean if (i) any person (other than the Grantee or any Subsidiary of the Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired actual ownership or control, of securities representing 35% or more of the voting power of Grantor, or (ii) any Acquisition Proposal shall be consummated.

     "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Grantor or any of its Subsidiaries or any proposal or offer to acquire securities representing 20% or more of the voting power of Grantor or 15% or more of the assets of Grantor, other than the transactions contemplated by the Merger Agreement. If Grantor receives an unsolicited Takeover Proposal, it shall notify Grantee promptly of the receipt of such Takeover Proposal, it being understood, however, that the giving of such notice by Grantor shall not be a condition to the right of Grantee to exercise the Option.

     2.  GRANT OF OPTION.

     Subject to the terms and conditions set forth herein, Grantor hereby grants to Grantee an unconditional, irrevocable Option to purchase up to 5.42% (i.e., 4500) shares as of the date of this Agreement) of Grantor Common Stock at an exercise price of $400 per share payable in cash as provided in Section 4. In the event the Grantor issues or agrees to issue any shares of Grantor Common Stock (other than as permitted under the Merger Agreement) at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the exercise price of the Option shall be such lesser price.

     3.  EXERCISE OF OPTION.

          (a) Unless the Grantee shall have breached in any material respect any material covenant, representation or warranty contained in this Agreement or the Merger Agreement and such breach shall not have been cured, the Grantee may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event shall have occurred with respect to the Grantor and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect
     (i) on the effective date of the transaction contemplated by the Merger Agreement, or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles), or (iii) 12 months after termination of the Merger Agreement due to a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

          (b) In the event the Grantee wishes to exercise the Option, it shall send to the Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"). If prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, the Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

     4.  PAYMENT AND DELIVERY OF CERTIFICATES.

          (a) At the closing referred to in Section 3, the Grantee shall pay to the Grantor the aggregate purchase price for the shares of Grantor Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Grantor. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of the Grantee or its assignee, transferee or designee.

          (b) At such closing, simultaneously with the delivery of funds as provided in Section 4(a), the Grantor shall deliver to the Grantee a certificate or certificates representing the number of shares of Grantor Common Stock purchased by the Grantee, and the Grantee shall deliver to the Grantor a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (c) Certificates for Grantor Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

        The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement
        dated                    , 1998, between the registered holder hereof
        and [Grantor] (a copy of which agreement is on file at the principal office of [Grantor]). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by [Grantor] of a written request therefor. The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, transferred, or hypothecated except pursuant to an opinion of counsel satisfactory to the corporation that such transfer is lawful.

     The above legend shall be removed or modified as appropriate by delivery of substitute certificate(s) without such legend if the Grantee shall have delivered to the Grantor a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended.

     5.  REPRESENTATIONS.

     The Grantor represents, warrants and covenants to the Grantee as follows:

          (a) Grantor agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
     (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor; (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice of the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Grantee to exercise the Option and Grantor duly and effectively to issue shares of Grantor Common Stock pursuant thereto; and (iv) promptly to take all action provided herein to protect the rights of the Grantee against dilution.

          (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued and fully paid.

          (c) Grantor has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by it.

          (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals) will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles, regulations or by-laws of Grantor or any agreement, instrument, judgment, decree, statute, rule or order applicable to Grantor.

     6.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     The Grantor agrees that, in the event of any change in its Grantor Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. The Grantor agrees that, in the event that any additional shares of its Grantor Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of its Grantor Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals the same percentage (as that on the date of this Agreement) of the number of shares of Grantor Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize the Grantor to breach any provision of the Merger Agreement.

     7.  TERMINATION.

     This Agreement may be terminated at any time prior to the effective date of the transaction set forth in the Merger Agreement, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval by the stockholders of the matters presented in connection with the Merger Agreement:

          (a) by mutual consent of Grantee and Grantor;

          (b) by either Grantee or Grantor if the Federal Reserve Board shall have issued an order denying approval of the transaction set forth in the Merger Agreement or if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement, or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

          (c) by either Grantee or Grantor if the transactions contemplated by the Merger Agreement shall not have been consummated on or before March 31, 1999, unless such date is extended by mutual consent of the parties hereto;

          (d) by either Grantee or Grantor if no Purchase Event has occurred and if any approval of their shareholders required for the consummation of the transactions set forth in the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly called and held meeting of shareholders or at any adjournment thereof.

          (e) by Grantor, if, on or prior to August   , 1998, Grantor terminates
     the Merger Agreement pursuant to the provisions of Section 9.1(e) thereof;
     or

          (f) by Grantor, if, on or prior to August   , 1998, Grantee terminates
     the Merger Agreement pursuant to the provisions of Section 9.1(d) thereof.

     8.  EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by any party as provided in Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) Sections 9 and 10 of this Agreement shall survive the termination and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) If a Purchase Event occurs with respect to the Grantor, then in such event Grantor shall pay to the Grantee, within five business days after a termination of this Agreement following such an event, the reasonable expenses of Grantee incurred in connection with this Agreement and the transactions set forth in the Merger Agreement, but not more than $75,000.

     9.  CONFIDENTIALITY.

     Except as and to the extent required by law, no party will disclose or use, and will direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other parties furnished or to be furnished by such other parties, or their respective representatives to the party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this section, "Confidential Information' means any information about the Merger Agreement and this Agreement as well as any information about a party stamped "confidential" or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the party or its representatives, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions set forth in the Merger Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with legal proceedings. Upon the written request of a party, each of the other parties will promptly return or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

     10.  COSTS.

     Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and in pursuing or consummating the Merger Agreement.

     11.  SEVERABILITY.

     If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit the Grantee to acquire the full number of shares of Grantor Common Stock provided in Section 2 (as adjusted pursuant to Section
6), it is the express intention of the Grantor to allow the Grantee to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     12.  MISCELLANEOUS.

          (a) Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          (b) Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, the Grantee may assign in whole or in part its rights and obligations hereunder; provided, however, that Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the Grantor Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Grantee's behalf, or (iv) any other manner approved by applicable regulatory authorities.

          (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

       If to Bancshares, to:

        10 East Main Street
        P.O. Box 247
        Salineville, Ohio 43940
        Attn: Marty E. Adams, President & CEO

       If to Ohio Bank, to:

       Richard R. Hollington, Jr., Esq.
        Baker & Hostetler, LLP
        National City Center
        1900 E. 9th Street, Suite 3200
        Cleveland, Ohio 44114
        Attn: Richard R. Hollington, Jr., Chairman

          (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ohio applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

     13.  REPURCHASE AT THE OPTION OF GRANTEE.

          (a) At the request of the Grantee at any time commencing upon the first occurrence of a Repurchase Event and ending 12 months immediately thereafter, Grantor shall repurchase from Grantee (i) the Option and (ii) all shares of Grantor Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 17 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

              (i) the aggregate purchase price paid by Grantee for any shares of Grantor Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

              (ii) the excess, if any, of (x) the Applicable Price for each share of Grantor Common Stock over (y) the exercise price (subject to adjustment pursuant to Section 6 hereof), multiplied by the number of shares of Grantor Common Stock with respect to which the Option has not been exercised; and

             (iii) the excess, if any, of the Applicable Price over the purchase price (subject to adjustment pursuant to Section 6 hereof) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Grantor Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

          (b) If Grantee exercises its rights under this section, Grantor shall, within 10 business days after the Request Date, pay the Grantor Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Grantor the Option and the certificates evidencing the shares of Grantor Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and the Option and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the repayment of all or any portion of the Repurchase Consideration Grantee shall have the ongoing option to revoke its request for repurchase pursuant to this section, in whole or in part, or to require that Grantor deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Grantor's proposed repurchase pursuant to the section, Grantor shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the purchase should apply to the Option and or Option shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to this section and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Grantor of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the purchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this section shall terminate on the date of termination of this Option.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.

                                          CITIZENS BANCSHARES, INC.

                                          By: /s/ MARTY E. ADAMS

                                            ------------------------------------
                                            Marty E. Adams, President & CEO

                                          THE OHIO BANK

                                          By: /s/ RICHARD R. HOLLINGTON, JR.

                                            ------------------------------------
                                            Richard R. Hollington, Jr., Chairman

                                   APPENDIX E

                                VOTING AGREEMENT

                                VOTING AGREEMENT

     This Voting Agreement is entered into on July 22, 1998 (this "Agreement") by and among Citizens Bancshares, Inc. ("Bancshares") and Mary H. Chandler, Annett H. Guglielmi, Marcia H. Kehres, Richard R. Hollington, Jr., Richard R. Hollington, III, Lorie H. Smith, and EKH Company, a general partnership formed under the laws of Ohio (collectively, the "Control Shareholders").

     WHEREAS, the Control Shareholders own 17,784 Class A Common Shares, par value $50 per share (the "Class A Shares"), and 19,288 Class B Common Shares, par value $50 per share (the "Class B Shares") of The Ohio Bank, a state banking association organized and existing under the banking laws of the State of Ohio (the "Bank") (all shares of such stock now owned and which may hereafter be acquired by the Control Shareholders prior to the termination of this Agreement shall be referred to herein as the "Control Shares");

     WHEREAS, Bancshares and Bank propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that an interim bank )which will be a wholly-owned subsidiary of Bancshares) will merge with and into Bank pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

     WHEREAS, it is a condition to the willingness of Bancshares to enter into the Merger Agreement that the Control Shareholders agree, and in order to induce Bancshares to enter into the Merger Agreement, the Control Shareholders have agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1

                            VOTING OF CONTROL SHARES

     1.1 VOTING AGREEMENT. The Control Shareholders hereby agree that during the time this Agreement is in effect, any meeting of the shareholders of Bank, however called, and in any action by consent of the shareholders of Bank, they shall vote their Control Shares: (i) in favor of the Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Bank and any person or entity other than Bancshares, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Bank under the Merger Agreement or that would result in any of the conditions to the obligations of Bank under the Merger Agreement not being fulfilled.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     The Control Shareholders hereby represent and warrant to Bancshares as follows:

     2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of them has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby. The general partners of EKH are Mary H. Chandler, Annett H. Guglielmi, Marcia H. Kehres, and Richard R. Hollington, Jr. This Agreement has been duly and validly executed and delivered by the Control Shareholders and constitutes a legal, valid and binding obligation of them, enforceable against them in accordance with its terms. Richard R. Hollington, Jr., as a general partner of EKH, is hereby authorized to sign this Agreement on behalf of EKH.

     2.2 MAJORITY VOTING POWER. The Control Shares collectively represent a majority of the voting power of the outstanding shares of all classes of capital stock of the Bank. Class A Shares have one vote per share, and Class B Shares have 20 votes per share, pursuant to the Articles of Incorporation of the Bank.

     2.3  NO CONFLICT.

          (a) The execution and delivery of this Agreement by the Control Shareholders do not, and the performance of this Agreement by them will not
     (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Control Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Control Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Control Shareholder is a party or by which any such Control Shareholder or any Control Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Control Shareholder of his, her or its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by the Control Shareholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

     2.4 TITLE TO THE CONTROL SHARES. Each Control Shareholder is the owner of the number and class of Control Shares specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. No Control Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Control Shares. Each Control Shareholder has sole voting power with respect to his, her or its Control Shares.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1  TERMINATION. This Agreement shall terminate on the earlier to occur of
(i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

     3.2 SPECIFIC PERFORMANCE. The Control Shareholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Bancshares shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

     3.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

     3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

     3.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute on and the same agreement.

     3.8 ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

     3.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

                                             CITIZENS BANCSHARES, INC.

                                             By: /s/ Mct E.R
                                             Its: Pres CEO


MARY H. CHANDLER                                             EKH COMPANY
/s/ Mary H. Chandler                                         By: /s/ Richard R. Hollington, Jr.
                                                             Richard R. Hollington, Jr.
ANNETT H. GUGLIELMI                                          General Partner
/s/ Annett H. Guglielmi
                                                             RICHARD R. HOLLINGTON, JR.
MARCIA H. KEHRES                                             /s/ Richard R. Hollington, Jr.
/s/ Marcia H. Kehres
                                                             LORIE H. SMITH
RICHARD R. HOLLINGTON III                                    /s/ Lorie H. Smith
/s/ Richard R. Hollington III

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

          Section 33 of the Code of Regulations of Citizens Bancshares, Inc. states as follows:

          Section 33. Indemnification. The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is serving or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgment fines, and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnities' rights in the event that Ohio law and Bancshares' Code of Regulations are further changed. Pursuant to the agreements, indemnities receive the highest available of the following: (i) the benefits provided by Bancshares' Code of Regulations as of the date of the agreement; (ii) the benefits provided by Bancshares' Code of Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Bancshares exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Bancshares; (vi) the benefits which would have been available to the indemnitee under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  2           Amended and Restated Agreement and Plan of Merger, dated as of July 22, 1998, between Citizens Bancshares, Inc., The
              Ohio Bank and Interim Bank (included as Appendix A to the
              Proxy Statement/Prospectus)
  3.1         Registrant's Fifth Amended Articles of Incorporation
              (incorporated by reference to Exhibit 3(1) of Form S-4
              Registration Statement No. 333-60741)
  3.2         Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3(2) of Form S-4 Registration
              Statement No. 0-18209 of the Registrant)
  3.3         Amendment to the Registrant's Fifth Amended and Restated
              Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(3) of Form S-4 Registration Statement
              No. 333-60741)
  3.4         Amendment to the Code of Regulations of the Registrant
              (incorporated by reference to Exhibit 3(4) of Form S-4
              Registration Statement No. 333-60741)
  5           Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality
  8           Opinion of Baker & Hostetler, LLP regarding tax matters [to be filed by amendment]
  9           Voting Agreement, dated as of July 22, 1998, by and among
              Citizens Bancshares, Inc. and Mary H. Chandler, Annett H.
              Guglielmi, Marcia H. Kehres, Richard R. Hollington, Jr.,
              Richard R. Hollington III, Lorie H. Smith and EKH Company
              (included as Appendix E to the Proxy Statement/Prospectus)
 10           Stock Option Agreement, dated as of July 23, 1998, by and
              between Citizens Bancshares, Inc. and the Ohio Bank
              (included as Appendix D to the Proxy Statement/Prospectus)
 23.1         Consent of Squire, Sanders & Dempsey L.L.P. (included in
              Exhibit 5)
 23.2         Consent of Baker & Hostetler, LLP [to be filed by amendment]
 23.3         Consent of Danielson Associates, Inc.
 23.4         Consent of PricewaterhouseCoopers LLP
 23.5         Consent of Crowe, Chizek and Company LLP
 23.6         Consent of Crowe, Chizek and Company LLP
 23.7         Consent of SR Snodgrass
 99           Proxy card of The Ohio Bank

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating tot he securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3; and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio on September 15, 1998.

                                          CITIZENS BANCSHARES, INC.

                                          By: /s/ MARTY E. ADAMS

                                            ------------------------------------
                                                       Marty E. Adams
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MARTY E. ADAMS                                                      September 15, 1998
-----------------------------------------------------      --------------------------------------------
Marty E. Adams                                             Date
President, Chief Executive Officer and Director

/s/ WILLIAM L. WHITE, III                                               September 15, 1998
-----------------------------------------------------      --------------------------------------------
William L. White, III                                      Date
Chief Financial Officer and Principal Accounting
Officer

/s/ JAMES C. MCBANE                                                     September 15, 1998
-----------------------------------------------------      --------------------------------------------
James C. McBane                                            Date
Director

/s/ FRED H. JOHNSON, III                                                September 15, 1998
-----------------------------------------------------      --------------------------------------------
Fred H. Johnson, III                                       Date
Director

/s/ KEITH D. BURGETT                                                    September 15, 1998
-----------------------------------------------------      --------------------------------------------
Keith D. Burgett                                           Date
Director

/s/ WILLARD L. DAVIS                                                    September 15, 1998
-----------------------------------------------------      --------------------------------------------
Willard L. Davis                                           Date
Director

/s/ FRED H. JOHNSON                                                     September 15, 1998
-----------------------------------------------------      --------------------------------------------
Fred H. Johnson                                            Date
Director

/s/ KENNETH E. MCCONNELL                                                September 15, 1998
-----------------------------------------------------      --------------------------------------------
Kenneth E. McConnell                                       Date
Director


/s/ GLENN F. THORNE                                     September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Glenn F. Thorne                                           Date
Director

/s/ GERARD P. MASTROIANNI                               September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Gerard P. Mastroianni                                     Date
Director

/s/ ELDEN L. SURBEY                                     September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Elden L. Surbey                                           Date
Director

/s/ DEL E. GOEDEKER                                     September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Del E. Goedeker                                           Date
Director

/s/ CHARLES J. HOMAN                                    September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Charles J. Homan                                          Date
Director

/s/ JOSEPH W. TOSH, II                                  September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Joseph W. Tosh, II                                        Date
Director

/s/ H. LEE KINNEY                                       September 15, 1998
------------------------------------------------------  -------------------------------------------------------
H. Lee Kinney                                             Date
Director

/s/ LEE A. SMITH                                        September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Lee A. Smith                                              Date
Director of The Citizens Banking Company

/s/ JONATHAN A. LEVY                                    September 15, 1998
------------------------------------------------------  -------------------------------------------------------
Jonathan A. Levy                                          Date
Director of The Citizens Banking Company

                                 EXHIBIT INDEX

 EXHIBIT                                                                    PAGE
   NO.                             DESCRIPTION                              NO.
 -------                           -----------                              ----
   2       Amended and Restated Agreement and Plan of Merger, dated as of July 22, 1998, between Citizens Bancshares, Inc., The
           Ohio Bank and Interim Bank (included as Appendix A to the
           Proxy Statement/Prospectus)
   3.1     Registrant's Fifth Amended Articles of Incorporation
           (incorporated by reference to Exhibit 3(1) of Form S-4
           Registration Statement No. 333-60741)
   3.2     Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3(2) of Form S-4 Registration
           Statement No. 0-18209 of the Registrant)
   3.3     Amendment to the Registrant's Fifth Amended and Restated
           Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(3) of Form S-4 Registration Statement
           No. 333-60741)
   3.4     Amendment to the Code of Regulations of the Registrant
           (incorporated by reference to Exhibit 3(4) of Form S-4
           Registration Statement No. 333-60741)
   5       Opinion of Squire, Sanders & Dempsey L.L.P. regarding
           legality
   8       Opinion of Baker & Hostetler, LLP regarding tax matters [to be filed by amendment]
   9       Voting Agreement, dated as of July 22, 1998, by and among
           Citizens Bancshares, Inc. and Mary H. Chandler, Annett H.
           Guglielmi, Marcia H. Kehres, Richard R. Hollington, Jr.,
           Richard R. Hollington III, Lorie H. Smith and EKH Company
           (included as Appendix E to the Proxy Statement/Prospectus)
  10       Stock Option Agreement, dated as of July 23, 1998, by and
           between Citizens Bancshares, Inc. and the Ohio Bank
           (included as Appendix D to the Proxy Statement/Prospectus)
  23.1     Consent of Squire, Sanders & Dempsey L.L.P. (included in
           Exhibit 5)
  23.2     Consent of Baker & Hostetler, LLP [to be filed by amendment]
  23.3     Consent of Danielson Associates, Inc.
  23.4     Consent of PricewaterhouseCoopers LLP
  23.5     Consent of Crowe, Chizek and Company LLP
  23.6     Consent of Crowe, Chizek and Company LLP
  23.7     Consent of SR Snodgrass
  99       Proxy card of The Ohio Bank